As filed with the Securities and Exchange Commission on October 2, 2020

Investment Company Act File No. 811-23460

U.S. SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-2

(Check Appropriate Box or Boxes)

☒ REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

☒ Amendment No. 2

IDR Core Property Index Fund Ltd
(Exact Name of Registrant as Specified in the Charter)

1111 E. Superior Ave.

Suite 1100
Cleveland, OH 44114
(Address of Principal Executive Offices)

(216) 622-0004
(Registrant’s Telephone Number, Including Area Code)

Gary A. Zdolshek
IDR Investment Management, LLC
1111 E. Superior Ave.

Suite 1100
Cleveland, OH 44114
(Name and address of agent for service)

COPIES TO:

John J. Mahon, Esq.
Schulte Roth & Zabel LLP
901 Fifteenth Street, NW, Suite 800
Washington, D.C. 20005
Tel: (202) 729-7470
Fax: (202) 730-4520

This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “1940 Act”). Shares in the Registrant are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of, and/or Regulation D under, the Securities Act. Investments in the Registrant may only be made by individuals or entities meeting the definition of an “accredited investor” set forth in Regulation D under the Securities Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interest in the Registrant.

IDR CORE PROPERTY INDEX FUND LTD
CROSS REFERENCE SHEET
PARTS A AND B

ITEM NO.	REGISTRATION STATEMENT CAPTION	CAPTION IN PART A OR PART B
1.	Outside Front Cover	Not Required
2.	Cover Pages; Other Offer Information	Not Required
3.	Fee Table and Synopsis	Fee Table
4.	Financial Highlights	Not Required
5.	Plan of Distribution	Not Required
6.	Selling Stockholders	Not Required
7.	Use of Proceeds	Not Required
8.	General Description of the Registrant	General Description of the Registrant
9.	Management	Management
10.	Capital Stock, Long-Term Debt, and Other Securities	Capital Stock, Long-Term Debt, and Other Securities
11.	Defaults and Arrears on Senior Securities	Defaults and Arrears on Senior Securities
12.	Legal Proceedings	Legal Proceedings
13.	Table of Contents of the Statement of Additional Information, or SAI	Table of Contents of Statement of Additional Information
14.	Cover Page of SAI	Cover Page
15.	Table of Contents	Table of Contents
16.	General Information and History	Not Applicable
17.	Investment Objective and Policies	Investment Objective and Policies
18.	Management	Management
19.	Control Persons and Principal Holders of Securities	Control Persons and Principal Holders of Securities
20.	Investment Advisory and Other Services	Investment Manager and Other Services
21.	Portfolio Managers	Portfolio Managers
22.	Brokerage Allocation and Other Practices	Brokerage Allocation and Other Practices
23.	Tax Status	Tax Status
24.	Financial Statements	Financial Statements and Exhibits

PART C

The information required to be included in Part C is set forth under the appropriate Item, so numbered, in Part C of the Registration Statement.

PART A

Responses to Items 1, 2, 3.2, 4, 5, 6 and 7 of Part A have been omitted pursuant to Paragraph 3 of Instruction G of the General Instructions to Form N-2.

ITEM 3.         FEE TABLE

The following table describes the fees and expenses that a stockholder (each, a “Stockholder” and collectively, the “Stockholders”) in IDR Core Property Index Fund Ltd, a Maryland corporation (the “Fund”), will bear directly or indirectly. Some of the percentages indicated in the table below are estimates and may vary. Except where the context suggests otherwise, whenever this Registration Statement contains a reference to fees or expenses paid by “you,” “us”, the “Fund” or “IDR Core Property Index Fund Ltd” or that “we” will pay fees or expenses, Stockholders will indirectly bear such fees or expenses as a result of the shares of the Fund’s Class A or Class B common stock, each par value $0.001 per share (the “Common Stock”), that they hold.

Stockholder Transaction Expenses

Maximum Sales Load(2)	–
Distribution Reinvestment Plan Fees(3)	–

Annual expenses (as a percentage of average net assets attributable to Common Stock)(1)(6)

Management Fee(4)	0.40%
Other Expenses(5)	0.15%
Acquired Fund Fees and Expenses	–
Total Annual Expenses	0.55%

Example

The following example demonstrates the projected dollar amount of total expenses that would be incurred over various periods with respect to a hypothetical investment in the Common Stock. In calculating the following expense amounts, the Fund has assumed (i) reinvestment of all dividends and distributions at net asset value and (ii) that the Fund’s annual expenses would remain at the percentage levels set forth in the table above, except to reduce annual expenses to reflect the completion of organization expense amortization.

	1 Year	3 Years	5 Years	10 Years
You would pay the following expenses on a $1,000 investment, assuming a 5.0% annual return:	$4.63	$15.66	$28.86	$67.31

(1)	The amounts provided above assume that the Fund has average net assets of $150,000,000 million during the following twelve month period. Actual expenses will depend on the number of shares of the Fund’s Class A Common Stock (the “Common Shares”) that the Fund sells during such period, and its resulting net assets. For example, if the Fund were to sell fewer Common Shares in the coming months, its expenses as a percentage of its average net assets would be significantly higher. The Fund does not currently intend to utilize leverage or issue preferred stock for investment purposes. There can be no assurance that the Fund will sell sufficient Common Shares to have net assets of $150,000,000 million in the coming months.
(2)	The Fund does not currently expect to retain an underwriter, dealer manager or broker dealer in connection with the offer and sale of the Common Shares. As a result, it is not expected that there will be any sales load or other discounts or commissions charged in connection with the sale of the Common Shares.
(3)	No commission or fees will be assessed pursuant to the Fund’s distribution reinvestment plan.
(4)	Pursuant to an investment advisory agreement (the “Management Agreement”) with the Fund’s investment adviser, IDR Investment Management, LLC (the “Manager”), the Fund will pay the Manager a management fee (defined below), payable quarterly in arrears, and calculated at an annual rate of 0.40% of its net assets at the end of the most recently completed calendar quarter. The Manager has agreed to waive 0.10% of its management fee that it would otherwise be entitled to under the Management Agreement during the first 24 months following the Fund’s initial closing. As a result, the base management fee due under the Management Agreement will be 0.30% during such period.
(5)	Pursuant to an administration agreement (the “Administration Agreement”) with the Manager, the Manager provides, or arranges for the provision of, the administrative services necessary for the Fund to operate. In accordance with the Administration Agreement, the Fund has agreed to reimburse the Manager for the expenses it incurs on the Fund’s behalf in connection with providing such administrative services, including the Fund’s allocable portion of the salaries of any administrative personnel retained by the Manager that provide services to the Fund, as well as the allocable portion of overhead, including rent, attributable to such administrative personnel. The

Manager may provide such administrative services directly, or engage one or more sub-administrators to provide such administrative services to the Fund on its behalf. The “Other Expenses” are based on estimated amounts for the current fiscal year. The Manager may defer all or a portion of any administrative expenses in its sole discretion for up to five years from the date such expenses were initially incurred.
(6)

Amounts shown do not include the indirect fees and expenses of the real estate investment vehicles (the “Eligible Component Funds”) that comprise the NCREIF Fund Index — Open End Diversified Core Equity X (the “NFI-ODCE X” or the “NFI-ODCE X Index”), in which the Fund intends to invest. These Eligible Component Funds are typically investing in interests in real estate, including mortgages and other interests therein, through entities qualifying as real estate investment trusts, or “REITs” for federal income tax purposes. The fees and other expenses charged by such Eligible Component Funds (as disclosed by the institutional asset managers to such funds), typically range between 0.40% and 1.25%. These fees and expenses represent the operating expenses of the Eligible Component Funds (i.e., management fees, administration fees and professional and other direct, fixed fees and expenses of the Eligible Component Funds). The fees and expenses are estimated based, in large part, on the operating history of the Eligible Component Funds, which may change substantially over time and, therefore, significantly affect such expense. Additionally, the fees and expenses are based on estimated amounts for the current fiscal year. Actual fees and expenses may be greater or less than those shown.

The example in the table above should not be considered a representation of our future expenses, and actual expenses may be greater or less than those shown. The foregoing table and example is intended to assist you in understanding the costs and expenses that a Stockholder will bear directly or indirectly. While the example assumes, as required by the SEC, a 5.0% annual return, our performance will vary and may result in a return greater or less than 5.0%. For a more complete description of the various fees and expenses borne directly by the Fund, please see Items 9.1(b), 9.1(d) and 9.1(f).

ITEM 8.         GENERAL DESCRIPTION OF THE REGISTRANT

The Fund is a recently formed Maryland corporation registered under the Investment Company Act of 1940, as amended (the “1940 Act”), that operates as a closed-end non-diversified, management investment company. The Fund intends to elect to be treated for U.S. federal income tax purposes, and to qualify annually thereafter, as a “real estate investment trust” pursuant to the Internal Revenue Code of 1986, as amended (the “Code”) Sections 856 through 860 (a “REIT”).

An investment in the Fund’s Common Shares is not suitable for investors that require short-term liquidity:

•	The Fund’s Common Shares have no history of public trading and will not be publicly traded and you should not expect to be able to sell your shares regardless of how the Fund performs.

•	If you are able to sell your Common Shares, you will likely receive less than your purchase price.

•	Common Shares are not currently listed on any securities exchange, and you should not rely on a secondary market in the Common Shares developing in the foreseeable future, if ever.

•	The Fund intends to, but is not obligated to, implement a share repurchase program, but only a limited number of Common Shares will be eligible for repurchase by the Fund. See “Share Repurchase Program and Redemption Shares” below.

•	You will have no right to require the Fund to repurchase your Common Shares or any portion thereof, or to redeem your Redemption Shares or any portion thereof. See “Share Repurchase Program and Redemption Shares” below.

Accordingly, you may be unable to sell your Common Shares and receive proceeds for an indefinite period of time.

The Manager

The Fund is managed by the Manager, IDR Investment Management, LLC, which is registered as an investment adviser with the Securities and Exchange Commission (the “SEC”) under the Investment Advisers Act of 1940, as amended (the “Advisers Act”). The Manager is owned by its key investment professionals through an affiliate of Investors Diversified Realty, LLC (“IDR”) and by USAA Real Estate Company, LLC (“USAA Realco”).

The Administrator

Pursuant to the Administration Agreement, the Manager also serves as the Administrator. The Administrator provides, or arranges for the provision of, the administrative services necessary for the Fund to operate. In accordance with the Administration Agreement, the Fund has agreed to reimburse the Administrator for the expenses it incurs on the Fund’s behalf in connection with providing such administrative services, including the Fund’s allocable portion of the salaries of any administrative personnel retained by the Administrator that provide services to the Fund, as well as the allocable portion of overhead, including rent, attributable to such administrative personnel. The Administrator may provide such administrative services directly, or engage one or more sub-administrators to provide such administrative services to the Fund on its behalf.

INVESTMENT OBJECTIVE AND STRATEGY

Investment Objective

The Fund’s investment objective is to employ an indexing investment approach that seeks to track the NCREIF Fund Index — Open End Diversified Core Equity X (the “NFI-ODCE X” or the “NFI-ODCE X Index”) on a net-of-fee basis while minimizing tracking error. The Fund will pursue its investment objective by investing primarily in real estate investment vehicles that comprise the NFI-ODCE X Index (the “Eligible Component Funds”), actively managing allocations to such Eligible Component Funds to approximate the relative weighting of such Eligible Component Funds within the NFI-ODCE X Index, and investing in short-term temporary investments and cash equivalents on an interim basis pending investment in Eligible Component Funds. In accordance with the foregoing, pending investment in Eligible Component Funds, the Fund may invest excess cash in cash equivalents, U.S. government securities or high-quality debt securities maturing in one year or less from the time of investment. The Fund will attempt to replicate the target index by investing all, or substantially all, of its assets in the Eligible Component Funds that make up the NFI-ODCE X Index, holding each Eligible Component Fund in approximately the same proportion as its weighting in the NFI-ODCE X Index. The Fund anticipates  investing, under normal circumstances, at least 80% of its total assets in Eligible Component Funds that comprise the NFI-ODCE X Index. There can be no assurance the Fund will achieve its investment objective.

The NFI-ODCE X Index

The NCREIF Fund Index — Open End Diversified Core Equity (the “NFI-ODCE”) is the first fund index promulgated by the National Council of Real Estate Investment Fiduciaries (“NCREIF”). The NFI-ODCE is an index of investment returns reporting on both a historical and current basis the results of open-end commingled funds pursuing a core real estate investment strategy, some of which have performance histories dating back to the 1970s.

The NFI-ODCE is currently comprised of twenty-five component funds (the “Component Funds”). These Component Funds are generally defined as funds which purchase the four main property types

(office, retail, apartments and industrial) in the U.S. using less than 35% leverage. The NFI-ODCE performance is reported on a capitalization-weighted and equal-weighted basis and returns are reported gross and net of fees. Performance measurement and reporting is time-weighted. The Manager has signed a licensing agreement with NCREIF to also provide the NFI-ODCE X Index as a secondary index which tracks only “Eligible Component Funds” (i.e., only those Component Funds that are not considered “group trusts”) that rely on Internal Revenue Service’s Revenue Ruling 81-100, as modified, from time to time, by the Internal Revenue Service. Under the above Revenue Ruling, the only investors that are permitted to invest in such group trusts are U.S. public and private pension plans and individual retirement accounts. The NFI-ODCE X Index is designed to provide investors that are not able to access all Component Funds in the NFI-ODCE Index a more accurate index to benchmark their core holdings.

The table below outlines the inclusion criteria for the NFI-ODCE Index, which similarly apply to each of the Eligible Component Funds comprising the NFI-ODCE X Index.

Figure 1: Summary Guidelines for Inclusion in the NFI-ODCE Index1

Minimum Criteria
Real Estate	At least 80% of market value of gross assets (i.e., total assets) is invested in real estate (no more than 20% of such assets invested in cash and/or cash equivalents).
Investments	At least 80% of market value of real estate net assets in private equity real estate properties (no more than 20% of such assets invested in, but not limited to, property debt, public company equity/debt) or other operating business equity/debt.
Region	At least 95% of market value of real estate net assets in U.S. markets.
Property Types	At least 75% of market value of real estate gross assets invested in office, industrial, apartment and retail property types and must invest in three of the four major property types with a 5% gross asset value (i.e., total asset value) minimum required investment in each of the four major property types.
Life Cycle	At least 75% of market value of real estate net assets invested in operating properties no more than 25% of such assets invested in, but not limited to, (pre)development/redevelopment or initial leasing/lease-up cycles.
Leverage	No more than 35% leverage. Leverage is defined as the ratio of total debt, grossed-up for ownership share of off-balance sheet debt, to the Component Fund’s total assets, also which are grossed-up for such off balance sheet data.
Diversification	No more than 60% (± for market forces2) of market value of real estate gross assets in one property type or one region as defined by the NCREIF Property Index (“NPI”).
Fund Size	No limit.

1 National Council of Real Estate Investment Fiduciaries (NCREIF).

2 “Market forces” refers to large market driven events, which as a result of valuation “swings” as computed by the NFI-ODCE Index, may cause a Component Fund included in the NFI-ODCE Index to no longer meet the minimum criteria to be included in the NFI-ODCE Index for a period of time, until the valuations return to pre-swing valuations.

Risk/Return	Core funds only[3].
Reporting	Annual audit.

The Manager believes that a review of the performance of individual Component Funds is required to compare an indexing strategy versus selecting individual Component Funds. In particular, the difference between the best-performing Component Fund and worst-performing Component Fund has averaged 9.02% since 2001. Additionally, during times of extreme market stress or disruption, such as the financial crisis in 2008/2009, divergence has been significantly higher at 29.00%. This suggests that the Component Funds have very different return performance even though they all adhere to similar core equity investment strategies. The following table illustrates historical returns of NFI-ODCE (net of underlying component fund managent fee) and the divergence of Component Funds by year.

Figure 2: NFI-ODCE Component Fund Divergence4

The information provided in Figure 2 highlights the potential difference between investing across the entire NFI-ODCE Index and investing in a single Component Fund which is included as part of the NFI-ODCE Index, given the variability in returns between the various Component Funds.

FUNDAMENTAL INVESTMENT POLICIES

The policies identified as fundamental in the paragraphs below, along with the Fund’s investment objective and concentration policy, are its only fundamental policies. Fundamental policies may not be changed without the approval of the holders of a majority of the Fund’s outstanding voting securities, as defined in the 1940 Act.

3 “Core funds” refers to diversified, core equity open end real estate funds that meet the minimum criteria for inclusion in the NFIODCE Index (i.e. real estate, investments, region, property types, life cycle, leverage, and diversification).

4 National Council of Real Estate Investment Fiduciaries (NCREIF), 2001 - 2018.

As a matter of fundamental policy, the Fund will not: (1) act as an underwriter of securities of other issuers (except to the extent that it may be deemed an “underwriter” of securities it purchases that must be registered under the Securities Act before they may be offered or sold to the public); (2) sell securities short (except with regard to managing the risks associated with publicly-traded securities the Fund may hold in its portfolio); (3) purchase securities on margin (except to the extent that the Fund may purchase securities with borrowed money); or (4) engage in the purchase or sale of commodities or commodity contracts, including futures contracts (except where necessary in working out distressed investment situations or in hedging the risks associated with interest rate fluctuations, and, in such cases, only after all necessary registrations (or exemptions from registration) with the Commodity Futures Trading Commission have been obtained). Furthermore, as a matter of fundamental policy, the Fund may make loans and purchase or sell real estate and real estate mortgage loans, except as prohibited under the 1940 Act, the rules and regulations thereunder (except as permitted by an exemption therefrom), as such statute, rules or regulations may be amended or interpreted by the SEC from time to time.

The Fund has also adopted a fundamental policy with respect to concentration in which it must, under normal market conditions, invest more than 25% of its total assets in real estate investment vehicles or companies that otherwise operate in the real estate industry. As with its other fundamental policies referenced above, the Fund must obtain Stockholder approval prior to changing this policy, thus limiting its flexibility to liquidate its real estate investment vehicle investments in the future should market conditions warrant.

In addition to the foregoing fundamental policy, the Fund, as a matter of fundamental policy, anticipates investing, under normal circumstances, at least 80% of its total assets in Eligible Component Funds that comprise the NFI-ODCE X Index.

Additionally, in no case will the terms of any side letter that the Fund may enter into with a Stockholder be adopted as a fundamental policy of the Fund. As a result, the terms of such side letters, if any, may be modified solely with the consent of the Stockholders that are parties thereto. Finally, while the Fund intends to conduct periodic repurchase offers from time to time, it has not adopted a fundamental policy to do so. As a result, any such repurchase offers remain in the sole discretion of Board of Directors of the Fund (the “Board”). See “Share Repurchase Program and Redemption Shares” below.

PRIVATE PLACEMENTS AND REPURCHASES OF COMMON SHARES

The Fund intends to conduct one or more private offerings (each, a “Private Placement”) of its Common Shares from time to time in order raise capital to invest in accordance with its investment objective. The Fund intends to conduct such Private Placements in conformity with Section 4(2) under the Securities Act of 1933, as amended (the “Securities Act”), or Regulation D promulgated thereunder, in order to permit the offer, issuance and sale of its Common Shares in connection therewith without registration under the Securities Act.

Eligible Investors

Common Shares will be offered only to eligible investors. This means that to purchase Common Shares of the Fund, a prospective Stockholder will be required to certify that the Common Shares are being acquired by an “accredited investor”, as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. An “accredited investor” includes, among other investors, a natural person who has a net worth (or a joint net worth with that person’s spouse), excluding the value of such natural person’s primary residence, immediately prior to the time of purchase in excess of $1 million, or income in excess of $200,000 (or joint income with the investor’s spouse in excess of $300,000) in each of the two preceding years and has a reasonable expectation of reaching the same income level in the current year, and certain legal entities with total assets exceeding $5 million. Existing Stockholders seeking to purchase additional Common Shares will be required to qualify as eligible investors at the time of the additional purchase. The Manager may from time to time impose stricter or less stringent eligibility requirements. Common Shares may not be purchased by nonresident aliens, foreign corporations, foreign partnerships, foreign trusts or foreign estates, all as defined in the Code.

Investor Subscriptions and Capital Calls

The Fund intends to accept subscriptions from investors in connection with each Private Placement, pursuant to which such investors will commit to purchase up to an aggregate dollar amount of the Common Shares from time to time in one or more draw-downs of capital by the Fund. The Fund will generally draw down capital from subscribing investors and issue Common Shares to such investors on a quarterly basis (each, a “Capital Call”), depending upon availability of investments in Eligible Component Funds and the overall weighting of the Fund’s portfolio relative to the NFI-ODCE X Index. A portion of the proceeds of such Capital Calls may also be used by the Fund to pay expenses, including any fees or expenses payable to the Manager under the Management Agreement or Administration Agreement. The Fund will provide subscribing investors with no less than five (5) business days’ prior written notice of a Capital Call prior to the date on which any such capital contribution is due. Such Common Shares will initially be issued at a purchase price equal to $10 per Common Share, and thereafter at a purchase price equal to the Fund’s then current net asset value per Common Share. As a result, the number of Common Shares investors will receive in connection with each Capital Call will vary depending upon the Fund’s then current net asset value per Common Share.

Share Repurchase Program and Redemption Shares

Beginning with the first calendar quarter following the one-year anniversary of the date that the Fund conducts its initial closing and acceptance of subscriptions, and on a quarterly basis thereafter, the Fund intends to offer to repurchase Common Shares on such terms as may be determined by its Board of Directors (the “Board”), in its sole discretion, unless, in the judgment of the Board, such repurchases would not be in the Fund’s best interests or would violate applicable law (the “Share Repurchase Program”). The Fund will conduct such repurchase offers in accordance with the requirements of Regulation 14E and Rule 13e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in reliance on Section 4(2) under the Securities Act, or Regulation D thereunder, the Securities Act and Section 23(c)(1) the 1940 Act. Any offer to repurchase shares will be conducted solely through tender offer materials delivered to each Stockholder and is not being made through this Registration Statement. In accordance with the requirements of Regulation M, the Fund will not issue new Common Shares while a repurchase offer remains open.

The Fund will limit the number of Common Shares to be repurchased under the Share Repurchase Program in any calendar year to 20% of the weighted average number of Common Shares outstanding in the prior calendar year, or 5% in each quarter, though the actual number of Common Shares that the Fund offers to repurchase may be less in light of the limitations noted below. While the Fund may, at the discretion of the Board, use cash on hand, cash available from borrowings and cash from the sale of investments as of the end of the applicable quarter to repurchase Common Shares, given the illiquid nature of the Fund’s investments, it generally expects to issue redeeming Stockholders shares of its Class B Common Stock (the “Redemption Shares”) on a one for one basis for each of its Common Shares repurchased in connection with the Share Repurchase Program. The Fund expects to issue such Redemption Shares in connection with such repurchase offers in accordance with Section 4(2) under the Securities Act or Regulation D promulgated thereunder in order to permit the offer and issuance of such Redemption Shares without registration under the Securities Act.

Each Redemption Share will have the same net asset value and be entitled to the same distributions as each of the Fund’s Common Shares while outstanding. Such Redemption Shares will be redeemable at the Fund’s discretion at their then current net asset value per Redemption Share, and the Fund will generally commit, in connection with each repurchase offer to use any available funds, either from new investor subscriptions or the disposition of the Fund’s investments, to redeem such Redemption Shares within one year after their issuance. Pursuant to the Charter, the Fund will redeem Redemption Shares in the order in which they were issued, provided, that to the extent the Fund redeems less than the full number of Redemption Shares issued on a specific date, it will do so on a pro rata basis. The Fund intends to treat the Redemption Shares as a “senior security” for purposes of the 1940 Act. As a result, the Fund must generally have an asset coverage ratio of at least 200%, taking into account the aggregate repurchase obligation with respect to its outstanding Redemption Shares and any other senior securities it may have outstanding, which will limit the number of Redemption Shares the Fund may have outstanding at any one time. In addition, in accordance with the 1940 Act, at any time the Fund has Redemption Shares outstanding, two of the members of its Board will be designated as subject to election by the holders of such outstanding Redemption Shares, voting as a separate class. A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (a) 67% or more of such company’s voting securities present at a meeting if more than 50% of the outstanding voting securities of such company are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of such company.

In connection with its consideration of whether to offer to exchange Common Shares for Redemption Shares, the Board will consider any requests it has received from Stockholders. If the amount of repurchase requests exceeds the number of Common Shares the Fund seeks to repurchase, the Fund will repurchase or exchange such Common Shares on a pro rata basis. As a result, the Fund may repurchase less than the full amount of Common Shares that a Stockholder requests to have repurchased. Further, the Fund will not be obligated to repurchase Common Shares or redeem Redemption Shares issued in any repurchase offers if doing so would violate restrictions on distributions under applicable federal or Maryland law, including Section 2-311 of the Maryland General Corporation Law, prohibiting distributions that would cause the Fund to fail to meet statutory tests of solvency. If the Fund does not repurchase the full amount of a Stockholder’s shares that such Stockholder has requested to be repurchased, or the Board determines not to make repurchases of its Common Shares or to redeem any Redemption Shares issued in connection with prior repurchase offers, Stockholders may not be able to dispose of their Common Shares or Redemption Shares. In addition, any redemption of Redemption Shares issued in connection with repurchase offers will be subject in part to the Fund’s available cash and compliance with the REIT qualification rules promulgated under the Code and the 1940 Act. The Fund will not borrow funds to redeem Redemption Shares.

While the Fund intends to conduct quarterly repurchases of its Common Shares as described above, the Fund is not required to do so and the Board may suspend or terminate the share repurchase program at any time. While it is unlikely to do so, the Fund may also conduct repurchases of its Common Stock at other times outside the Share Repurchase Program if it determines that doing so would be in the best interests of the Fund.

Redemption Shares are also subject to a number of further significant limitations which preclude redemption by the Fund if such redemption (i) could cause the Fund to fail to maintain its qualification as a REIT or as a “domestically controlled qualified investment entity” within the meaning of Section 897(h)(4)(B) of the Code, (ii) may cause the Fund to be treated as a “pension-held REIT” within the meaning of Section 856(h)(3)(D) of the Code, or (iii) together with all other repurchase offers during any applicable fiscal quarter would require the Fund to pay less than $250,000 in respect of such requests.

Default by a Subscribing Investor

All capital commitments by an investor to the Fund are irrevocable. Upon any default by an investor to make a capital contribution when due that is not cured within five business days, such defaulting investor shall be deemed a “Defaulted Stockholder” and the Fund may take any or all of the following actions, in the Fund’s discretion: (i) cause the amount due to bear interest payable to the Fund at a rate of the higher of (x) 12% per annum and (y) any default rate per annum that may be imposed by any Eligible Component Fund on the Fund in connection with a default by the Fund to make a capital contribution when due to such Eligible Component Fund that was caused by the default of the Defaulted Stockholder; (ii) cancel the Defaulted Stockholder’s remaining capital commitment in whole or in part; or (iii) acquire all of the Common Shares and/or Redemption Shares of the Defaulted Stockholder for a price equal to 70% of the then current net asset value per share.

DIVIDENDS AND OTHER DISTRIBUTIONS

To the extent the Fund has earnings available for distribution, it expects to distribute quarterly dividends to its Stockholders, including holders of both its Common Shares and Redemption Shares. The specific tax characteristics of the Fund’s distributions will be reported to Stockholders after the end of the calendar year. The Fund’s quarterly dividends, if any, will be authorized and determined by the Board.

To maintain its tax treatment as a REIT, the Fund must make certain distributions as described in more detail in Item 23.

DISTRIBUTION REINVESTMENT PLAN

The Fund has adopted a distribution reinvestment plan (“DRIP”) for its Stockholders, which is an “opt in” dividend reinvestment plan. Under this plan, if the Fund declares a cash dividend or other distribution, each holder of the Common Shares who has elected to “opt in” to the Fund’s DRIP will have their cash distribution automatically reinvested in additional Common Shares, rather than receiving the cash distribution. If a Stockholder does not elect to “opt in,” that Stockholder will receive cash dividends or other distributions.

Stockholders who receive dividends and other distributions in the form of Common Shares generally are subject to the same U.S. federal tax consequences as Stockholders who elect to receive their distributions in cash; however, since their cash dividends will be reinvested, those Stockholders will not receive cash with which to pay any applicable taxes on reinvested dividends. The Fund will generally seek to participate in corresponding distribution reinvestment programs offered by the underlying Eligible Component Funds comprising its portfolio in proportion to the percentage of its outstanding Common Shares that opt-in to the DRIP.

REGULATION

The Fund is a newly-formed, externally managed, non-diversified closed-end management investment company that has registered as an investment company under the 1940 Act. As a registered closed-end investment company, the Fund is subject to regulation under the 1940 Act. Under the 1940 Act, unless authorized by vote of a majority of the outstanding voting securities, the Fund may not:

•	change its classification to an open-end management investment company;

•	except in each case in accordance with its policies with respect thereto set forth in this Registration Statement, borrow money, issue senior securities, underwrite securities issued by other persons, purchase or sell real estate or commodities or make loans to other persons;

•	deviate from any policy in respect of concentration of investments in any particular industry or group of industries as recited in this Registration Statement, deviate from any investment policy which is changeable only if authorized by Stockholder vote under the 1940 Act, or deviate from any fundamental policy recited in this Registration Statement in accordance with the requirements of the 1940 Act; or

•	change the nature of its business so as to cease to be an investment company.

A majority of the outstanding voting securities of a company is defined under the 1940 Act as the lesser of: (a) 67% or more of such company’s voting securities present at a meeting if more than 50% of the outstanding voting securities of such company are present or represented by proxy, or (b) more than 50% of the outstanding voting securities of such company.

As with other companies regulated by the 1940 Act, a registered closed-end management investment company must adhere to certain substantive regulatory requirements. At least 40% of the Fund’s directors must be persons who are not “interested persons” of the Fund or the Manager, as that term is defined in the 1940 Act. Additionally, the Fund is required to provide and maintain a bond issued by a reputable fidelity insurance company. Furthermore, as a registered closed-end management investment company, the Fund is prohibited from protecting any director or officer against any liability to it or its stockholders arising from willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office. The Fund may also be prohibited under the 1940 Act from knowingly participating in certain transactions with its affiliates without the prior approval of the Securities and Exchange Commission (the “SEC”).

As a registered closed-end management investment company, the Fund is generally required to meet an asset coverage ratio with respect to its outstanding senior securities representing indebtedness, defined under the 1940 Act as the ratio of its gross assets (less all liabilities and indebtedness not represented by senior securities) to its outstanding senior securities representing indebtedness, of at least 300% after each issuance of senior securities representing indebtedness. In addition, the Fund is generally required to meet an asset coverage ratio with respect to its outstanding preferred stock or other senior securities representing equity, which is defined under the 1940 Act as the ratio of the Fund’s gross assets (less all liabilities and indebtedness not represented by senior securities) to its outstanding senior securities representing indebtedness, plus the aggregate involuntary liquidation preference of its outstanding preferred stock (or other senior securities which are stock), of at least 200% immediately after each issuance of such preferred stock (or other senior securities or other securities which are stock). The Fund is also prohibited from issuing or selling any senior security if, immediately after such issuance, it would have outstanding more than (i) one class of senior security representing indebtedness, exclusive of any promissory notes or other evidences of indebtedness issued in consideration of any loan, extension, or renewal thereof, made by a bank or other person and privately arranged, and not intended to be publicly distributed, or (ii) one class of senior security which is stock, except that in each case any such class of indebtedness or stock may be issued in one or more series. The Fund intends to treat its Redemption Shares as senior securities which are stock for purposes of the 1940 Act.

The Fund will generally not be able to issue and sell its Common Stock at a price below net asset value per share. The Fund may, however, sell its Common Stock at a price below the then-current net asset value of per share if its Board determines that such sale is in the Fund’s best interests and the best interests of its Stockholders, and a majority of the Stockholders approve such sale in accordance with the 1940 Act.

In addition, the Fund may generally issue new shares of Common Stock at a price below net asset value in rights offerings to existing Stockholders, in payment of dividends and in certain other limited circumstances.

As a registered closed-end management investment company, the Fund will generally be limited in its ability to invest in any investment in which its Manager or any of its affiliates currently has an investment or to make any co-investments with its Manager or its affiliates without an exemptive order from the SEC, subject to certain exceptions. In particular, the Fund may engage in such co-investments with one or more affiliates to the extent the only terms being negotiated consist of price and amount of securities to be acquired.

The Fund may borrow funds to make investments, although it does not currently intend to incur leverage for investment purposes. Although it does not expect to do so, the Fund may also borrow funds, consistent with the limitations of the 1940 Act, in order to make the distributions required to maintain its status as a REIT under Subchapter M of the Code.

As a registered closed-end management investment company, the Fund is subject to certain risks and uncertainties. See “Risk Factors—Risks Related to the Fund’s Business and Structure.”

Portfolio Turnover

It is the Fund’s policy not to engage in trading for short-term profits, although portfolio turnover rate is not considered a limiting factor in the execution of its investment decisions. A high rate of portfolio turnover (100% or more) involves correspondingly greater transaction costs which must be borne by the Fund and its Stockholders.

Temporary Investments

Pending investment in subscriptions in Eligible Component Funds consistent with its investment objective and strategies described in this Registration Statement, the Fund’s investments may consist of cash, cash-equivalents, U.S. government securities, money market funds, repurchase agreements, or high-quality debt securities maturing in one year or less from the time of investment, which are referred to, collectively, as temporary investments. To the extent the Fund has uninvested cash, typically the Fund will invest in U.S. Treasury bills or in repurchase agreements, provided that such agreements are fully collateralized by cash or securities issued by the U.S. government or its agencies. A repurchase agreement involves the purchase by an investor, such as the Fund, of a specified security and the simultaneous agreement by the seller to repurchase it at an agreed-upon future date and at a price which is greater than the purchase price by an amount that reflects an agreed-upon interest rate. There is no percentage restriction on the proportion of the Fund’s assets that may be invested in such repurchase agreements, although the Manager intends to seek to manage Capital Calls to ensure any funds received can be invested in Eligible Component Funds in a timely manner to minimize potential tracking error that may be caused by having a material portion of the Fund’s assets held in temporary investments. The Manager will monitor the creditworthiness of the counterparties with which the Fund enters into repurchase agreement transactions.

Senior Securities

The Fund is permitted, under specified conditions, to issue one class of indebtedness and one class of stock senior to its Common Shares if its asset coverage with respect thereto, as defined in the 1940 Act, is at least equal to 300% immediately after such issuance of senior securities representing indebtedness, and 200% immediately after each issuance of senior securities which are stock. The Fund is also permitted to issue promissory notes or other evidences of indebtedness in consideration of a loan, extension, or renewal thereof, made by a bank or other person and privately arranged, and not intended to be publicly distributed, provided that its asset coverage with respect to its outstanding senior securities representing indebtedness is at least equal to 300% immediately thereafter. In addition, while any senior securities remain outstanding, the Fund must make provisions to prohibit any distribution to its stockholders or the repurchase of such securities or shares unless it meets the applicable asset coverage ratios at the time of the distribution or repurchase. The Fund may also borrow amounts up to 5% of the value of its gross assets for temporary or emergency purposes without regard to asset coverage. In accordance with its investment objective and strategies set forth in this Registration Statement, the Fund does not currently intend to issue senior securities representing indebtedness for investment purposes. The Fund will, however, treat any outstanding Redemption Shares as senior securities which are stock for purposes of the 1940 Act.

Code of Ethics

The Fund and its Manager have adopted a code of ethics pursuant to Rule 17j-1 under the 1940 Act and Rule 204A-1 under the Advisers Act that establishes procedures for personal investments and restricts certain personal securities transactions. Personnel subject to the codes may invest in securities for their personal investment accounts, including securities that may be purchased or held by the Fund, so long as such investments are made in accordance with the codes’ requirements. A copy of the code of ethics is attached as an exhibit to this Registration Statement. You may also read and copy the code of ethics at the SEC’s Public Reference Room located at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the code of ethics is available on the EDGAR Database on the SEC’s Internet site at www.sec.gov.

Compliance Policies and Procedures

The Fund and its Manager have each adopted and implemented written policies and procedures reasonably designed to prevent violation of the federal securities laws by the Fund and are required to review these compliance policies and procedures annually for their adequacy and the effectiveness of their implementation. The Fund’s Chief Compliance Officer is responsible for administering these policies and procedures.

Proxy Voting Policies and Procedures

The Fund has delegated its proxy voting responsibility to its Manager. The proxy voting policies and procedures of the Manager are set forth below. The guidelines are reviewed periodically by the Manager and the non-interested directors of the Fund, and, accordingly, are subject to change.

Policy

In accordance with Rule 206(4)-6 under the Advisers Act, it is the policy of the Manager to vote all proxies in respect of securities in client accounts (“Client Securities”) over which the Manager has voting discretion in a manner consistent with best interests of the Manager’s clients. Given the Manager’s business of investing in private real estate funds (limited partnerships), proxy voting is often not applicable.

Responsibility

The chief compliance officer of the Manager is responsible for ensuring adherence to the Manager’s proxy voting policies and procedures.

Procedures

The Manager generally will monitor proposed corporate actions and proxy issues regarding Client Securities, and may take any of the following actions based on the best interests of its clients: (i) determine how to vote the proxies, (ii) abstain, or (iii) follow the recommendations of an independent proxy voting service in voting the proxies.

In general, the Manager will determine how to vote proxies based on its reasonable judgment of the vote most likely to produce favorable financial results for its clients. Proxy votes generally will be cast in favor of proposals that maintain or strengthen the shared interests of shareholders and management, increase shareholder value, maintain or increase shareholder influence over the issuer’s board of directors and management and maintain or increase the rights of shareholders. Proxy votes generally will be cast against proposals having the opposite effect. However, the Manager will consider both sides of each proxy issue.

Conflicts of Interest

Conflicts of interest between the Manager or a principal of the Manager and the Manager’s clients in respect of a proxy issue conceivably may arise, for example, from personal or professional relationships with a company or with the directors, candidates for director, or senior executives of a company that is the issuer of Client Securities.

If the chief compliance officer of the Manager determines that a material conflict of interest exists, the following procedures shall be followed:

•	the Manager may abstain from voting; or

•	the Manager may follow the recommendations of an independent proxy voting service in voting the proxies.

Proxy Voting Records

You may obtain information, without charge, regarding how IDR Management voted proxies with respect to its clients’ investments by making a written request for proxy voting information to: Chief Compliance Officer, IDR Investment Management, LLC, 1111 E. Superior Avenue, Suite 1100, Cleveland, OH 44114.

Other

The Fund will be periodically examined by the SEC for compliance with the 1940 Act.

The Fund is required to provide and maintain a bond issued by a reputable fidelity insurance company to protect it against larceny and embezzlement. Furthermore, as a registered closed-end management investment company, the Fund is prohibited from protecting any director or officer against any liability to it or the Stockholders arising from willful misconduct, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person’s office.

Sarbanes-Oxley Act of 2002

The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) imposes a wide variety of regulatory requirements on publicly-held companies and their insiders. Many of these requirements affect the Fund. For example:

•	pursuant to Rule 30a-2 of the 1940 Act, the Fund’s Chief Executive Officer and Chief Financial Officer must certify the accuracy of the financial statements contained in its periodic reports;

•	pursuant to Item 11 of Form N-CSR, the Fund’s periodic reports must disclose its conclusions about the effectiveness of its disclosure controls and procedures;

•	pursuant to Item 11 of Form N-CSR, the Fund’s periodic reports must disclose whether there were significant changes in its internal controls over financial reporting or in other factors that could significantly affect these controls subsequent to the date of their evaluation, including any corrective actions with regard to significant deficiencies and material weaknesses.

The Sarbanes-Oxley Act requires the Fund to review its current policies and procedures to determine whether it complies with the Sarbanes-Oxley Act and the regulations promulgated thereunder. The Fund will continue to monitor its compliance with all regulations that are adopted under the Sarbanes-Oxley Act and will take actions necessary to ensure that it is in compliance therewith.

RISK FACTORS

Investment in the Fund involves a high degree of risk and, therefore, is suitable only for sophisticated investors for whom such an investment is not a complete investment program and who are capable of evaluating the risks of the Fund and bearing the risks it represents. There can be no assurance that the Fund will be able to achieve its investment objective or that Stockholders will receive a return on their capital. Investment results may vary substantially. Investors should carefully consider the following information together with any other disclosure materials or memoranda provided by the Fund and consult with their own advisors before making a decision to purchase the Common Shares. The risk factors delineated below, however, do not purport to be a complete explanation of the risks involved in making an investment in the Fund. References to the ODCE Index also apply to the NFI-ODCE Index X.

Risks Related to the Fund’s Business And Structure

The Fund is recently incorporated and has no prior operating history upon which a Stockholder can base its prediction of future success or failure.

The Fund’s investment program should be evaluated on the basis that there can be no assurance that the assessment of the prospects of investments by the Manager will prove accurate or that the Fund will achieve its investment objective. The Fund is subject to all of the business risks and uncertainties associated with any new business, including the risk that it will not achieve its investment objective and that the net asset value of its Common Stock could decline substantially.

The Fund will be managed exclusively by the Manager.

The Manager, as the investment adviser of the Fund, and under the supervision of the Board, will have discretion over the investment of the funds committed to the Fund as well as the ultimate realization of any profits. As such, the pool of funds in the Fund represents a blind pool of funds. Stockholders will be relying on the Manager to conduct the business as contemplated by this Registration Statement.

Stockholders will have no opportunity to control the day-to-day operation, including investment and disposition decisions, of the Fund.

The Manager, under the supervision of the Board, will have sole discretion in structuring, negotiating and purchasing, financing, monitoring and eventually divesting investments made by the Fund. Consequently, Stockholders will not be able to evaluate for themselves the merits of particular investments prior to the Fund making such investments. Accordingly, Stockholders will rely exclusively on the ability of the Manager to select and manage such investments.

The loss of key employees of the Manager may have a detrimental impact on the Fund, its financial conditions and results of operations.

The Fund’s success depends in substantial part upon the skill and expertise of the Manager and the employees employed by the Manager. The loss of any of the Manager’s key employees would likely have a significant detrimental effect on the Fund’s business, financial condition and results of operations. In particular, a loss of key personnel could cause the Fund to be unable to achieve its investment objective, or to suffer a material deviation in performance from the NFI-ODCE X Index that the Fund intends to track.

The Management Agreement and Administration Agreement may be terminated by either party without penalty upon not more than 60 days written notice to the other party.

Both the Management Agreement and Administration Agreement have termination provisions that allow the parties to terminate the agreements without penalty. For example, the Management Agreement may be terminated at any time, without penalty, by the Manager upon 60 days’ notice to the Fund. If either agreement is terminated, it may adversely affect the quality of the Fund’s investment opportunities. In addition, in the event such agreements are terminated, it may be difficult for the Fund to replace its Manager or appoint a new Administrator.

The Board may modify or waive the Fund’s current operating policies and strategies without prior notice or stockholder approval, the effects of which may be adverse.

The Board has the authority to modify or waive the Fund’s current operating policies, investment criteria and strategies without prior notice and without Stockholder approval. The Fund cannot predict the effect any changes to its current operating policies, investment criteria and strategies would have on its business, net asset value, operating results or the value of its shares. However, the effects might be adverse, which could negatively impact the Fund’s ability to pay Stockholders distributions and cause a Stockholder to lose all or part of his or her investment. Moreover, the Fund will have significant flexibility in investing the net proceeds of any offering and may use the net proceeds in ways with which Stockholders may not agree. Finally, since neither the Common Shares nor the Redemption Shares are listed on a national securities exchange, Stockholders will be limited in their ability to sell their shares in response to any changes in the Fund’s operating policies, investment criteria or strategies.

Each Stockholder will bear its share of the expenses of the Fund. Fees and expenses of the Fund will generally be paid regardless of whether the Fund produces positive investment returns.

The Fund is required to pay the Manager a management fee in connection with its management of the Fund’s portfolio. In addition, the Fund will bear all of the other expenses associated with its operation, including its allocable share of overhead and the compensation of personnel retained by the Manager to provide administrative services to the Fund. As a result, the Fund, and indirectly its Stockholders, will bear a material amount of expenses in connection with the Fund’s operation. To the extent the Fund is unable to achieve sufficiently positive returns to offset such expenses, the Fund may be required to use existing assets to pay its expenses, which could reduce its net asset value and materially and adversely affect its financial condition and results of operations.

The Management Agreement provides that the Manager and its officers, directors, controlling persons and any other person or entity affiliated with it acting as the Fund’s agent shall be entitled to indemnification.

The Manager and its officers, directors, controlling persons and any other person or entity affiliated with it acting as the Fund’s agent shall be entitled to indemnification (including reasonable attorneys’ fees and amounts reasonably paid in settlement) for any liability or loss suffered by the Manager or such other person, and the Manager and such other person shall be held harmless for any loss or liability suffered by the Fund, if (i) the Manager has determined, in good faith, that the course of conduct which caused the loss or liability was in the Fund’s best interests, (ii) the Manager or such other person was acting on behalf of or performing services for the Fund, (iii) the liability or loss suffered was not the result of negligence or misconduct by the Manager or an affiliate thereof acting as the Fund’s agent, and (iv) the indemnification or agreement to hold the Manager or such other person harmless is only recoverable out of the Fund’s net assets and not from the Stockholders.

Ownership and transfer limitations contained in the Fund’s charter may restrict Stockholders from acquiring or transferring Shares.

In order for the Fund to qualify as a REIT, no more than 50% of the value of the outstanding Common Stock may be owned, directly or indirectly or through application of certain attribution rules, by five or fewer “individuals” (as defined in the Code) at any time during the last half of a taxable year (other than the first taxable year for which the Fund qualifies as a REIT). To facilitate the Fund’s anticipated qualification as a REIT, among other purposes, the Fund’s charter generally prohibits any person from beneficially or constructively owning more than 9.8% of the value of the Fund’s outstanding Common Stock and preferred stock or 9.8% (by value or by number of shares, whichever is more restrictive) of the outstanding shares of the Common Stock, excluding any shares that are not treated as outstanding for federal income tax purposes, unless the Fund’s Board exempts the person from such ownership limitations. Absent such an exemption from the Board, the transfer of the Common Stock to any person in excess of the applicable ownership limit, or any transfer of Common Stock in violation of the other ownership and transfer restrictions contained in the Fund’s charter, may be void under certain circumstances, and the intended transferee of such Common Stock will acquire no rights in such shares. See “Restrictions on Ownership and Transfer” in Item 10.1 below. This ownership limit as well as other restrictions on ownership and transfer of our stock in our charter may:

•	discourage a tender offer or other transactions or a change in management or of control that might involve a premium price for our Common Stock or that our stockholders otherwise believe to be in their best interests; and

•	result in the transfer of shares acquired in excess of the restrictions to a trust for the benefit of a charitable beneficiary and, as a result, the forfeiture by the acquirer of certain of the benefits of owning the additional shares.

Certain provisions of the Fund’s charter and bylaws could deter takeover attempts and have an adverse impact on the value of the Fund’s shares.

The Fund’s charter and bylaws, as well as certain statutory and regulatory requirements, contain certain provisions that may have the effect of discouraging a third party from attempting to acquire the

Fund. Under the Fund’s charter, certain charter amendments and certain transactions such as a merger, conversion of the Fund to an open-end company, liquidation, or other transactions that may result in a change of control of the Fund, must be approved by Stockholders entitled to cast at least 80% of the votes entitled to be cast on such matter, unless the matter has been approved by at least two-thirds of our “continuing directors,” as defined in the Fund’s charter, in addition to the approval of the Board generally. Additionally, the Board may, without Stockholder action, authorize the issuance of shares in one or more classes or series, including preferred shares; and a majority of the entire Board may, without Stockholder action, amend the charter to increase the number of shares of any class or series that the Fund have authority to issue. These and other takeover defense provisions may inhibit a change of control in circumstances that could give the holders of shares the opportunity to realize a premium over the value of shares.

The Fund has entered into a royalty-free license to use the name “IDR” which may be terminated if the Manager is no longer the Fund’s investment adviser.

The Fund has entered into a royalty-free license agreement with the Manager. Under this agreement, the Manager has granted the Fund a non-exclusive license to use the name “IDR” The Fund will have the right to use the “IDR” name for so long as the Manager remains the Fund’s investment adviser.

The forum selection clause included in the Fund’s bylaws may hinder the ability of Stockholders to bring claims resulting from their investment in the Fund in a jurisdiction of their choosing.

The Fund’s bylaws include a forum selection provision that generally requires that any claims brought by Stockholders be made in the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division. While such forum selection clause is not applicable to claims brought under federal securities laws, as Section 44 under the 1940 Act generally provides that federal courts shall have exclusive jurisdiction for any suits or actions brought to enforce any liability or duty created under the 1940 Act, the forum selection clause included in the Fund’s bylaws will likely make it more difficult for a Stockholder to successfully pursue litigation against the Fund or those covered by the Fund’s forum selection clause in another jurisdiction, including one that may be more favorable to such Stockholder. In addition, to the extent an active trading market for the Fund’s shares develops in the future, the existence of a forum selection clause may discourage certain investors from acquiring the Fund’s shares, which may hinder the price at which they trade.

The Fund will be subject to a variety of litigation risks, particularly if one or more of its investments face financial or other difficulties.

Legal disputes involving any or all of the Fund, the Manager, its respective members or any of their respective affiliates may arise from the foregoing activities and any other activities relating to the operation of the Fund (or such other persons or other entities) and could have a significant adverse effect on the Fund. In addition, the provision of managerial assistance and/or control with respect to an investment (or a related portfolio company (as discussed above)) exposes the Fund to potential liability. Although such investment or portfolio company may have insurance to protect board of director members (or other analogous persons) from such liability, such insurance may not be obtained by all of the investments or portfolio companies and/or may be insufficient if obtained.

Changes in laws or regulations governing the Fund’s operations may adversely affect the Fund’s business or cause the Fund to alter its business strategy.

The Fund, and the Eligible Component Funds in which the Fund intends to invest, will be subject to regulation at the local, state and federal level. New legislation may be enacted or new interpretations, rulings or regulations could be adopted, including those governing the types of investments the Fund is permitted to make, any of which could harm the Fund and Stockholders, potentially with retroactive effect.

Additionally, any changes to the laws and regulations governing the Fund’s operations relating to permitted investments may cause the Fund to alter its investment strategy to avail itself of new or different opportunities. Such changes could result in material differences to the Fund’s strategies and plans as set forth in this Registration Statement and may result in the Fund’s investment focus shifting from the areas of expertise of the Manager to other types of investments in which the Manager may have less expertise or little or no experience. Thus, any such changes, if they occur, could have a material adverse effect on the Fund’s results of operations and the value of a Stockholder’s investment.

Regulations governing the Fund’s operation as a registered closed-end management investment company affect the Fund’s ability to raise additional capital and the way in which it does so. As a registered closed-end management investment company, the necessity of raising additional capital may expose the Fund to risks.

Under the provisions of the 1940 Act, the Fund will be permitted, as a registered closed-end management investment company, to issue senior securities representing indebtedness so long as its asset coverage ratio with respect thereto, defined under the 1940 Act as the ratio of the Fund’s gross assets (less all liabilities and indebtedness not represented by senior securities) to its outstanding senior securities representing indebtedness, is at least 300% after each issuance of such senior securities. In addition, the Fund will be permitted to issue additional shares of preferred stock or other senior securities that represent equity, such as Redemption Shares, so long as its asset coverage ratio with respect thereto, defined under the 1940 Act as the ratio of the Fund’s gross assets (less all liabilities and indebtedness not represented by senior securities) to its outstanding senior securities representing indebtedness, plus the aggregate involuntary liquidation preference of its outstanding senior securities that are equity, is at least 200% after each issuance thereof. If the value of the Fund’s assets declines, the Fund may be unable to satisfy these tests. If that happens, the Fund may be required to sell a portion of its investments in Eligible Component Funds and, depending on the nature of its leverage, repay a portion of its indebtedness or redeem outstanding senior securities that are equity (including Redemption Shares), in each case, at a time when doing so may be disadvantageous. Also, any amounts that the Fund uses to service its indebtedness or preferred dividends would not be available for distributions to the Fund’s common stockholders. Furthermore, as a result of issuing senior securities, the Fund would also be exposed to typical risks associated with leverage, including an increased risk of loss. If the Fund issues preferred stock, the preferred stock would rank “senior” to Common Shares and Redemption Shares in its capital structure, preferred stockholders would have separate voting rights on certain matters and might have other rights, preferences, or privileges more favorable than those of the Fund’s common stockholders, and the issuance of shares of preferred stock could have the effect of delaying, deferring or preventing a transaction or a change of control that might involve a premium price for holders of the Common Shares or otherwise be in a Stockholder’s best interest.

The Fund will not generally be able to issue and sell shares at a price below net asset value per share. The Fund may, however, sell its shares at a price below the then-current net asset value per share if the Board determines that such sale is in the best interests of the Fund and Stockholders, and Stockholders approve such sale. In any such case, the price at which the Fund’s securities are to be issued and sold may not be less than a price that, in the determination of the Board, closely approximates the market value of such securities (less any distributing commission or discount). If the Fund raises additional funds by issuing more shares, then the percentage ownership of Stockholders at that time will decrease, and Stockholders may experience dilution.

The Fund will be prohibited under the 1940 Act from participating in certain transactions with its affiliates without the prior approval of the SEC.

Any person that owns, directly or indirectly, 5% or more of the Fund’s outstanding voting securities will be an affiliate of the Fund for purposes of the 1940 Act and the Fund will generally be prohibited from buying or selling any securities from or to such affiliate. The 1940 Act also prohibits certain “joint” transactions with certain of its affiliates, which could include investments in the same portfolio company (whether at the same or different times), without prior approval of the SEC. If a person acquires more than 25% of the Fund’s voting securities, the Fund will be prohibited from buying or selling any security from or to such person or certain of that person’s affiliates, or entering into prohibited joint transactions with such persons, absent the prior approval of the SEC. Similar restrictions limit the Fund’s ability to transact business with its officers or directors or its affiliates. As a result of these restrictions, the Fund may be prohibited from buying or selling any security from or to any portfolio company of an investment fund managed by the Manager or its affiliates without the prior approval of the SEC, which may limit the scope of investment opportunities that would otherwise be available to the Fund. In addition, as a result of the foregoing restrictions, we may in certain cases agree to waive certain voting rights with respect to our investments in Eligible Component Funds in order to preserve our ability to purchase and redeem interests in such Eligible Component Funds.

Efforts to comply with the Sarbanes-Oxley Act will involve significant expenditures, and non-compliance with such regulations may adversely affect the Fund.

The Fund will be subject to the Sarbanes-Oxley Act and the related rules and regulations promulgated by the SEC. The Fund will be required to periodically review its internal control over financial reporting, and evaluate and disclose changes in its internal controls over financial reporting. As a newly-formed company, developing an effective system of internal controls may require significant expenditures, which may negatively impact the Fund’s financial performance and its ability to make distributions. This process will also result in a diversion of management’s time and attention. The Fund cannot be certain as to the timing of the completion of its evaluation, testing and remediation actions or the impact of the same on its operations and the Fund may not be able to ensure that the process is effective or that its internal controls over financial reporting are or will be effective in a timely manner. In the event that the Fund is unable to develop or maintain an effective system of internal controls and maintain or achieve compliance with the Sarbanes-Oxley Act and related rules, the Fund may be adversely affected.

The impact of financial regulation on the Fund is uncertain.

In light of recent prior conditions in the U.S. and global financial markets and the U.S. and global economy, legislators and regulators remain focused on the regulation of the financial services industry. The Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act,” institutes a wide range of reforms that have had an impact on all financial institutions. Many of the requirements called for in the Dodd-Frank Act will continue to be implemented over time, most of which continue to be subject to implementing regulations over the course of several years. Given the uncertainty associated with the manner in which the provisions of the Dodd-Frank Act will continue to be implemented by the various regulatory agencies and through regulations, the full impact such requirements will have on the Fund’s business, results of operations or financial condition remains unclear. The changes resulting from the Dodd-Frank Act may require the Fund to invest significant management attention and resources to evaluate and make necessary changes in order to comply with new statutory and regulatory requirements. Failure to comply with any such laws, regulations or principles, or changes thereto, may negatively impact the Fund’s business, results of operations and financial condition. While the Fund cannot predict what effect any changes in the laws or regulations or their interpretations would have on the Fund as a result of the Dodd-Frank Act, these changes could be adverse to the Fund and the Stockholders.

The Fund may face increasing competition for investment opportunities in Eligible Component Funds, which could delay deployment of its capital, reduce returns and result in losses.

The Fund may compete for investments with other investment companies and investment funds, as well as traditional financial services companies such as commercial banks and other sources of funding. Moreover, alternative investment vehicles, such as hedge funds, may invest in the same Eligible Component Funds. As a result of these new entrants, competition for investment opportunities in Eligible Component Funds may intensify. Many of the Fund’s competitors are substantially larger and have considerably greater financial resources than the Fund, which may better position them to acquire available Eligible Component Funds rather than the Fund. Furthermore, many of the Fund’s competitors have greater experience operating under, or are not subject to, the regulatory restrictions that the 1940 Act will impose on the Fund as a registered closed-end management investment company, which may impact their relative ability to close new investments in Eligible Component Funds versus the Fund.

The Fund may be more susceptible than a diversified fund to being adversely affected by any single corporate, economic, political or regulatory occurrence.

The Fund is classified as “non-diversified” under the 1940 Act. As a result, the Fund can invest a greater portion of its assets in obligations of a single issuer than a “diversified” fund. The Fund may therefore be more susceptible than a diversified fund to being adversely affected by any single corporate, economic, political or regulatory occurrence. The Fund has a fundamental policy to invest, under normal circumstances, 25% or more of its total assets in REITs or companies that otherwise operate in the real estate industry. In addition, the Fund’s focus on investments in REITs in accordance with its investment objective and strategies makes the Fund vulnerable to a downturn in the real estate sector generally, or to specific events or circumstances, including a rise in borrowing costs for real estate assets, that may materially and adversely impact the real estate investment sector. Any such impact on the real estate investment sector would likely materially and adversely affect the Fund’s results of operations and financial condition.

Risks Related to an Investment In Shares

An investment in the Fund is subject to investment risk, including significant loss of the principal amount invested.

An investment in the Fund represents an indirect investment in the securities owned by the Fund. The value of these securities, like other market investments, may move up or down, sometimes rapidly and unpredictably. Real estate-related investments may be more volatile and/or lower than other segments of the securities market. In addition, the Fund’s investments will be illiquid, which may hinder the Fund’s ability to dispose of poorly performing assets in a timely manner, and which may correspondingly limit liquidity for the Stockholders.

An investment in the Fund has limited liquidity because Stockholders will generally have only limited rights to redeem capital from the Fund.

Stockholders will have limited rights to redeem capital from the Fund. As a result, a Stockholder that desires to liquidate his or her investment in the Fund may be unable to do so within a given timeframe, if at all. Therefore, Stockholders must be prepared to bear the financial risks of an investment in shares of the Fund for an indefinite period of time.

If a Stockholder made a cash capital commitment and fails to make cash capital contributions when due to the Fund, and the contributions made by non-defaulting Stockholder that made cash capital commitments are inadequate to cover the defaulted capital contribution, the Fund may be unable to make required capital contributions to any Eligible Component Funds when due or to meet any other obligations of the Fund when due.

To the extent a Stockholder fails to make a cash capital contribution when due, the Fund may be subjected to significant penalties that could materially adversely affect the returns of the Stockholders (including non-defaulting Stockholder). The consequences of defaulting on a Capital Call are material and adverse to the Defaulted Stockholder. A Defaulted Stockholder may be subject to various remedies as provided further above in Item 8. Further, in the event that a Stockholder who made a cash capital commitment to the Fund fails to make a cash capital contribution when due, the Fund may also not be able to acquire investments in certain Eligible Component Funds.

Investors will not know the purchase price per Common Share at the time they submit their subscription agreements and could receive fewer Common Shares than anticipated if the Fund’s net asset value grows.

The purchase price at which an investor purchases Common Shares will be determined at the time of each Capital Call based on the Fund’s then current net asset value per share. As a result, each investor will subscribe for a fixed dollar amount, rather than a number of Common Shares, and accordingly, may receive fewer Common Shares than he or she anticipated to the extent the net asset value per share of the Fund grows over time. In addition, Stockholders will not know the price at which any Redemption Shares they hold may be redeemed, as such Redemption Shares may be redeemed by the Fund at the Fund’s then current net asset value per share, which may be higher or lower than the net asset value per share at the time a Stockholder receives such Redemption Shares in connection with the Share Repurchase Program.

There is a risk that Stockholders may not receive distributions or that distributions may not grow over time.

The Fund intends to make distributions to Stockholders out of assets legally available for distribution. There is no assurance that the Fund will achieve investment results that will allow it to make a specified level of cash distributions or year-to-year increases in cash distributions. In addition, due to the asset coverage test applicable to the Fund as a registered closed-end management investment company, the Fund may be limited in its ability to make distributions.

The amount of any distributions the Fund may make is uncertain, and any distributions will be authorized in the sole discretion of the Board. Distribution proceeds may exceed the Fund’s earnings, particularly during the period before the Fund has substantially invested the net proceeds. Therefore, portions of the distributions that the Fund makes may be a return of the money that a Stockholder originally invested and represent a return of capital for tax purposes.

The Fund intends, subject to authorization by the Board, to declare distributions on a quarterly basis and pay distributions on a quarterly basis. The Fund will pay these distributions to Stockholders out of assets legally available for distribution. While the Manager may agree to limit the Fund’s expenses to ensure that such expenses are reasonable in relation to the Fund’s income, there can be no assurance that the Fund will achieve investment results that will allow it to make a targeted level of cash distributions or year-to-year increases in cash distributions. The Fund’s ability to pay distributions might be adversely affected by, among other things, the impact of one or more of the risk factors described in this Registration Statement. In addition, the inability to satisfy the asset coverage test applicable to the Fund as an investment company may limit the Fund’s ability to pay distributions. All distributions will be paid at the sole discretion of the Board and will depend on the Fund’s earnings, financial condition, maintenance of REIT status, compliance with applicable investment company regulations and such other factors as the Board may deem relevant from time to time. There can be no assurance that the Fund will pay distributions to its Stockholders in the future. In the event that the Fund encounters delays in locating suitable investment opportunities, the Fund may pay all or a substantial portion of its distributions from the proceeds of the offering or from borrowings in anticipation of future cash flow, which may constitute a return of capital. Such a return of capital is not immediately taxable, but reduces a Stockholder’s tax basis in the Fund’s shares, which may result in a Stockholder recognizing more gain (or less loss) when its shares are sold. Distributions from the proceeds of the Fund’s offering or from borrowings also could reduce the amount of capital the Fund ultimately invests in its investments.

Uncertainty relating to the London Interbank Offered Rate (“LIBOR”) calculation process may adversely affect the value of the Fund’s portfolio of Eligible Component Funds and Short-Term Investments.

Concerns have been publicized that some of the member banks surveyed by the British Bankers’ Association (“BBA”) in connection with the calculation of LIBOR across a range of maturities and currencies may have been under-reporting or otherwise manipulating the inter-bank lending rate applicable to them in order to profit on their derivatives positions or to avoid an appearance of capital insufficiency or adverse reputational or other consequences that may have resulted from reporting inter-bank lending rates higher than those they actually submitted. A number of BBA member banks have entered into settlements with their regulators and law enforcement agencies with respect to alleged manipulation of LIBOR, and investigations by regulators and governmental authorities in various jurisdictions are ongoing.

On July 27, 2017, the United Kingdom’s Financial Conduct Authority, which regulates LIBOR, announced that it intends to phase out LIBOR by the end of 2021. It is unclear if at that time whether or not LIBOR will cease to exist or if new methods of calculating LIBOR will be established such that it continues to exist after 2021. The U.S. Federal Reserve, in conjunction with the Alternative Reference Rates Committee, a steering committee comprised of large US financial institutions, is considering replacing U.S. dollar LIBOR with a new index calculated by short-term repurchase agreements, backed by Treasury securities, called the Secured Overnight Financing Rate (“SOFR”). The first publication of SOFR was released in April 2018. Whether or not SOFR attains market traction as a LIBOR replacement remains a question and the future of LIBOR at this time is uncertain. If LIBOR ceases to exist, interest rates on financial instruments tied to LIBOR, as well as the revenue and expenses associated with those financial instruments, may be adversely affected.

The timing of the Fund’s repurchase offers pursuant to its Share Repurchase Program, and the subsequent repurchase of Redemption Shares issued in connection therewith, may be at a time that is disadvantageous to Stockholders.

When the Fund makes repurchase offers pursuant to the Share Repurchase Program, it may offer to exchange Common Shares for Redemption Shares at a price that is lower than the price that Stockholders originally paid for their respective Common Shares. In addition, when the Fund ultimately repurchases any Redemption Shares issued in connection with its Share Repurchase Program, the price paid for such Redemption Shares, which will equal the Fund’s then current net asset value per share of Common Stock, may be significantly lower than what the holder originally paid in connection with their purchase of the Common Shares. In addition, in the event a Stockholder chooses to participate in the Share Repurchase Program and receives Redemption Shares, the Stockholder will not know what the net asset value per share will be on the repurchase date for such Redemption Shares, which may occur a significant amount of time after the Stockholder receives them in exchange for his or her Common Shares.

Payment for repurchased Common Shares may require the Fund to liquidate portfolio holdings earlier than the Manager otherwise would liquidate such holdings, potentially resulting in losses, and may increase the Fund’s portfolio turnover.

Quarterly repurchases by the Fund of its Common Shares typically will be funded by Redemption Shares or by available cash. However, payment in cash for repurchased Common Shares may require the Fund to liquidate securities of Eligible Component Funds earlier than the Manager would otherwise liquidate such holdings. Such liquidation could potentially result in losses as the Fund may not be able to sell such holdings at their carrying value. Repurchases of Common Shares will tend to reduce the number of outstanding Common Shares and, depending upon the Fund’s investment performance, its net assets. A reduction in the Fund’s net assets may increase the Fund’s expense ratio, to the extent that additional Common Shares are not sold. In addition, the repurchase of Shares by the Fund may be a taxable event to Shareholders.

The Fund (a) may not be able to invest in certain Eligible Component Funds that are oversubscribed or closed, (b) may be able to allocate only a limited amount of assets to an Eligible Component Fund or (c) may have to wait a significant amount of time before the Eligible Component Fund has the capacity to accept the Fund’s subscription.

Investments in certain Eligible Component Funds may be subject to lock-up periods, during which the Fund may not redeem its investment. The Fund may invest a substantial portion of its assets in Eligible Component Funds that follow a particular type of investment strategy, which may expose the Fund to the risks of that strategy. Most of the Fund’s assets will be priced in the absence of a readily available market and may be priced based on determinations of fair value, which may prove to be inaccurate.

Some of the Eligible Component Funds have made an election to be treated as a REIT for federal tax purposes or operate subsidiaries that have made such an election. Consequently, the tax risks described below under “Material Federal Income Tax Risks” also apply to these Eligible Component Funds or their subsidiaries.

The Fund will make a limited number of investments because it will only be investing in the Eligible Component Funds that comprise the NFI-ODCE X Index.

There are only a limited number of Eligible Component Funds that comprise the NFI-ODCE X Index. As a consequence, the performance of the Fund may be adversely affected by the unfavorable performance of a particular Eligible Component Fund. The performance of the Fund will also be dependent on the performance of the Eligible Component Funds, so the Fund will be relying on the investment management skills and expertise of the managers of the Eligible Component Funds.

The Fund’s investment strategy is subject to tracking risk because Eligible Component Funds may have lower and or more volatile returns than the NFI-ODCE X Index.

The Fund’s allocation of assets between Eligible Component Funds may not produce the desired index-tracking returns. In particular, the Fund may be unable to invest in Eligible Component Funds in exact correlation with the NFI-ODCE X Index. Unexpected fees or expenses could also result in deviations between the respective performance of the NFI-ODCE X Index and the Fund. In addition, the Fund has fees and expenses associated with its operation as a registered closed-end fund, including fees payable to its Manager as well as administrative expenses related to its reporting and compliance obligations, that may cause the performance of the Fund to fall below that of the NFI-ODCE X Index. Depending on the nature of such expenses, any such deviation may be material.

The ability of the Fund to execute on its investment strategy will be a function of the Fund’s ability to attract qualified Stockholders that will invest through the Fund in certain Eligible Component Funds in such amounts as is necessary to track the NFI-ODCE X Index.

There can be no assurance that the Fund will be able to assemble a portfolio of investments in Eligible Component Funds with the necessary diversification and/or amounts deemed necessary to execute on the Fund’s investment strategy, or that the Fund will be able to redeem and commit to other Eligible Component Funds, in order to achieve the desired Eligible Component Fund weightings. In the event that a Stockholder fails to meet a Capital Call when due, the Fund may also not be able to acquire investments in certain Eligible Component Funds. In addition, there can be no assurance that the Fund will be able to rebalance the portfolio from time to time in order to account for, among other things, changes in the NFI-ODCE X Index or changes in the size and composition of the Fund. The Fund may not be able to invest in certain Eligible Component Funds that are oversubscribed or closed, or may be able to allocate only a limited amount of assets to an Eligible Component Fund. The Fund’s investments in certain Eligible Component Funds may be subject to lock-up periods, during which the Fund may not redeem its investment.

The use of leverage, such as borrowing money to purchase properties or securities, may cause an Eligible Component Fund to incur additional expenses and significantly magnify losses in the event of underperformance of the assets purchased with borrowed money.

Generally, the use of leverage also will cause an Eligible Component Fund to have higher expenses (primarily interest expenses) than those of funds that do not use such techniques. In addition, a lender to an Eligible Component Fund may terminate or refuse to renew any credit facility. If the Eligible Component Fund is unable to access additional credit, it may be forced to sell investments at inopportune times, which may have the effect of depressing the returns of the Fund. As a result, the Fund may be subject to the effects of leverage, including the potential material adverse effect on its results of operations, even if it does not borrow funds for investments itself.

The Fund will not invest in real estate directly, but, because the Fund will concentrate its investments in Eligible Component Funds that invest principally in real estate and real estate-related industry securities, its portfolio will be significantly impacted by the performance of the real estate market and may experience more volatility and be exposed to greater risk than a portfolio exposed to more assets classes and economic sectors. In general, real estate values can be affected by a variety of factors, including supply and demand for properties, the economic health of the country or of different regions, and the strength of specific industries that rent properties.

The following risks may affect real estate markets generally or specific assets and include, without limitation, general economic and social climate, regional and local real estate conditions, the supply of and demand for properties, the financial resources of tenants, competition for tenants from other available properties, the ability of the Eligible Component Funds to manage the real properties, changes in building, environmental, tax or other applicable laws, changes in real property tax rates, changes in interest rates, negative developments in the economy that depress travel activity, uninsured casualties, natural disasters and other factors which are beyond the control of the Fund, and the Manager. Furthermore, changes in interest rates or the availability of debt may render the investment in real estate assets difficult or unattractive. The possibility of partial or total loss of capital will exist and investors should not subscribe unless they can readily bear the consequences of such loss. Many of these factors could cause fluctuations in occupancy rates, rent schedules or operating expenses, resulting in a negative effect on the value of real estate assets. Valuation of real estate assets may fluctuate. The capital value of the Fund’s investments may be significantly diminished in the event of a downward turn in real estate market prices.

There are also special risks associated with particular sectors, or real estate operations generally, as described below:

•	Retail Properties. Retail properties are affected by shifts in consumer demand due to demographic changes, changes in spending patterns and lease terminations.

•	Office Properties. Office properties are affected by a downturn in the businesses operated by their tenants.

•	Multifamily Properties. Multifamily properties are affected by adverse economic conditions in the locale, oversupply and rent control laws.

•	Industrial Properties. Industrial properties are affected by downturns in the manufacture, processing and shipping of goods.

Other factors may contribute to the risk of real estate investments:

•	Development Issues. Certain Eligible Component Funds may engage in forward commitments or direct development or construction of real estate properties. These companies are exposed to a variety of risks inherent in real estate development and construction, such as the risk that there will be insufficient tenant demand to occupy newly developed properties, and the risk that prices of construction materials or construction labor may rise materially during the development.

•	Lack of Insurance. Certain of the Eligible Component Funds may fail to carry comprehensive liability, fire, flood, earthquake extended coverage and rental loss insurance, or insurance in place may be subject to various policy specifications, limits and deductibles. Should any type of uninsured loss occur, the portfolio company could lose its investment in, and anticipated profits and cash flows from, a number of properties and, as a result, adversely affect investment performance.

•	Dependence on Tenants. The value of properties and the ability to make distributions depends upon the ability of the tenants at their properties to generate enough income in excess of their operating expenses to make their lease payments. Changes beyond the control of Eligible Component Funds may adversely affect their tenants’ ability to make their lease payments and, in such event, would substantially reduce both their income from operations.

•	Financial Leverage. Eligible Component Funds may be leveraged and financial covenants may affect the ability of Eligible Component Funds to operate effectively.

•	Environmental Issues. In connection with the ownership (direct or indirect), operation, management and development of real properties that may contain hazardous or toxic substances, an Eligible Component Fund may be considered an owner, operator or responsible party of such properties and, therefore, may be potentially liable for removal or remediation costs, as well as certain other costs, including governmental fines and liabilities for injuries to persons and property. The existence of any such material environmental liability could have a material adverse effect on the results of operations and cash flow of any such portfolio investment and, as a result, the amount available to make distributions on the Fund’s shares could be reduced.

Moreover, certain expenditures associated with real estate, such as taxes, debt service, maintenance costs and insurance, tend to increase and, in most cases, are not decreased by events adversely affecting rental revenues such as an unforeseen downturn in the real estate market, a lack of investor confidence in the market or a softening of demand. Thus, the cost of operating a property may exceed the rental income thereof. Insurance to cover losses and general liability in respect of properties may not be available or may be available only at prohibitive costs to cover losses from ongoing operations and other risks such as terrorism, earthquake, flood or environmental contamination. Although the Fund intends to confirm that Eligible Component Funds in which it invests maintain comprehensive insurance on its investments in amounts sufficient, in a commercially reasonable manner, to permit replacement in the event of total loss, certain types of losses are uninsurable or are not economically insurable, and the Fund will have no control over whether such insurance is maintained.

There are numerous risks associated with investments in Real Estate-Related Debt and Real Estate-Related Securities that a Stockholder should be aware of prior to investing in the Fund.

The Eligible Component Funds may seek to invest in Real Estate-Related Investments, which may include commercial real estate loans, mortgage loans, CMBS, B-Notes, mezzanine loans, and other similar types of investments. Commercial real estate loans are secured by multifamily or commercial property and are subject to risks of delinquency and foreclosure. The ability of a borrower to repay a loan secured by an income-producing property typically is dependent primarily upon the successful operation of such property rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced, the borrower’s ability to repay the loan may be impaired. Net operating income of an income-producing property can be affected by, among other things: tenant mix, success of tenant businesses, property management decisions, property location and condition, competition from comparable types of properties, changes in laws that increase operating expenses or limit rents that may be charged, any need to address environmental contamination at the property, the occurrence of any uninsured casualty at the property, changes in national, regional or local economic conditions and/or specific industry segments, declines in regional or local real estate values, declines in regional or local rental or occupancy rates, increases in interest rates, real estate tax rates and other operating expenses, and changes in governmental rules, regulations and fiscal policies, including environmental legislation, natural disasters, terrorism, social unrest and civil disturbances.

In the event of any default under a mortgage loan held by an Eligible Component Fund, the Eligible Component Fund and therefore the Fund will bear a risk of loss of principal to the extent of any deficiency between the value of the collateral and the principal and accrued interest of the mortgage loan, which could have a material adverse effect on the Fund’s cash flow from operations. In the event of a default by a borrower on a non-recourse loan, the only recourse for the holder of that investment will be to the underlying asset (including any escrowed funds and reserves) collateralizing the loan. If a borrower defaults on a commercial real estate loan and the underlying asset collateralizing the commercial real estate loan is insufficient to satisfy the outstanding balance of the commercial real estate loan, this may cause a loss of principal or interest for the Eligible Component Fund, the Manager, and ultimately the Fund. In addition, even if with recourse to a borrower’s assets, there may not be full recourse to such assets in the event of a borrower bankruptcy.

Foreclosure of a mortgage loan can be an expensive and lengthy process that could have a substantial negative effect on anticipated returns on the foreclosed mortgage loan. In the event of the bankruptcy of a mortgage loan borrower, the mortgage loan to such borrower will be deemed to be secured only to the extent of the value of the underlying collateral at the time of bankruptcy (as determined by the bankruptcy court), and the lien securing the mortgage loan will be subject to the avoidance powers of the bankruptcy trustee or debtor-in-possession to the extent the lien is unenforceable under state law.

CMBS evidence interests in or secured by a single commercial mortgage loan or a pool of commercial real estate loans. Accordingly, the mortgage-backed securities which the Fund or an Eligible Component Fund invests in are subject to all of the risks of the underlying mortgage loans.

If an Eligible Component Fund makes or invests in mortgage loans and there are defaults under those mortgage loans, the Fund or the Eligible Component Fund may not be able to repossess and sell the underlying properties in a timely manner. The resulting time delay could reduce the value of the investment in the defaulted mortgage loans. An action to foreclose on a property securing a mortgage loan is regulated by state statutes and regulations and is subject to many of the delays and expenses of other lawsuits if the defendant raises defenses or counterclaims. In the event of default by a mortgagor, these restrictions, among other things, may impede the Fund’s ability to foreclose on or sell the mortgaged property or to obtain proceeds sufficient to repay all amounts due to the Fund on the mortgage loan.

An Eligible Component Fund may invest in B-Notes. A B-Note is a mortgage loan typically (i) secured by a first mortgage on a single large commercial property or group of related properties and (ii) subordinated to an A-Note secured by the same first mortgage on the same collateral. As a result, if a borrower defaults, there may not be sufficient funds remaining for B-Note holders after payment to the A-Note holders. Since each transaction is privately negotiated, B-Notes can vary in their structural characteristics and risks. For example, the rights of holders of B- Notes to control the process following a borrower default may be limited in certain investments. The Fund cannot predict the terms of each B-Note investment and does not have control over the terms of the investments held by an Eligible Component Fund. Further, B-Notes typically are secured by a single property, and so reflect the increased risks associated with a single property compared to a pool of properties.

An Eligible Component Fund may invest in mezzanine loans that take the form of subordinated loans secured by a pledge of the ownership interests of either the entity owning the real property or an entity that owns (directly or indirectly) the interest in the entity owning the real property. These types of investments may involve a higher degree of risk than long-term senior mortgage lending secured by income-producing real property because the investment may become unsecured as a result of foreclosure by the senior lender. In the event of a bankruptcy of the entity providing the pledge of its ownership interests as security, the Fund or the Eligible Component Fund may not have full recourse to the assets of such entity, or the assets of the entity may not be sufficient to satisfy the Eligible Fund’s mezzanine loan. If a borrower defaults on the Eligible Component Fund’s mezzanine loan or debt senior to the Eligible Component Fund’s loan, or in the event of a borrower bankruptcy, the Eligible Component Fund’s mezzanine loan will be satisfied only after the senior debt. As a result, the Eligible Component Fund may not recover some or all of the Eligible Component Fund’s investment. In addition, mezzanine loans may have higher loan-to-value ratios than conventional mortgage loans, resulting in less equity in the real property and increasing the risk of loss of principal.

An Eligible Component Funds may acquire interests in subordinated loans and invest in subordinated mortgage-backed securities. In the event a borrower defaults on a subordinated loan and lacks sufficient assets to satisfy the Eligible Component Fund’s loan, there may be a loss of principal or interest. In the event a borrower declares bankruptcy, the holder of the investment may not have full recourse to the assets of the borrower, or the assets of the borrower may not be sufficient to satisfy the loan.

In general, losses on a mortgage loan included in a securitization will be borne first by the equity holder of the property, then by a cash reserve fund or letter of credit, if any, and then by the “first loss” subordinated security holder. In the event of default and the exhaustion of any equity support, reserve fund, letter of credit and any classes of securities junior to those in which held by the Fund or the Eligible Component Funds, the Fund may not be able to recover all of the Fund’s investment in the securities purchased. In addition, if the underlying mortgage portfolio has been overvalued by the originator, or if the values subsequently decline and, as a result, less collateral is available to satisfy interest and principal payments due on the related mortgage-backed securities, the securities in which the Fund or the Eligible Component Fund may effectively become the “first loss” position behind the more senior securities, which may result in significant losses to the Fund.

Investments in commercial real estate loans are subject to changes in credit spreads. When credit spreads widen, the economic value of such investments decrease. Even though a loan may be performing in accordance with its loan agreement and the underlying collateral has not changed, the economic value of the loan may be negatively impacted by the incremental interest foregone from the widened credit spread.

Investment in long-term fixed rate debt securities will decline in value if long-term interest rates increase. Additionally, investments in floating-rate debt will be impacted by decreases in interest rates that may have a negative effect on value and interest income. Declines in market value may ultimately reduce earnings or result in losses to the Fund, which may negatively affect cash available for distribution to shareholders.

The value of mortgage-backed securities may change due to shifts in the market’s perception of issuers and regulatory or tax changes adversely affecting the mortgage securities market as a whole. Mortgage-backed securities are also subject to several risks created through the securitization process. Subordinate mortgage-backed securities are paid interest only to the extent that there are funds available to make payments. To the extent the collateral pool includes delinquent loans, there is a risk that the interest payment on subordinate mortgage-backed securities will not be fully paid. Subordinate mortgage-backed securities are also subject to greater credit risk than those mortgage-backed securities that are more highly rated.

There is no guarantee that the Fund will not face environmental problems associated with the real estate underlying the Fund’s investments.

The Eligible Component Funds (and therefore the Fund) could face substantial risk of loss from claims based on environmental problems associated with the real estate underlying the Fund’s investments. Furthermore, changes in environmental laws or in the environmental condition of an asset may create liabilities that did not exist at the time of the acquisition of such investment by the Fund and that could not have been foreseen. Such laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of such environmental condition.

There is a risk that the Fund will face problems associated with undisclosed matters presently unknown to the Fund.

In addition to the risk of environmental liability attaching to an investment, it is possible that investments acquired by the Fund could be affected by undisclosed matters. In respect of acquired land, the Fund’s investment in the Eligible Component Fund that owns such land could be affected by undisclosed matters such as legal easements, leases and all charges on property that have been registered and all charges that the acquiring entity is or should have been aware of at the time of the acquisition. Liability could also arise from the breaches of planning legislation and building regulations. Undisclosed breaches of other statutory regimes such as health and safety, fire and public health legislation, could also give rise to liability. The property owner could also be liable for undisclosed duties payable to municipalities and counties as well as public claims deriving from supply to the property of water, electricity and other utilities and services. It is therefore possible that the Fund could acquire an investment affected by such matters, which may have a material adverse effect on the value of such investments.

A significant portion of the Fund’s investment portfolio will be recorded at fair value as determined in good faith by the Board and, as a result, there will be uncertainty as to the value of the Fund’s investments.

Under the 1940 Act, the Fund is required to carry its investments in Eligible Component Funds at market value or, if there is no readily available market value, at fair value as determined by the Board. Typically, there will not be a public market for the investments that the Fund intends to make. The Fund’s investments in Eligible Component Funds are difficult to value by virtue of the fact that they are not publicly traded or actively traded on a secondary market but, instead, are illiquid and often subject to restrictions on transferability. As a result, the Fund will be required to value these investments in Eligible Component Funds quarterly at fair value as determined in good faith by the Board. In connection with such valuation process, the Fund will be required to rely on financial information, including net asset values, provided by the Eligible Component Funds in which it invests in order to determine the fair value of its investment portfolio. Such entities may not provide the required financial information on a regular or timely basis, which may hinder the Fund’s ability to appropriately value its investments. Because such valuations, and particularly valuations of private securities, are inherently uncertain, may fluctuate over short periods of time and may be based on estimates, determinations of fair value may differ materially from the values that would have been used if a ready market for these non-traded securities existed or if the Fund tried to sell its investments. Due to this uncertainty, fair value determinations may cause the Fund’s net asset value on a given date to materially understate or overstate the value that the Fund may ultimately realize upon the sale of one or more of its investments.

The Fund may invest in assets with no or limited investment history or performance record upon which the Manager will be able to evaluate their likely performance.

To the extent the NFI-ODCE X Index changes to admit new Eligible Component Funds, the Fund may be required to invest in one or more entities with no or limited operating history, which would be subject to all of the risks and uncertainties associated with a new business, including the risk that such entities will not achieve attractive investment returns. Consequently, the Fund’s profitability, net asset value and share price could be adversely affected, even if it is successful in closely tracking the NFI-ODCE X Index.

Certain investments to be made by the Fund in the Eligible Component Funds are likely to be subject to lock-up periods or a suspension in redemptions.

There can be no assurances that the Fund will be able to sell or otherwise dispose of an investment in the Eligible Component Fund at a time that could be considered economically opportune, or at all. An investment in the Fund has limited liquidity because Stockholders will generally have no rights to redeem capital from the Fund. While the Fund intends to offer to exchange Common Shares for Redemption Shares pursuant to its Share Repurchase Program, the timing of when such Redemption Shares may ultimately be redeemed by the Fund will likely be uncertain, and will be dependent upon the availability of redemption opportunities at the underlying Eligible Component Funds in which the Fund invests. As a result, Stockholders must be prepared to bear the financial risks of an investment in the Fund for an indefinite period of time.

The Fund may experience fluctuations in its quarterly results.

The Fund could experience fluctuations in its quarterly operating results due to a number of factors, including the Fund’s ability or inability to make investments that meet its investment criteria, the yield earned or interest rate payable on the investments in Eligible Component Funds the Fund acquires, the level of its expenses, variations in and the timing of the recognition of realized and unrealized gains or losses, the degree to which the Fund encounters competition in its markets and general economic conditions. As a result of these factors, results for any previous period should not be relied upon as being indicative of performance in future periods.

The payment of underlying portfolio manager fees and other charges could adversely impact the Fund’s returns.

The Fund may invest in Eligible Component Funds where the underlying portfolios may be subject to management, administration and incentive or performance fees, in addition to the fees payable by the Fund. Given that many of the Eligible Component Funds are actively managed real estate focused investment vehicles, the fees and expenses charged by such Eligible Component Funds will likely be materially higher than those charged directly by the Fund, and accordingly, will have a material impact on the income distributed by the Eligible Component Funds in which the Fund invests. As a result, the Fund’s results of operations will likely be materially lower than if the Eligible Component Funds did not charge such fees and expenses to their respective investors, including the Fund.

Exposure to various catastrophic events may have a material effect on global financial markets or specific markets or issuers in which the Fund invests and could have a material adverse effect on the Fund.

The Fund may be subject to the risk of loss arising from direct or indirect exposure to various catastrophic events, including the following: hurricanes, earthquakes and other natural disasters; war, terrorism and other armed conflicts; cyberterrorism; major or prolonged power outages or network interruptions; and public health crises, including infectious disease outbreaks, epidemics and pandemics. To the extent that any such event occurs and has a material effect on global financial markets or specific markets or issuers in which the Fund invests (or has a material negative impact on the operations of the Manager or the Fund’s service providers), the risks of loss can be substantial and could have a material adverse effect on the Fund.

The impacts of COVID-19 on the operations of the Manager and the performance of the Fund is difficult to predict and the impacts may adversely affect the performance of the Fund.

In December 2019, the virus SARS-CoV-2, which causes the coronavirus disease known as COVID-19, surfaced in Wuhan, China. The disease spread around the world, resulting in the temporary closure of many corporate offices, retail stores, and manufacturing facilities across the globe, as well as the implementation of travel restrictions and remote working and “shelter-in-place” or similar policies by numerous companies and national and local governments. These actions caused the disruption of manufacturing supply chains and consumer demand in certain economic sectors, resulting in significant disruptions in local and global economies. The short-term and long-term impact of COVID-19 on the operations of the Manager and the performance of the Fund is difficult to predict. Any potential impact on such operations and performance will depend to a large extent on future developments and actions taken by authorities and other entities to contain COVID-19 and its economic impact. These potential impacts, while uncertain, could adversely affect the performance of the Fund.

Negative interest rates could have an adverse effect on both the Fund and the value of an investor’s subscription in the Fund.

To the extent the Fund is obligated to pledge cash collateral to secure its obligations under prime brokerage, currency hedging (and other) arrangements, if interest rates are negative, the Fund may be required to pay interest to the secured party at a rate equal to the absolute value of the negative interest rate. Certain U.S. banks, citing Federal Reserve liquidity requirements and/or the costs and/or decreased profitability of holding capital deposits, have indicated that they intend to impose a negative interest rate and/or a balance sheet utilization fee on certain deposits from certain institutional customers. Certain European and other non-U.S. banks have also adopted similar measures. Negative interest rates and/or fees of this type could have an adverse effect on investment funds, such as the Fund. Further, if interest rates are negative and there are currency fluctuations during the period beginning when an investor funds its subscription and ending on the effective date of its subscription, the investor may be forced to bear such costs, effectively losing money on the cash deposit, and the investor’s subscription amount may be decreased as a result of the fluctuation.

Risks Related to the Manager and its Affiliates

The Manager will rely on proprietary models developed by the Manager and information and data supplied by third parties in order to seek to achieve the Fund’s investment objective.

The Manager will endeavor to re-construct and track the NFI-ODCE X Index on behalf of the Fund in accordance with the Fund’s investment objective. If at any time the internal models and data developed by the Manager prove to be materially incorrect, misleading or incomplete, any decisions made in reliance thereon may expose the Fund to the potential risk that it will fail to accurately track the performance of the NFI-ODCE X Index, and therefore fail to achieve its investment objective. Moreover, any such risk of failure to track the NFI-ODCE X Index will include the risk that the Fund will materially underperform such index. In addition, all models rely on correct market data inputs. If incorrect market data are entered into even a well-founded model, the resulting valuations will be incorrect. Although the Manager will endeavor to rely upon third-party sources of data that it believes to be reasonably accurate, there can be no assurance that data generated from third parties will be accurate. In addition, Stockholders have no assurance that the Fund will achieve its targeted tracking error relative to the NFI-ODCE X Index.

As part of its business, the Manager processes, stores and transmits large amounts of electronic information, including information relating to the transactions of the Fund and personally identifiable information of the Stockholders.

Service providers of the Manager, the Fund and especially any sub-administrators of the Fund, may process, store and transmit such information. The Manager has procedures and systems in place that it believes are reasonably designed to protect such information and prevent data loss and security breaches. However, such measures cannot provide absolute security. The techniques used to obtain unauthorized access to data, disable or degrade service, or sabotage systems change frequently and may be difficult to detect for long periods of time. Hardware or software acquired from third parties may contain defects in design or manufacture or other problems that could unexpectedly compromise information security. Network connected services provided by third parties to the Manager may be susceptible to compromise, leading to a breach of the Manager’s network. The Manager’s systems or facilities may be susceptible to employee error or malfeasance, government surveillance, or other security threats. On-line services provided by the Manager to the Stockholders may also be susceptible to compromise. Breach of the Manager’s information systems may cause information relating to the transactions of the Fund and personally identifiable information of the Stockholders to be lost or improperly accessed, used or disclosed.

The service providers of the Manager and the Fund are subject to the same electronic information security threats as the Manager. If a service provider fails to adopt or adhere to adequate data security policies, or in the event of a breach of its networks, information relating to the transactions of the Fund and personally identifiable information of the Stockholders may be lost or improperly accessed, used or disclosed.

The loss or improper access, use or disclosure of the Manager’s or the Fund’s proprietary information may cause the Manager or the Fund to suffer, among other things, financial loss, the disruption of its business, liability to third parties, regulatory intervention or reputational damage. Any of the foregoing events could have a material adverse effect on the Fund and the Stockholders’ investments therein.

Any significant disruption in service to the Fund’s computer systems could materially and adversely affect the Fund’s ability to perform its obligations.

If a catastrophic event resulted in a computer systems outage and physical data loss, the Fund’s ability to perform its obligations would be materially and adversely affected. The satisfactory performance, reliability, and availability of the Fund’s technology and its underlying hosting services infrastructure are critical to the Fund’s operations, level of customer service, reputation and ability to attract new Stockholders and retain existing Stockholders. In the event of damage or interruption, the Fund’s insurance policies may not adequately compensate the Fund for any losses that it may incur. The Fund’s disaster recovery plan has not been tested under actual disaster conditions, and there would be some delay in recovering data and services in the event of an outage. In addition, there is no guarantee that all data would be recoverable.

The Manager has no prior entity experience managing a registered closed-end management investment company or a REIT.

Therefore, the Manager may not be able to successfully operate the Fund’s business or achieve the Fund’s investment objective. While members of the Manager’s management team have significant experience investing in the types of Eligible Component Funds the Fund intends to target, the Manager has no prior entity experience managing a registered closed-end management investment company or a REIT. As a result, an investment in the Fund’s shares may entail more risk than the shares of a comparable company with a substantial operating history.

The 1940 Act and the Code impose numerous constraints on the operations of registered closed-end management investment companies and REITs that do not apply to other types of investment vehicles. Moreover, qualification for REIT tax treatment under subchapter M of the Code requires satisfaction of source-of-income, diversification and other requirements. The failure to comply with these provisions in a timely manner could prevent the Fund from qualifying as a REIT or could force the Fund to pay unexpected taxes and penalties, which could be material. The Manager has no experience managing a registered closed-end management investment company or REIT. Its lack of experience in managing a portfolio of assets under such constraints may hinder the Manager’s ability to take advantage of attractive investment opportunities and, as a result, achieve the Fund’s investment objective.

The Manager and its affiliates, including the Fund’s officers and some of the Fund’s directors, will face conflicts of interest caused by compensation arrangements with the Fund and its affiliates, which could result in actions that are not in the best interests of the Fund or the Stockholders.

The Manager and its affiliates will receive substantial fees from the Fund in return for their services, and these fees could influence the advice provided to the Fund. In particular, as a result of the structure of its Management Fee, the Manager may face an incentive to raise additional equity capital, including through Capital Calls, even when doing so may not be advantageous for the Fund or when appropriate opportunities for investment in Eligible Component Funds may not currently exist. The Manager may also have an incentive to delay the repurchase of Redemption Shares, even if the Fund has available capital to fund such repurchases.

The Manager’s professionals’ time and resources may be diverted due to obligations they have to other clients.

The Manager’s professionals serve or may serve as officers, directors or principals of entities that operate in the same or a related line of business as the Fund, or of investment funds managed by the same personnel. In serving in these multiple capacities, they may have obligations to other clients or investors in those entities, the fulfillment of which may not be in the Fund’s best interests or in the best interest of Stockholders. The Fund’s investment objective may overlap with the investment objectives of such investment funds, accounts or other investment vehicles. For example, the Fund relies on the Manager to manage the Fund’s day-to-day activities and to implement the Fund’s investment strategy. The Manager and certain of its affiliates are currently, and plan in the future to continue to be, involved with activities which are unrelated to the Fund. As a result of these activities, the Manager, its personnel and certain of its affiliates will have conflicts of interest in allocating their time and resources between the Fund and other activities in which they are or may become involved. The Manager and its personnel will devote only as much of its or their time and resources to the Fund’s business as the Manager and its personnel, in their judgment, determine is reasonably required, which may be substantially less than their full time and resources.

Furthermore, the Manager and its affiliates may have existing business relationships or access to material, non-public information that may prevent it from recommending investment opportunities that would otherwise fit within the Fund’s investment objective. These activities could be viewed as creating a conflict of interest in that the time, effort and ability of the members of the Manager and its affiliates and their officers and employees will not be devoted exclusively to the Fund’s business but will be allocated between the Fund and the management of the monies of other advisees of the Manager and its affiliates.

The Fund may face additional competition due to the fact that individuals associated with the Manager are not prohibited from raising money for or managing another entity that makes the same types of investments that the Fund targets.

The Manager’s professionals are not prohibited from raising money for and managing another investment entity that makes the same types of investments as those the Fund targets. For example, certain professionals of the Manager may simultaneously provide advisory services to other affiliated entities. As a result, the Fund may compete with any such investment entity for the same investors and investment opportunities.

Affiliates of the Manager have no obligation to make their originated investment opportunities available to the Manager or to the Fund and such opportunities may be provided to affiliates of the Manager.

To mitigate the foregoing conflicts, the Manager and its affiliates will seek to allocate investment opportunities on a fair and equitable basis, taking into account such factors as the relative amounts of capital available for new investments, the applicable investment programs and portfolio positions, the clients for which participation is appropriate and any other factors deemed appropriate. Notwithstanding such mitigating efforts, the Manager may face conflicts in allocating limited investment or redemption opportunities in Eligible Component Funds between the Fund and other accounts the Manager or its Senior Investment Professionals may manage or have authority over. As a result, there is a risk that the Fund may be unable to acquire sufficient interests in Eligible Component Funds to meet its investment objective, or that it may lack access to liquidity from its investments to allow it to repurchase Redemption Shares in a timely manner.

By reason of their responsibilities in connection with other activities of the Manager or its respective affiliates and subsidiaries, certain employees of the Manager and their affiliates and subsidiaries may acquire confidential or material non-public information or be restricted from initiating transactions in certain securities.

As a result of their responsibility to the Manager or its respective affiliates, certain employees of the Manager, including the Manager’s Senior Investment Professionals, may receive confidential information about one or more Eligible Component Funds. While the Fund expects only to purchase and redeem interests with the Eligible Component Funds themselves, rather than engaging in trades with third-parties, in certain instances the Fund may not be able to initiate a transaction that it otherwise might have initiated and may not be able to sell an investment that it otherwise might have sold if such persons have material non-public information in their possession. In such instances, the Fund may fail to participate in a gain or suffer a loss on its investment in a particular Eligible Component Fund that it would have otherwise received or avoided, which may have a material adverse effect on the Fund’s results of operations and financial condition.

Stockholders will bear two layers of fees and expenses: (i) asset-based fees and expenses at the level of the Fund, and (ii) asset-based fees, incentive allocations or fees and expenses at the Eligible Component Fund level.

The Fund’s performance depends in large part upon the performance of the Eligible Component Funds, their managers and selected strategies. Redemption limitations may also restrict the Manager’s ability to terminate investments in Eligible Component Funds. Eligible Component Funds are not publicly traded and, therefore, are not liquid investments. As a result, the Fund will depend on Eligible Component Funds to provide a valuation of the Fund’s investments, which could vary from the actual sale price of the investment that may be obtained if such investment were sold to a third party. Each Eligible Component Fund typically relies upon independent third-party appraisals and such Eligible Component Fund’s asset manager and/or management to provide valuations. In addition to valuation risk, investors of Eligible Component Funds are not entitled to the protections of the 1940 Act. For example, Eligible Component Funds may not have independent boards, may not require shareholder approval of advisory contracts, may employ high leverage, may engage in joint transactions with affiliates, and are not obligated to file financial reports with the SEC. These characteristics present additional risks, including the possibility of risk of loss of a significant portion of the amount invested.

Material Federal Income Tax Risks

As the Fund generally pursues its investment objective by investing in the Eligible Component Funds, many of which are REITs or pass-through entities that invest in REITs, unless the context indicates otherwise, the risks relating to REITs discussed in this section with respect to the Fund should be understood to relate to the Fund and such REIT entities.

If the Fund Fails to Qualify as a REIT, the Fund Would Be Subject to U.S. Federal Income Tax as a Regular C Corporation and Would Not be Able to Deduct Distributions to Stockholders When Computing its Taxable Income

The Fund plans to elect to be taxed as a REIT commencing with the taxable year ending December 31, 2020, upon filing the 2020 Form 1120-REIT with the Internal Revenue Service. Accordingly, the Fund expects to operate in a manner consistent with REIT qualification rules; however, there can be no assurance that the Fund will qualify as a REIT for the taxable year ending December 31, 2020 or that it will remain so qualified. Determining whether the Fund qualifies as a REIT involves the application of highly technical and complex provisions of the Code to the Fund’s operations for which there are only limited judicial and administrative interpretations. In addition, determining whether the Fund qualifies as a REIT will involve numerous factual determinations concerning matters and circumstances not entirely within the Fund’s control.

If the Fund fails to qualify as a REIT, or qualifies but subsequently ceases to so qualify, the Fund will face serious tax consequences that would substantially reduce the funds available for distribution to the Fund’s Stockholders for each of the years involved because:

•	The Fund will not be allowed to deduct its distributions to Stockholders in computing its taxable income;

•	The Fund will be subject to U.S. federal and state income tax on its taxable income at regular corporate rates; and

•	Unless the Fund is entitled to relief under the Code, it would be disqualified from qualifying as a REIT for the four taxable years following the year during which it was disqualified.

Any such corporate tax liability may require the Fund to borrow funds or liquidate some investments to pay any such additional tax liability, which in turn could have an adverse impact on the value of the Common Stock of the Fund.

Although the Fund intends to operate so as to qualify as a REIT, future economic, market, legal, tax or other considerations might cause the Fund to revoke or lose its anticipated REIT status, which could have a material adverse effect on the Fund’s business, future prospects, financial condition or results of operations and could adversely affect the Fund’s ability to successfully implement its business strategy or pay a dividend.

Even if the Fund qualifies as a REIT commencing with the taxable year ending December 31, 2020:

•	The Fund may be subject to certain U.S. federal, state and local taxes and foreign taxes on its income and assets, taxes on any undistributed income, and state, local or foreign income, franchise, property and transfer taxes. The Fund could in certain circumstances be required to pay an excise or penalty tax, which could be significant in amount, in order to utilize one or more relief provisions under the Code to maintain its ability to qualify as a REIT. The Fund holds certain of its assets and operations and receives certain items of income through one or more TRSs. TRS assets and operations would continue to be subject, as applicable, to U.S. federal and state corporate income taxes. In addition, the Fund may incur a 100% excise tax on transactions with a TRS if they are not conducted on an arm’s-length basis. Any of these taxes would decrease the Fund’s earnings and its cash available for distributions to Stockholders.

•	If the Fund were to make a technical or inadvertent mistake regarding whether certain items of its income satisfy either or both of the Code’s REIT gross income tests and as a result were to fail either or both such tests (and did not lose the Fund’s status as a REIT because such failure was due to reasonable cause and not willful neglect), the Fund would be subject to corporate level tax on the income that does not meet the Code’s REIT gross income test requirements. Any such taxes the Fund pays will reduce its cash available for distribution to its Stockholders.

Failure to Make Sufficient Distributions Would Jeopardize the Fund’s Qualification as a REIT and/or Would Subject the Fund to U.S. Federal Income and Excise Taxes

A company must distribute to its Stockholders with respect to each taxable year at least 90% of its taxable income (computed without regard to the dividends paid deduction and net capital gain and net of any available net operating losses (“NOLs”)) in order to qualify as a REIT, and 100% of its taxable income

(computed without regard to the dividends paid deduction and net capital gain and net of any available NOLs) in order to avoid U.S. federal income and excise taxes. For these purposes, the non-TRS subsidiaries of a company that qualify as a REIT will be treated as part of such company and therefore such company will also be required to distribute out the taxable income of such subsidiaries. To the extent that the Fund satisfies the 90% distribution requirement, but distributes less than 100% of its REIT taxable income, the Fund will be subject to U.S. federal income tax on its undistributed taxable income. In addition, the Fund will be subject to a 4% nondeductible excise tax if the actual amount that it pays out to its Stockholders for a calendar year is less than a minimum amount specified under the Code.

Generally, the Fund expects to distribute all or substantially all of its REIT taxable income. However, the Fund may decide to utilize its existing NOLs, if any, to reduce all or a portion of its taxable income in lieu of making corresponding distributions to its Stockholders. If the Fund’s cash available for distribution falls short of its estimates, the Fund may be unable to maintain the proposed quarterly distributions that approximate its taxable income and, as a result, may be subject to U.S. federal income tax on the shortfall in distributions or may fail to qualify as a REIT. The Fund’s cash flows from operations may be insufficient to fund required distributions as a result of differences in timing between the actual receipt of income and the recognition of income for U.S. federal income tax purposes, or the effect of nondeductible expenditures, such as capital expenditures, payments of compensation for which Section 162(m) of the Code denies a deduction, the creation of reserves or required debt service or amortization payments.

Effect of Tax Status of Underlying Eligible Component Funds

The underlying Eligible Component Funds in which the Fund intends to invest are generally expected to be treated as REITs or partnerships for U.S. federal income tax purposes. With respect to the underlying Eligible Component Funds treated as partnerships for U.S. federal income tax purposes, the Fund will be deemed to own its proportionate share of the assets of such underlying Eligible Component Funds based on the Fund’s interest in each such Eligible Component Fund and will be deemed to have earned its allocable share of the partnership income of each underlying Eligible Component Fund based on the Fund’s interest in such underlying Eligible Component Fund. The Fund cannot guarantee its continued qualification as a REIT, including, but not limited to, instances in which: (1) an underlying Eligible Component Fund owns all or any part of its assets through lower-tier entities treated as partnerships for U.S. federal income tax purposes, (2) the underlying Eligible Component Funds (or the lower-tier entities treated as partnerships in which they own interests) do not timely report to the Fund the amounts and character of income earned by them, (3) the underlying Eligible Component Funds (or the lower-tier entities treated as partnerships in which they own interests) do not timely report to the Fund acquisitions and dispositions of assets owned by them, (4) the underlying Eligible Component Funds (or the lower-tier entities treated as partnerships in which they own interests) do not make timely distributions of their cash flow to the Fund, (5) the Fund does not have the ability to prevent the underlying Eligible Component Funds (or the lower-tier entities treated as partnerships in which they own interests) from engaging in transactions that will produce non-qualifying income for purposes of the REIT income tests and (6) the Fund does not have the ability to prevent the underlying Eligible Component Funds (or the lower-tier entities treated as partnerships in which they own interests) from purchasing non-qualifying assets or disposing of qualified assets for purposes of the  REIT asset tests.

The Fund may Declare a “Consent Dividend” Which Would Result in Stockholders Experiencing “Phantom Income”

The Fund may declare “consent dividends” as may be necessary or appropriate to ensure or maintain its status as a REIT for U.S. federal income tax purposes and to avoid the imposition of any federal income or excise tax.  A consent dividend is a hypothetical distribution (as distinguished from an actual distribution) that is treated for U.S. federal income tax purposes as if it were distributed in money by the Fund to its Stockholders on the last day of the Fund’s taxable year, received by the Fund’s Stockholders on that day, and immediately contributed by the Fund’s Stockholders.

Legislative or Other Actions Affecting Entities That Qualify As REITs, Including Adverse Change in Tax Laws, Could Have a Negative Effect on the Fund or its Stockholders

At any time, the U.S. federal income tax laws governing entities that qualify as REITs or the administrative interpretations of those laws may be amended or changed. Federal, state and local tax laws are constantly under review by persons involved in the legislative process, the IRS, the U.S. Department of the Treasury, and state and local taxing authorities. The shortfall in tax revenues for states and municipalities in recent years may lead to an increase in the frequency and size of such changes. If such changes occur, the Fund may be required to pay additional taxes on its assets or income following its qualification as a REIT. These increased tax costs could adversely affect the Fund’s financial condition, results of operations and the amount of cash available for payment of dividends. Changes to the tax laws, regulations and administrative interpretations, which may have retroactive application, could adversely affect the Fund or its Stockholders.

The Fund cannot predict whether, when, in what forms, or with what effective dates, the tax laws, regulations and administrative interpretations applicable to the Fund or its Stockholders may be changed. Accordingly, any such change may significantly affect the Fund’s ability to qualify as a REIT, or the U.S. federal income tax consequences to a Stockholder of the Fund.

The Board Will Be Able to Unilaterally Revoke the Fund’s Anticipated Election to Be Taxed as a REIT Following the Fund’s Anticipated Qualification as a REIT, and This May Have Adverse Consequences for the Fund’s Stockholders

The Fund’s charter provides that its Board may revoke or otherwise terminate its REIT election without the approval of the Fund’s Stockholders, if the Board determines that it is no longer in the Fund’s best interests to elect to be taxed as a REIT for U.S. federal income tax purposes. If the Fund does not elect to, or revokes its election to, be so taxed, the Fund will not be allowed to deduct dividends paid to Stockholders in computing the Fund’s taxable income, and will be subject to U.S. federal income tax at regular corporate rates and state and local taxes, which may adversely impact the Fund’s total return to its Stockholders.

The Fund May Not Realize the Anticipated Benefits to Stockholders, Including the Achievement of Significant Tax Savings for the Fund and Regular Distributions to the Fund’s Stockholders

Even if the Fund successfully qualifies and remains qualified as a REIT, there can be no assurance that the Fund’s Stockholders will experience benefits attributable to the Fund’s qualification and taxation as a REIT, including the Fund’s ability to reduce its corporate level federal tax through distributions to Stockholders and to make regular distributions to Stockholders. The realization of the anticipated benefits to Stockholders will depend on numerous factors, many of which are outside the Fund’s control. In addition, future cash distributions to Stockholders will depend on the Fund’s cash flows, as well as the impact of alternative, more attractive investments as compared to dividends. Further, changes in legislation or the federal tax rules could adversely impact the benefits of being a REIT.

U.S. Federal Tax Reform Legislation Now and in the Future Could Affect REITs Generally and the Fund’s Results of Operations, Both Positively and Negatively, in Ways that are Difficult to Anticipate

The Tax Cuts and Jobs Act of 2017 (the “2017 Act”) represented sweeping tax reform legislation that made significant changes to corporate and individual tax rates and the calculation of taxes, as well as international tax rules. As a REIT, the Fund is generally not required to pay federal taxes otherwise applicable to regular corporations if it complies with the various tax regulations governing REITs. Stockholders, however, are generally required to pay taxes on REIT dividends. The 2017 Act and future tax reform legislation could impact the Fund’s share price or how Stockholders and potential investors view an investment in REITs. For example, the decrease in corporate tax rates in the 2017 Act could decrease the attractiveness of the REIT structure relative to companies that are not organized as REITs. The overall impact of the 2017 Act also depends on the future interpretations and regulations that may be issued by U.S. tax authorities, and it is possible that future guidance could adversely impact the Fund.

ITEM 9.         MANAGEMENT

ITEM 9.1.(a)	BOARD OF DIRECTORS:

Pursuant to the Fund’s charter and bylaws, the Fund’s business and affairs are managed under the direction of the Board. The responsibilities of the Board include, among others, the oversight of the Fund’s investment activities, the quarterly valuation of the Fund’s assets, and oversight of its financing arrangements and corporate governance activities. The Board currently has an Audit Committee and a Nominating and Corporate Governance Committee and may establish additional committees from time to time as it deems necessary or appropriate. Each director will serve until the expiration of such director’s term and until his or her successor is duly elected. Although the number of directors may be increased or decreased, a decrease will not have the effect of shortening the term of any incumbent director. Any director may resign at any time and may be removed by the stockholders only for cause (as such term is defined in the Fund’s charter) and then only upon the affirmative vote of at least two-thirds of all the votes entitled to be cast generally in the election of directors.

Any vacancy on the Board for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if such majority is less than a quorum. Any vacancy on the Board created by an increase in the number of directors may be filled by a majority vote of the entire Board.

BOARD OF DIRECTORS AND EXECUTIVE OFFICERS

The Board will consist of five members, three of whom are not “interested persons” of the Fund or the Manager as defined in Section 2(a)(19) of the 1940 Act (the “Independent Directors”). As the Fund is not required to hold regular annual meetings of stockholders, the directors are elected for indefinite terms.

Directors

Information regarding our Board of Directors is set forth below. We have divided the directors into two groups—interested directors and independent directors. The address for each director is c/o IDR Core Property Index Fund Ltd., 1111 E. Superior Avenue, Suite 1100, Cleveland, OH 44114.

Interested Directors

The following directors are “interested persons” as defined in the 1940 Act.

Name, Address and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Directorships Held by Director During Past 5 Years
Gary A. Zdolshek, 66	Director, Chairman of the Board, Chief Executive Officer, President	Since 2019, Mr. Zdolshek has served as a Director, the Chief Executive Officer and President of the Fund. Since 2020, Mr. Zdolshek has served as the Chairman of the Board	Founder, IDR	–
Thomas J. Bartos, 66	Director, Chief Financial Officer and Treasurer	Since 2019, Mr. Bartos has served as the Chief Financial Officer and Treasurer of the Fund. Since 2020, Mr. Bartos has served as a Director of the Fund	Chief Financial Officer, IDR	–

Independent Directors

The following directors are not “interested persons” as defined in the 1940 Act.

Name, Address and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director During Past 5 Years
Geoffery Dohrmann, 68	Director	Since 2020, Mr. Dohmann has served as a Director of the Fund	President and Chief Executive Officer, Institutional Real Estate, Inc.	–

Name, Address and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years	Other Directorships Held by Director During Past 5 Years
Lawrence Wolf, 57	Director	Since 2020, Mr. Wolf has served as a Director of the Fund	President, Red Diamond Management Co.	–
Steven H. Reiff, 66	Director	Since 2020, Mr. Reiff has served as a Director of the Fund	–	Director, Alcentra Capital Corporation

Director Qualifications

The Board believes that, collectively, the directors have balanced and diverse experience, qualifications, attributes and skills, which allow the Board to operate effectively in governing the Fund and protecting the interests of its stockholders. Below is a description of the various experiences, qualifications, attributes and/or skills with respect to each director considered by the Board.

Gary A. Zdolshek. Mr. Zdolshek is a Director, Chairman of the Board, Chief Executive Officer, and President of IDR Core Property Index Fund Ltd. Mr. Zdolshek has been a Director, Chief Executive Officer and President of the Fund since 2019, and has been the Chairman of the Board since 2020. Mr. Zdolshek is also the Chief Executive Officer and Director of IDR Investment Management, LLC. Mr. Zdolshek has more than forty years of experience as a real estate adviser, investment banker and principal investor, and founded Investors Diversified Realty, LLC in 2006. From 2001 to 2006, Mr. Zdolshek was a principal investor and adviser to several real estate transactions totaling more than $500 million in equity. Prior to that, as a Managing Director and Principal at Brown Gibbons, Lang and Company (“BGL”), from 1997 to 2001, he was in charge of the Real Estate and Structured Finance Group, representing an investor group in the purchase of more than $1 billion of distressed and defaulted Japanese bank debt on properties in the Hawaiian Islands. Mr. Zdolshek represented the board of directors for Lexford Properties, a publicly held REIT in its sale to Equity Residential (NYSE: EQR) for approximately $750 million. Prior to joining BGL, Mr. Zdolshek was the Senior Managing Director of McDonald and Company’s Real Estate and Structured Finance Group from 1980 to 1996. There, Mr. Zdolshek was Chairman of the Firm’s Commitment Committee and Member of its Equity and Investment Committee. Mr. Zdolshek’s group executed more than $5 billion in real estate capital markets transactions representing various private placements, debt and equity real estate transactions. Mr. Zdolshek began his career as an auditor with Peat, Marwick, Mitchell & Co. Mr. Zdolshek received his undergraduate degree in Finance from the University of Cincinnati.

Thomas J. Bartos. Mr. Bartos is a Director, the Chief Financial Officer and Treasurer of IDR Core Property Index Fund Ltd. Mr. Bartos has served as the Chief Financial Officer and Treasurer of the Fund since 2019. Mr. Bartos has been a Director of the Fund since 2019. Mr. Bartos has more than thirty-six years’ experience in accounting, auditing and compliance. Mr. Bartos has served as Chief Financial Officer of IDR Investment Management, LLC since 2017. Prior to that, he was Manager of Internal Audit at the Salt River Pima Maricopa Indian Community in Scottsdale, Arizona, having started there in 2012. Mr. Bartos also previously served as Chief Compliance Officer of MAI Wealth Advisors in Cleveland, Ohio from 2005 to 2011. Mr. Bartos was Chief Operating Officer at Verus Investments from 2003 through 2004.

From 2000 through 2002, Mr. Bartos served as the Chief Operating Officer at Shaker Investments. Prior to serving as Chief Compliance Officer at Shaker Investments, he was Senior Managing Director in the Investment Banking Group at McDonald Investments from 1998 to 2000. He had been Director of Internal Audit for McDonald Investments Inc. from 1993 to 1998. Mr. Bartos began his career in public accounting in the Cleveland office of Ernst & Young, from 1979 to 1990. Mr. Bartos is a member of the American Institute of Certified Public Accountants. Mr. Bartos received his undergraduate degree in Business from Bowling Green State University and a Master of Business Administration from the University of Notre Dame.

Geoffery Dohrmann. Mr. Dohrmann is a Director of IDR Core Property Index Fund Ltd. Mr. Dohrman has been a Director of the Fund since 2020. Mr. Dohrmann has more than thirty years of experience with institutional communications in the area of private and public real estate. Mr. Dohrmann is the founder, President and Chief Executive Officer, and Director of Institutional Real Estate, Inc. (“IREI”), which was established in 1987. IREI is a publishing and consulting company focused on meeting the information needs of the institutional real estate, infrastructure and private wealth advisory investment communities. Mr. Dohrmann also serves as publisher and editor-in-chief of several industry publications, including Institutional Real Estate Americas, Institutional Real Estate Europe, Institutional Real Estate Asia Pacific, FundTracker, Institutional Investing in Infrastructure, Real Assets Adviser and Institutional Real Estate Newsline, as well as numerous special reports and several email news alert services. In addition, he is a co-founder of the IREI Institute for Real Estate Operating Companies, a networking and educational organization serving the interests of institutional investors, investment managers and real estate operating companies. Mr. Dohrmann also serves as a Trustee of the Bailard Real Estate Fund, a non-listed, private real estate investment trust. He also has served as a trustee, from 2000 through 2010, of Lexington Realty Trust (NYSE: LXP), a New York–based real estate investment trust. From 2002 through 2007, he was a director and chairman of the charter board of managers for the J.P. Morgan Real Estate Income & Growth Fund, an open-end diversified real estate investment fund. He currently serves on the advisory boards for the following organizations: Builders Realty Capital, the Marcus & Millichap Companies, Amero Global Investors, and Redhill Realty Investors. Mr. Dohrmann has lectured on institutional real estate market-related matters at the business schools of the University of California, Berkeley, the University of Chicago, Stanford University, Harvard University, Northwestern University, the University of North Carolina and Yale University. Mr. Dohrmann is a Fellow of the Homer Hoyt Institute and the American Real Estate Society, a member of the Counselors of Real Estate, and a past member of the Board of Directors for the American Real Estate Society, as well as the San Francisco Architectural Heritage. Mr. Dohrmann received his undergraduate degree in Psychology from University of California, Berkeley.

Lawrence Wolf. Mr. Wolf is a Director of IDR Core Property Index Fund Ltd. Mr. Wolf has been a Director of the Fund since 2020. Mr. Wolf has more than thirty-five years of experience as a tax professional and in family office investment management. He is currently the Chief Executive Officer of Red Diamond, Ltd., a family office. Mr. Wolf spent the first fifteen years of his career, from 1984 to 1999, in the Tax Department at Arthur Andersen in the Cleveland, Ohio office. He specialized in working with closely held businesses and financial planning for high-net-worth clients while serving on a multitude of teams during his tenure, including the firmwide International Tax Team. Mr. Wolf left the firm in 1999 as a partner to become the founder and Chief Executive Officer of Red Diamond Ltd, a single-family office serving a Midwest client who ultimately sold their 2,500-employee automotive supply business. As Chief Executive Officer, Mr. Wolf has worked closely with the family in the acquisition and sale of numerous closely held businesses and served on the Board of all family-owned businesses while preserving and growing the family’s wealth. He is also the President of the family’s private foundation and serves as the president of the family’s newly created Ohio Family Trust Company. Mr. Wolf previously served as a member of Bank of New York Mellon’s Family Office Advisory Board and currently continues to be a longstanding member on Greycourt’s Advisory Board. As an active member of the family office community, Mr. Wolf founded the Cleveland Area Family Exchange in 2001, a network of single- and multi-family offices in Northeast Ohio and serves as its President. In addition, he is a founding member of FORGE (Family Office Regional Group of Executives), created in 2009, which is one of the largest networks of single family offices in the United States. Mr. Wolf is a member of the American Institute of Certified Public Accountants. Mr. Wolf received his BSBA in Business Administration and Management from Miami University.

Steven Reiff. Mr. Reiff is a Director of IDR Core Property Index Fund Ltd. Mr. Reiff has been a Director of the Fund since 2020. Mr. Reiff has over thirty years of experience in investment management and wealth management. After his retirement from BNY Mellon Wealth Management (“BNY Mellon”) in 2017, Mr. Reiff served as the President of Beechmax, Inc., and as the Chief Executive Officer of Comax Partners LP., the general partner and limited partnership of the family office for John F. and Rhodora Donahue. Mr. Reiff worked at BNY Mellon from 1999 to 2014. From 2008 to 2014, Mr. Reiff served as the National Director of Investment Solutions and Investment Advisory for BNY Mellon, a wealth manager whose assets under management totaled more than $100 billion. In this role, Mr. Reiff oversaw the design of the investment architecture, product strategy, product development and investment advisory functions. As part of this position, Mr. Reiff also chaired the Solution Strategy Committee. At BNY Mellon, Mr. Reiff also served on the majority of the investment committees that were responsible for strategy, asset allocation and investment solutions for all clients. During his career at BNY Mellon, Mr. Reiff designed and developed more than thirty mutual funds with an estimated $20 billion dollars in assets invested in Dreyfus and BNY Mellon funds. Concurrent with his other responsibilities at BNY Mellon, from 2011 to 2013, Mr. Reiff served as the Chief Investment Officer for Lockwood Advisors, a BNY Mellon/Pershing company serving financial advisors and their clients. Mr. Reiff then served as Lockwood’s Chief Investment Strategist and as co-chair of the Investment Advisory Committee from 2013 to 2015. In those roles, Mr. Reiff was charged with overseeing all investment decisions, strategies and models for client use where Lockwood acted as an investment manager. Mr. Reiff’s experience in board management includes serving on the board of the publicly held company Alcentra Capital Corporation (“ABDC”). During his term on the board of ABDC, from 2017 to 2018, Mr. Reiff served as the lead independent director, chairman of the valuation committee, and member of the audit committee, nominating and corporate governance committee, compensation committee and advisory agreement oversight committee. Before joining BNY Mellon, from 1997 to 1999, Mr. Reiff was a managing partner of Bank One’s Investor Advisors’ Wealth Management business. Mr. Reiff’s initial experience in investment management began working as a Director of Marketing at Glenwood Partners from 1995 to 1997, where he assisted clients in their investments in alternative strategies and alternative asset classes. Mr. Reiff received his undergraduate degree in Business Management from the University of Notre Dame.

Information about Executive Officers Who are Not Directors

The address for each executive officer is c/o IDR Core Property Index Fund Ltd., 1111 E. Superior Avenue, Suite 1100, Cleveland, OH 44114. We are not part of a “fund complex” as that term is defined in the Form N-2.

Name, Address and Age	Position(s) Held with Company	Term of Office and Length of Time Served	Principal Occupation(s) During Past 5 Years
Brian Thomas, 36	Secretary	Secretary since 2019	Senior Investment Analyst at IDR Investment Managerment, LLC
Garrett E. Zdolshek, 40	Chief Investment Officer	Chief Investment Officer since 2020	Portfolio Manager at IDR Investment Managerment, LLC
Brandon Kipp, 36	Chief Compliance Officer	Chief Compliance Officer since 2020	Fund Chief Compliance Officer, Foreside Fund Officer Services, LLC; Chief Compliance Officer, Ultimus Fund Solutions; Compliance Manager, UMB Fund Services Inc

DIRECTOR INDEPENDENCE

The Board annually determines each director’s independence. A director is not considered to be independent unless the Board has determined that he or she has no material relationship with the Fund. The Fund monitors the relationships of its directors and officers through a questionnaire each director completes no less frequently than annually and updates periodically as information provided in the most recent questionnaire changes.

In order to evaluate the materiality of any such relationship, the Board uses the definition of director independence set forth in the rules promulgated by the NASDAQ Stock Market. Rule 5605(a)(2) provides that a director shall be considered to be independent if he or she is not an “interested person” of the Fund, as defined in Section 2(a)(19) of the 1940 Act.

The Board has determined that each of the directors is independent and has no relationship with the Fund, except as a director and stockholder, with the exception of Gary A. Zdolshek, as a result of his position as the Fund’s Chief Executive Officer and President and as Chief Executive Officer of the Manager and Thomas J. Bartos, as a result of his position as the Fund’s Chief Financial Officer and Treasurer.

BOARD LEADERSHIP STRUCTURE

The Board monitors and performs an oversight role with respect to the Fund’s business and affairs, including with respect to investment practices and performance, compliance with regulatory requirements and the Fund’s services and expenses and performance of the Fund’s service providers. Among other things, the Board approves the appointment of the Manager and the election of the Fund’s executive officers, reviews and monitors the services and activities performed by the Manager and executive officers and approves the engagement, and reviews the performance of, the Fund’s independent registered public accounting firm.

Under the Fund’s bylaws, the Board may designate a Chairman to preside over the meetings of the Board and meetings of the Stockholders and to perform such other duties as may be assigned to him or her by the Board. The Fund does not have a fixed policy as to whether the Chairman of the Board should be an Independent Director and believes that the Fund should maintain the flexibility to select the Chairman and reorganize the leadership structure, from time to time, based on the criteria that is in the best interests of the Fund and Stockholders at such times.

Presently, Gary A. Zdolshek serves as the Chairman of the Board. Mr. Zdolshek is an “interested person” of the Fund as described above. The Fund believes that Mr. Zdolshek’s extensive knowledge of the financial services industry, and the investment valuation process, in particular, qualify him to serve as the Chairman of the Board.

The Board does not currently have a designated lead Independent Director. The Fund is aware of the potential conflicts that may arise when a non-Independent Director is Chairman of the Board, but believes these potential conflicts are offset by the Fund’s strong corporate governance policies. The Fund’s corporate governance policies include regular meetings of the Independent Directors in executive session without the presence of interested directors and management, the establishment of audit and nominating and corporate governance committees comprised solely of Independent Directors and the appointment of a Chief Compliance Officer, with whom the Independent Directors meet regularly without the presence of interested directors and other members of management, who is responsible for administering the Fund’s compliance policies and procedures.

The Fund recognizes that different board leadership structures are appropriate for companies in different situations. The Fund re-examines its corporate governance policies on a regular basis to ensure that they continue to meet the needs of the Fund.

BOARD’S ROLE IN RISK OVERSIGHT

The Board performs its risk oversight function primarily through (i) its two standing committees, which report to the entire Board and are comprised solely of Independent Directors, and (ii) active monitoring of the Fund’s Chief Compliance Officer and the Fund’s compliance policies and procedures.

As described below in more detail under “Committees of the Board of Directors,” the Audit Committee and Nominating and Corporate Governance Committee assist the Board in fulfilling its risk oversight responsibilities. The Audit Committee’s risk oversight responsibilities include establishing guidelines and making recommendations to the Board regarding the valuation of the Fund’s investments, and overseeing the Fund’s accounting and financial reporting processes, systems of internal controls regarding finance and accounting, and audits of the Fund’s financial statements. The Nominating and Corporate Governance Committee’s risk oversight responsibilities include selecting, researching and nominating directors for election by Stockholders, developing and recommending to the Board a set of corporate governance principles and overseeing the evaluation of the Board and the Fund’s management.

The Board also performs its risk oversight responsibilities with the assistance of the Fund’s Chief Compliance Officer. The Board annually reviews a written report from the Chief Compliance Officer discussing the adequacy and effectiveness of the Fund’s compliance policies and procedures and those of the Fund’s service providers. The Chief Compliance Officer’s annual report addresses at a minimum (i) the operation of the Fund’s compliance policies and procedures and those of the Fund’s service providers since the last report; (ii) any material changes to such policies and procedures since the last report; (iii) any recommendations for material changes to such policies and procedures as a result of the Chief Compliance Officer’s annual review; and (iv) any compliance matter that has occurred since the date of the last report about which the Board would reasonably need to know to oversee the Fund’s compliance activities and risks. In addition, the Chief Compliance Officer meets separately in executive session with the Independent Directors at least quarterly.

The Fund believes that the Board’s role in risk oversight is effective and appropriate given the extensive regulation to which the Fund is already subject as a registered closed-end management investment company. The Fund recognizes that different board roles in risk oversight are appropriate for companies in different situations. The Fund will re-examine the manner in which the Board administers its oversight function on an ongoing basis to ensure that they continue to meet the Fund’s needs.

COMMITTEES OF THE BOARD

The Board has the following committees:

Audit Committee

The Audit Committee is responsible for establishing guidelines and making recommendations to the Board regarding the valuation of the Fund’s investments; selecting, engaging and discharging its independent accountants, reviewing the plans, scope and results of the audit engagement with the Fund’s independent accountants; approving professional services provided by the Fund’s independent accountants (including compensation therefor); reviewing the independence of the Fund’s independent accountants and reviewing the adequacy of the Fund’s internal controls over financial reporting. The members of the Audit Committee will be Geoffery Dohrmann, Lawrence Wolf and Steven H. Reiff, all of whom are independent. Lawrence Wolf will serve as the Chairman of the Audit Committee and the Board has determined that Lawrence Wolf is an “audit committee financial expert” as defined under SEC rules.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee selects and nominates directors for election by Stockholders, selects nominees to fill vacancies on the Board or a committee thereof, develops and recommends to the Board a set of corporate governance principles and oversees the evaluation of the Board and management. The committee will be composed of Geoffery Dohrmann, Lawrence Wolf and Steven H. Reiff. Steven H. Reiff will serve as Chairman of the Nominating and Corporate Governance Committee.

The Nominating and Corporate Governance Committee will consider qualified director nominees recommended by stockholders when such recommendations are submitted in accordance with any applicable law, rule or regulation regarding director nominations. When submitting a nomination for consideration, a stockholder must provide certain information that would be required under applicable SEC rules, including the following minimum information for each director nominee: full name, age and address; principal occupation during the past five years; current directorships on publicly held companies and investment companies; number of shares owned, if any; and, a written consent of the individual to stand for election if nominated by the Board and to serve if elected by Stockholders.

In evaluating director nominees, the members of the Nominating and Corporate Governance Committee consider the following factors:

•	the appropriate size and composition of the Board;

•	whether or not the person is an “interested person” with respect to the Fund as defined in Section 2(a)(19) of the 1940 Act;

•	the Fund’s needs with respect to the particular talents and experience of its directors;

•	the knowledge, skills and experience of nominees in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•	experience with accounting rules and practices;

•	appreciation of the relationship of the Fund’s business to the changing needs of society;

•	the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members; and

•	all applicable laws, rules, regulations, and listing standards.

The Nominating and Corporate Governance Committee’s goal is to assemble a Board that brings to the Fund a variety of perspectives and skills derived from high quality business and professional experience.

Other than the foregoing there are no stated minimum criteria for director nominees, although the members of the Nominating and Corporate Governance Committee may consider such other factors as they may deem are in the best interests of the Fund and Stockholders. The Nominating and Corporate Governance Committee also believes it appropriate for certain key members of management to also serve as Directors.

The members of the Nominating and Corporate Governance Committee identify nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to the Fund’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining a new perspective. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the independent members of the Board identify the desired skills and experience of a new nominee in light of the criteria above. The entire Board is polled for suggestions as to individuals meeting the aforementioned criteria. Research may also be performed to identify qualified individuals. The Board and the Nominating and Corporate Governance Committee have not engaged any third parties to identify or evaluate or assist in identifying potential nominees, although each reserves the right in the future to retain a third party search firm, if necessary.

COMPENSATION OF DIRECTORS

The directors who do not also serve in an executive officer capacity for the Fund or the Manager are entitled to receive an annual cash retainer fee of $35,000, which will be payable quarterly in arrears. These directors will be Geoffery Dohrmann, Lawrence Wolf and Steven H. Reiff. In addition, the chairman of the audit committee will receive an additional annual retainer of $15,000, while the chairman of the Nominating and Corporate Governance Committee will receive an additional annual retainer of $15,000.

The Fund will also reimburse each of the above directors for all reasonable and authorized business expenses in accordance with its policies as in effect from time to time, including reimbursement of reasonable out-of-pocket expenses incurred in connection with attending each board meeting and each committee meeting not held concurrently with a board meeting. The above directors do not receive any pension or retirement benefits from the Fund.

The Fund does not pay compensation to directors who also serve in an executive officer capacity for the Fund or the Manager.

COMPENSATION OF EXECUTIVE OFFICERS

The Fund’s executive officers will not receive any direct compensation from the Fund. The Fund does not currently have any employees and does not expect to have any employees. Services necessary for the Fund’s business are provided by individuals who are employees of the Manager or the Administrator or their affiliates or by individuals who were contracted by such entities to work on behalf of the Fund, pursuant to the terms of the Management Agreement and Administration Agreement. Each of the Fund’s executive officers is an employee of the Manager or the Administrator or an affiliate thereof, or an outside contractor, and the day-to-day investment operations and administration of the Fund’s portfolio are managed by the Manager. In addition, the Fund reimburses the Administrator for the Fund’s allocable portion of expenses incurred by the Administrator, as applicable, in performing its obligations under the Administration Agreement, including the allocable portion of the cost of the Fund’s Chief Financial Officer, Chief Compliance Officer, Treasurer and Secretary and other administrative support personnel under the Administration Agreement.

The Management Agreement provides that the Manager and its officers, directors, controlling persons and any other person or entity affiliated with it acting as the Fund’s agent shall be entitled to indemnification (including reasonable attorneys’ fees and amounts reasonably paid in settlement) for any liability or loss suffered by the Manager or such other person, and the Manager and such other person shall be held harmless for any loss or liability suffered by the Fund, if (i) the Manager has determined, in good faith, that the course of conduct which caused the loss or liability was in the Fund’s best interests, (ii) the Manager or such other person was acting on behalf of or performing services for the Fund, (iii) the liability or loss suffered was not the result of negligence or misconduct by the Manager or an affiliate thereof acting as the Fund’s agent, and (iv) the indemnification or agreement to hold the Manager or such other person harmless is only recoverable out of the Fund’s net assets and not from Stockholders.

ITEM 9.1(b)	INVESTMENT MANAGER:

The Manager, a Delaware limited liability company, acts as the investment adviser of the Fund. The principal office of the Manager is located at 1111 E. Superior Ave, Suite 1100, Cleveland, OH 44114.

The Manager provides investment management and administrative services to the Fund. The Manager is owned by its key investment professionals through an affiliate of IDR and by USAA Realco. The Manager is registered as an investment adviser with the SEC under the Advisers Act.

MANAGEMENT AGREEMENT

Under the terms of the Management Agreement, the Manager:

•	determines the composition of the Fund’s portfolio in view of its investment objective, the nature and timing of the changes to its portfolio and the manner of implementing such changes;

•	identifies/sources, researches, evaluates and negotiates the structure of the investments the Fund makes;

•	closes and monitors the investments the Fund makes;

•	determines the securities and other assets that the Fund will purchase, retain, or sell;

•	provides the Fund with such other investment advisory, research and related services as the Fund may, from time to time, reasonably require for the investment of its funds.

The Manager’s services under the Management Agreement are not exclusive, and it is free to furnish similar services to other entities so long as its services to the Fund are not impaired.

Advisory Fees

Pursuant to the Management Agreement, the Fund has agreed to pay the Manager the Management Fee for services rendered under the Management Agreement. The Management Fee is payable quarterly in arrears. Management Fees for any partial quarter will be appropriately prorated and adjusted for any share issuances or repurchases during the relevant quarter. The Management Fee will be calculated at an annual rate of 0.40% of the Fund’s net assets at the end of the most recently completed calendar quarter. The Manager has agreed to waive 0.10% of its management fee that it would otherwise be entitled to under the Management Agreement during the first 24 months following the Fund’s initial closing. As a result, the base management fee due under the Management Agreement will be 0.30% during such period. The Manager will not be entitled to receive any other advisory fees (including any incentive fee) under the Management Agreement, other than the Management Fee.

Payment of Expenses

The investment team of the Manager and their respective staffs, when and to the extent engaged in providing investment advisory and management services, and the compensation and related expenses and routine overhead expenses of such personnel allocable to such services, are provided and paid for by the Manager. The Manager may defer all or a portion of any administrative expenses in its sole discretion for up to five years from the date such expenses were initially incurred. The Fund bears all other costs and expenses of its operations and transactions, including (without limitation):

•	the costs and expenses associated with the Fund’s organization and any offerings;

•	the cost of calculating the Fund’s net asset value, including the cost of any third-party valuation services;

•	the cost of effecting sales and repurchases of the Fund’s shares and other securities, including fees and expenses incurred in connection with satisfying anti-money laundering and “know your customer” requirements;

•	interest payable on debt, if any, to finance the Fund’s investments;

•	Management Fees payable pursuant to the Management Agreement;

•	fees payable to third parties relating to, or associated with, making investments, including legal fees and expenses and fees and expenses associated with performing due diligence reviews of prospective investments and advisory fees as well as expenses associated with such activities;

•	the costs associated with protecting the Fund’s interests in its investments, including legal fees;

•	transfer agent and custodial fees;

•	fees and expenses associated with marketing and investor relations efforts (including attendance at investment conferences and similar events);

•	federal and state registration fees;

•	any exchange listing fees;

•	federal, state, local and foreign taxes;

•	Independent Directors’ fees and expenses (including travel and other costs associated with the performance of Independent Directors’ responsibilities);

•	brokerage commissions;

•	costs of proxy statements, stockholders’ reports and notices;

•	costs of preparing government filings, including periodic and current reports with the SEC;

•	fidelity bond, liability insurance and other insurance premiums;

•	direct costs and expenses of administration, including printing, mailing, long distance telephone and staff;

•	fees and expenses associated with independent audits and outside legal costs;

•	costs associated with the Fund’s reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws;

•	all other fees and expenses payable to third parties retained by the Manager to provide administrative services to the Fund on its behalf pursuant to the Administration Agreement, including but not limited to any sub-administrators or compliance providers; and

•	all other expenses incurred by the either the Fund or the Manager in connection with administering the Fund’s business, including payments made under the Administration Agreement based upon the Fund’s allocable portion of overhead and other expenses incurred by the Manager in performing its obligations to the Fund under the Administration Agreement, including rent, the fees and expenses associated with performing administrative functions, and the Fund’s allocable portion of the costs of compensation, benefits and related expenses of its Chief Financial Officer, Chief Compliance Officer, and any administrative support staff, including accounting personnel.

Board Approval of the Management Agreement

A discussion regarding the basis for the Board’s approval of the Management Agreement will be included in the Fund’s first annual or semi-annual report filed subsequent to completion of any such board action pertaining thereto.

Deferral of Certain Organization and Offering Expense Reimbursement Payments

In connection with the Management Agreement, our Manager has agreed to receive reimbursement from us of organization and offering expenses it has paid on our behalf in an amount of up to 0.50% (50 basis points) of the aggregate gross proceeds of the offering of our securities until all of the organization and offering expenses incurred and/or paid by our Manager have been recovered. In addition, the Manager may elect to defer in its sole discretion the reimbursement of all or a portion of any such expenses for a period of up to five years from the date such expenses were initially incurred.

Duration and Termination

Unless earlier terminated as described below, the Management Agreement will remain in effect for an initial two-year period, and thereafter if approved annually by the Board or by the affirmative vote of the holders of a majority of the outstanding voting securities, including, in either case, approval by a majority of the directors who are not parties to such agreement or who are not “interested persons” of any such party, as such term is defined in Section 2(a)(19) of the 1940 Act. The Management Agreement will automatically terminate in the event of its assignment. The Management Agreement may also be terminated by either party without penalty upon not more than 60 days written notice to the other party.

Limitations of Liability and Indemnification

The Management Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Manager and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from the Fund for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Manager’s services under the Management Agreement or otherwise as an investment adviser of the Fund.

LICENSE AGREEMENT

The Fund has entered into a royalty-free license agreement with the Manager. Under this agreement, the Manager has granted the Fund a non-exclusive license to use the name “IDR” The Fund will have the right to use the “IDR” name for so long as the Manager remains the Fund’s investment adviser.

ITEM 9.1 (c)	PORTFOLIO MANAGEMENT:

The management of the Fund’s investment portfolio will be the responsibility of the Manager and its team of investment professionals, which currently includes Gary A. Zdolshek, the Fund’s Chief Executive Officer and President, Thomas J. Bartos, the Fund’s Chief Financial Officer and Treasurer, Garrett E. Zdolshek, the Fund’s Chief Investment Officer, and Brian Thomas, the Fund's Secretary. Those investment professionals are referred to collectively as the Fund’s “Senior Investment Professionals.” The Senior Investment Professionals are supported by a team of additional investment professionals that are referred to together with the Senior Investment Professionals as the Fund’s “Investment Team.” The Senior Investment Professionals are responsible for the Fund’s day-to-day operations on behalf of the Manager and are responsible for developing, recommending and implementing the Fund’s investment strategy. For more information regarding the business experience of each Senior Investment Professional, see the disclosure set forth under Item 9.1(a). All final investment decisions must be approved by Garrett E. Zdolshek, who is considered to be the Fund’s portfolio manager. The Manager’s investment professionals are not employed by the Fund, and receive no compensation from the Fund in connection with their portfolio management activities.

The Fund’s executive officers, certain of the Fund’s directors and certain finance professionals of the Manager are also officers, directors, managers, and/or key professionals of other entities affiliated with the Manager. These persons have legal obligations with respect to those entities that are similar to their obligations to the Fund. In the future, these persons and other affiliates of the Manager may organize other investment programs and acquire for their own account investments that may be suitable for the Fund, including using investment strategies similar to those they apply for the Fund.

PORTFOLIO MANAGEMENT

Other Accounts Managed by Portfolio Managers

As of the date of this Registration Statement, Garrett E. Zdolshek, as the portfolio manager primarily responsible for the day-to-day management of the Fund, does not presently serve in a similar capacity for any other registered investment companies. In addition, while he has done so in the past and may do so again in the future, Garrett E. Zdolshek does not presently manage any other pooled investment vehicles or other accounts.

Portfolio Manager’s Material Conflicts of Interest

The Fund’s portfolio manager serves or may serve as an officer, director or principal of entities that operate in the same or related lines of business as the Fund or of investment funds managed by the Manager or affiliates of the Fund. Accordingly, they may have obligations to investors in those entities that may require him to devote time to services for other entities, which could interfere with the time available to provide services to the Fund. In addition, although other investment funds managed by the Manager may have different primary investment objectives than the Fund, they may from time to time invest in asset classes similar to those targeted by the Fund. The Manager is not restricted from raising an investment fund with investment objectives similar to the Fund’s. Furthermore, the Fund may not be given the opportunity to participate in certain investments made by such entities.

As a result of the arrangements described above, there may be times when the Fund’s portfolio manager has interests that differ from those of Stockholders, giving rise to a conflict of interest.

COMPENSATION OF PORTFOLIO MANAGERS

As of the date of this Registration Statement, none of the Fund’s investment personnel, including its portfolio manager, receives any direct compensation from the Fund in connection with the management of the Fund’s portfolio. Garrett E. Zdolshek, through his financial interests in the Manager, is entitled to a portion of any profits earned by the Manager, which includes any fees payable to the Manager under the terms of the Management Agreement, less expenses incurred by the Manager in performing its services under the Management Agreement.

The specific form of compensation of a portfolio manager may also include a variety of components and may vary from year to year based on a number of factors. In particular, a portfolio manager may also receive, all or some combination of a salary and a bonus.

Base compensation

Generally, when a portfolio manager receives base compensation it is based on their individual seniority and their position within the firm.

Discretionary compensation

In addition to base compensation, a portfolio manager may receive discretionary compensation. Discretionary compensation may be based on individual seniority and contribution.

SECURITIES OWNERSHIP OF THE FUND’S PORTFOLIO MANAGERS

The following table sets forth, as of the date of this Registration Statement, the dollar range of the Fund’s equity securities beneficially owned by the Fund’s portfolio manager, based on the price of $10.00 per share.

Name	Dollar Range of Equity Securities Beneficially Owned(1)(2)
Garrett E. Zdolshek	None

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.
(2)	Dollar ranges are as follows: None, $1–$10,000, $10,001–$50,000, $50,001–$100,000, $100,001–$500,000, $500,001–$1,000,000 or Over $1,000,000.

ITEM 9.1(d)	ADMINISTRATORS:

Pursuant to the Administration Agreement, the Manager also serves as the Fund’s administrator (in such capacity, the “Administrator”). The Administrator provides, or arranges for the provision of, the administrative services necessary for the Fund to operate. In accordance with the Administration Agreement, the Fund has agreed to reimburse the Administrator for the expenses it incurs on the Fund’s behalf in connection with providing such administrative services. The Administrator may provide such administrative services directly, or engage one or more sub-administrators to provide such administrative services to the Fund on its behalf. Pursuant to the Management Agreement, the investment team of the Manager and their respective staffs, when and to the extent engaged in providing investment advisory and management services, and the compensation and related expenses and routine overhead expenses of such personnel allocable to such services, are provided and paid for by the Manager. The Manager may defer all or a portion of any fees and expenses associated with performing administrative services in its sole discretion for up to five years from the date such expenses were initially incurred. Other than such expenses that are expressly borne by the Manager pursuant to the Management Agreement, the Fund bears all other costs and expenses of its operations and transactions, including (without limitation):

•	the costs and expenses associated with the Fund’s organization and any offerings;

•	the cost of calculating the Fund’s net asset value, including the cost of any third-party valuation services;

•	the cost of effecting sales and repurchases of the Fund’s shares and other securities, including fees and expenses incurred in connection with satisfying anti-money laundering and “know your customer” requirements;

•	interest payable on debt, if any, to finance the Fund’s investments;

•	Management Fees payable pursuant to the Management Agreement;

•	fees payable to third parties relating to, or associated with, making investments, including legal fees and expenses and fees and expenses associated with performing due diligence reviews of prospective investments and advisory fees as well as expenses associated with such activities;

•	the costs associated with protecting the Fund’s interests in its investments, including legal fees;

•	transfer agent and custodial fees;

•	fees and expenses associated with marketing and investor relations efforts (including attendance at investment conferences and similar events);

•	federal and state registration fees;

•	any exchange listing fees;

•	federal, state, local and foreign taxes;

•	Independent Directors’ fees and expenses (including travel and other costs associated with the performance of Independent Directors’ responsibilities);

•	brokerage commissions;

•	costs of proxy statements, stockholders’ reports and notices;

•	costs of preparing government filings, including periodic and current reports with the SEC;

•	fidelity bond, liability insurance and other insurance premiums;

•	direct costs and expenses of administration, including printing, mailing, long distance telephone and staff;

•	fees and expenses associated with independent audits and outside legal costs;

•	costs associated with the Fund’s reporting and compliance obligations under the 1940 Act and applicable federal and state securities laws;

•	all other fees and expenses payable to third parties retained by the Manager to provide administrative services to the Fund on its behalf pursuant to the Administration Agreement, including but not limited to any sub-administrators or compliance providers; and

•	all other expenses incurred by the either the Fund or the Manager in connection with administering the Fund’s business, including payments made under the Administration Agreement based upon the Fund’s allocable portion of overhead and other expenses incurred by the Manager in performing its obligations to the Fund under the Administration

Agreement, including rent, the fees and expenses associated with performing administrative functions, and the Fund’s allocable portion of the costs of compensation, benefits and related expenses of its Chief Financial Officer, Chief Compliance Officer, and any administrative support staff, including accounting personnel.

Duration and Termination

Unless earlier terminated as described below, the Administration Agreement will remain in effect for an initial two-year period, and thereafter if approved annually by the Board or by the affirmative vote of the holders of a majority of the outstanding voting securities, including, in either case, approval by a majority of the directors who are not parties to such agreement or who are not “interested persons” of any such party, as such term is defined in Section 2(a)(19) of the 1940 Act. The Administration Agreement will automatically terminate in the event of its assignment. The Administration Agreement may also be terminated by either party without penalty upon not more than 60 days written notice to the other party.

Limitation of Liability and Indemnification

The Administration Agreement provides that, absent willful misfeasance, bad faith or negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Manager and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from the Fund for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Manager’s services under the Administration Agreement or otherwise as administrator for the Fund.

ITEM 9.1(e)	CUSTODIANS:

Wilmington Savings Fund Society, FSB (the “Custodian”) will serve as custodian for the assets of the Fund. The Custodian’s principal business address is 500 Delaware Avenue, 11th Floor, Wilmington, DE 19801. The Custodian will be appointed prior to the Fund’s acceptance of subscriptions. Pursuant to a services agreement UMB Fund Services, Inc. will act as the Fund’s transfer agent, distribution paying agent and registrar. The principal business address of the Fund’s transfer agent is 235 W. Galena Street, Milwaukee, Wisconsin 53212.

ITEM 9.1(f)	EXPENSES:

The disclosure set forth under Sections 9.1(b) and (d) above are incorporated by reference herein. In connection with the Management Agreement, our Manager has agreed to receive reimbursement from us of organizational and offering expenses it has paid on our behalf in an amount of up to 0.50% (50 basis points) of the aggregate gross process of the offering of our securities until all of the organizational and offering expenses incurred and/or paid by our Manager have been recovered. In addition, the Manager may elect to defer in its sole discretion the reimbursement of all or a portion of any such expenses for a period of up to five years from the date such expenses were initially incurred.

ITEM 9.1(g)	AFFILIATED BROKERAGE:

Since the Fund intends to generally acquire and dispose of its investments in Eligible Component Funds in privately negotiated transactions, the Fund expects to infrequently use brokers in the normal course of its business. Subject to policies established by the Board, the Manager is primarily responsible for the execution of the publicly-traded securities portion of the Fund’s portfolio transactions, if any, and the allocation of brokerage commissions. The Manager does not execute transactions through any particular broker or dealer, but seeks to obtain the best net results for the Fund, taking into account such factors as price (including the applicable brokerage commission or dealer spread), size of order, difficulty of execution, and operational facilities of the firm and the firm’s risk and skill in positioning blocks of securities. While the Manager will generally seek reasonably competitive trade execution costs, the Fund will not necessarily pay the lowest spread or commission available. Subject to applicable legal requirements, the Manager may select a broker based partly upon brokerage or research services provided to it and us and any other clients. In return for such services, the Fund may pay a higher commission than other brokers would charge if the Manager determines in good faith that such commission is reasonable in relation to the services provided.

ITEM 9.2	NON-RESIDENT MANAGERS:

Not applicable.

ITEM 9.3	CONTROL PERSONS:

The disclosure set forth under Items 9.1(a), (b) and (c) above are incorporated by reference herein. In addition, immediately prior to any offering of its Common Shares, the Manager will own 100% of the outstanding Common Stock of the Fund, at which time the Manager would be considered a control person of the Fund. Furthermore, (i) IDR Holdings, LLC (“IDR Holdings”), as a result of its control of the Manager together with USAA Realco, (ii) Gary Zdolshek and Roger Rankin, as a result of their control of IDR Holdings and (iii) USAA Realco, as a result of its control of the Manager together with IDR Holdings, may each be deemed to beneficially own the Common Shares held by the Manager and deemed control persons of the Fund. Following the initial closing of the proposed private offering described herein, the share ownership position in the Fund of the Manager is expected to represent less than 1% of the Fund’s outstanding Common Stock. Information regarding the ownership of the Manager is set forth in its Form ADV, as filed with the Securities and Exchange Commission (SEC File No. 801-108809), and which is incorporated herein by reference.

ITEM 10.      CAPITAL STOCK, LONG-TERM DEBT, AND OTHER SECURITIES

ITEM 10.1. CAPITAL STOCK

The following description is based on relevant portions of the Maryland General Corporation Law and the Fund’s charter and bylaws. This summary is not necessarily complete. Please refer to the Maryland General Corporation Law and the Fund’s charter and bylaws for a more detailed description of the provisions summarized below.

CAPITAL STOCK

The Fund’s authorized stock consists of 1,000,000,000 shares of stock, par value $0.001 per share, 500,000,000 of which are initially designated as Class A Common Stock, or Common Shares, and 500,000,000 of which are initially designated as Class B Common Stock, or Redemption Shares. There are no outstanding options or warrants to purchase the Fund’s Common Stock. No Common Stock has been authorized for issuance under any equity compensation plans. The Fund’s fiscal year-end is June 30. Under Maryland law, Stockholders generally are not personally liable for the Fund’s debts or obligations.

Under the Fund’s charter, the Board is authorized to classify and reclassify any unissued stock into other classes or series of stock without obtaining Stockholder approval. As permitted by the Maryland General Corporation Law, the charter provides that a majority of the entire Board, without any action by

Stockholders, may amend the charter from time to time to increase or decrease the aggregate number of shares of stock or the number of shares of stock of any class or series that the Fund has authority to issue.

The Fund’s charter also provides that the Board may classify or reclassify any unissued shares of common stock into one or more classes or series of Common Stock or preferred stock by setting or changing the preferences, conversion or other rights, voting powers, restrictions, or limitations as to dividends and other distributions, qualifications, or terms or conditions of redemption of the shares. There is currently no market for the Fund’s stock, and there can be no assurances that a market for the Fund’s stock will develop in the future. Unless the Board determines otherwise, the Fund will issue all shares of its stock in uncertificated form.

Common Stock

Under the terms of the charter, all shares of Common Stock, including both Common Shares and Redemption Shares, have equal rights as to dividends and other distributions and voting and, when they are issued, will be duly authorized, validly issued, fully paid and nonassessable. Dividends and other distributions may be paid to Stockholders if, as and when authorized by the Board and declared by the Fund out of funds legally available therefor. Shares of Common Stock have no preemptive, exchange, conversion or redemption rights and stockholders generally have no appraisal rights. Provided that a Stockholder complies with certain conditions to transfer set forth in the subscription agreement, shares of Common Stock may be transferred upon approval by the Board, except where their transfer is restricted by federal and state securities laws or by contract. In the event of the Fund’s liquidation, dissolution or winding up, each share of Common Stock would be entitled to share ratably in all of the Fund’s assets that are legally available for distribution after the Fund pays, or otherwise provide for, all debts and other liabilities and subject to any preferential rights of holders of the Fund’s preferred stock, if any preferred stock is outstanding at such time. Each share of Common Stock is entitled to one vote on all matters submitted to a vote of Stockholders, including the election of directors. Except as provided with respect to any other class or series of stock, the holders of the Fund’s Common Stock will possess exclusive voting power, and all shares of Common Stock will vote together as a single class. In accordance with the 1940 Act, however, the holders of outstanding Redemption Shares, if any, will be entitled to elect two directors who will initially be designated by the Board. There is no cumulative voting in the election of directors.

Redemption Shares

Each Redemption Share will have the same net asset value and be entitled to the same distributions as each of the Fund’s Common Shares while outstanding. Such Redemption Shares will be redeemable at the Fund’s discretion at their then current net asset value per Redemption Share, and the Fund will generally commit in connection with each repurchase offer to use any available funds, either from new investor subscriptions or the disposition of the Fund’s investments, to redeem such Redemption Shares within one year after their issuance. Pursuant to the Charter, the Fund will redeem Redemption Shares in the order in which they were issued, provided, that to the extent the Fund redeems less than the full number of Redemption Shares issued on a specific date, it will do so on a pro rata basis. The Fund intends to treat the Redemption Shares as a “senior security” for purposes of the 1940 Act. As a result, every issuance of Redemption Shares will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to Common Shares and before any purchase of Common Shares is made, such Redemption Shares together with all other senior securities must not exceed an amount equal to 50% of the Fund’s total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of Redemption Shares, if any are issued, must be entitled as a class voting separately to elect two directors at all times. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding Redemption Shares (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of Redemption Shares would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.

The issuance of any Redemption Shares must be approved by a majority of the Independent Directors not otherwise interested in the transaction, who will have access, at the Fund’s expense, to the Fund’s legal counsel or to independent legal counsel.

Preferred Stock

Under the terms of the Fund’s charter, the Board may authorize it to issue shares of preferred stock in one or more classes or series, without stockholder approval, to the extent permitted by the 1940 Act. The Board has the power to fix the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of each class or series of preferred stock. The Fund does not currently anticipate issuing preferred stock in the near future, and would not be permitted to do so under the 1940 Act to the extent the Fund has Redemption Shares outstanding. In the event the Fund issues preferred stock, it will make any required disclosure to stockholders. The Fund will not offer preferred stock to the Manager or our affiliates except on the same terms as offered to all other stockholders.

Preferred stock could be issued with terms that would adversely affect the Stockholders. Preferred stock could also be used as an anti-takeover device through the issuance of shares of a class or series of preferred stock with terms and conditions which could have the effect of delaying, deferring or preventing a transaction or a change in control. Every issuance of preferred stock will be required to comply with the requirements of the 1940 Act. The 1940 Act requires, among other things, that: (1) immediately after issuance and before any dividend or other distribution is made with respect to Common Stock and before any purchase of Common Stock is made, such preferred stock together with all other senior securities (including the Redemption Shares) must not exceed an amount equal to 50% of the Fund’s total assets after deducting the amount of such dividend, distribution or purchase price, as the case may be, and (2) the holders of shares of preferred stock, if any are issued, must be entitled as a class voting separately to elect two directors at all times and to elect a majority of the directors if distributions on such preferred stock are in arrears by two full years or more. Certain matters under the 1940 Act require the affirmative vote of the holders of at least a majority of the outstanding shares of preferred stock (as determined in accordance with the 1940 Act) voting together as a separate class. For example, the vote of such holders of preferred stock would be required to approve a proposal involving a plan of reorganization adversely affecting such securities.

The issuance of any preferred stock must be approved by a majority of the Independent Directors not otherwise interested in the transaction, who will have access, at the Fund’s expense, to the Fund’s legal counsel or to independent legal counsel.

Restrictions on Ownership and Transfer

In order to qualify as a REIT under the Code, shares of the Fund’s stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (other than the first year for which an election to be a REIT has been made) or during a proportionate part of a shorter taxable year. Also, not more than 50% of the value of the Fund’s outstanding shares of stock may be owned, directly or indirectly, by five or fewer individuals (as defined in the Code to include certain entities) during the last half of a taxable year (other than the first year for which an election to be a REIT has been made).

Because the Board believes it is at present essential for the Fund to qualify as a REIT, among other purposes, the Fund’s charter, subject to certain exceptions, contains restrictions on the number of shares of stock that a person may own. The Fund’s charter provides that, subject to certain exceptions, no person may beneficially or constructively own more than 9.8% in value or in number of shares, whichever is more restrictive, of the outstanding shares of any class or series of Common Stock, or the Ownership Limit.

The Fund’s charter will also prohibit any person from:

•	beneficially owning shares of stock to the extent that such beneficial ownership would result in the Fund being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of the taxable year);

•	transferring shares of stock to the extent that such transfer would result in shares of stock being beneficially owned by fewer than 100 persons (determined under the principles of Section 856(a)(5) of the Code); or

•	beneficially or constructively owning or transferring shares of stock if such beneficial or constructive ownership or transfer would otherwise cause the Fund to fail to qualify as a REIT under the Code.

The Board, in its sole discretion, may prospectively or retroactively exempt a person from certain of the limits described in the paragraph above and may establish or increase an excepted holder percentage limit for that person. The person seeking an exemption must provide to the Board any representations and undertakings that the Board may deem necessary in order to conclude that granting the exemption and/or establishing the excepted holder limit will not cause the Fund to lose its status as a REIT. The Board may not grant an exemption to any person if that exemption would result in the Fund’s failing to qualify as a REIT. The Board may require a ruling from the IRS or an opinion of counsel, in either case in form and substance satisfactory to the Board, in its sole discretion, in order to determine or ensure the Fund’s status as a REIT.

Notwithstanding the receipt of any ruling or opinion, the Board may impose such conditions or restrictions as it deems appropriate in connection with granting such exemption. In connection with granting a waiver of the ownership limit or creating an exempted holder limit or at any other time, the Board from time to time may increase or decrease the ownership limit, subject to certain exceptions.

Any attempted transfer of shares of stock which, if effective, would violate any of the restrictions described above will result in the number of shares of stock causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, except that any transfer that results in the violation of the restriction relating to shares of stock being beneficially owned by fewer than 100 persons will be void ab initio. In either case, the proposed transferee will not acquire any rights in those shares. The automatic transfer will be deemed to be effective as of the close of business on the business day prior to the date of the purported transfer or other event that results in the transfer to the trust. Shares held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares held in the trust, will have no rights to dividends or other distributions and will have no rights to vote or other rights attributable to the shares held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to the Fund’s discovery that shares have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or other distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Maryland

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law, the trustee will have the authority (at the trustee’s sole discretion) (i) to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and (ii) to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if the Fund has already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.

Within 20 days of receiving notice that shares of stock have been transferred to the trust, the trustee will sell the shares to a person, designated by the trustee, whose ownership of the shares will not violate the above ownership and transfer limitations. Upon the sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary. The proposed transferee will receive the lesser of (i) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in the Fund’s charter) of the shares on the day of the event causing the shares to be held in the trust and (ii) the price per share received by the trustee (net of any commission and other expenses of sale) from the sale or other disposition of the shares. The trustee may reduce the amount payable to the proposed transferee by the amount of dividends or other distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of stock have been transferred to the trust, the shares are sold by the proposed transferee, then (i) the shares shall be deemed to have been sold on behalf of the trust and (ii) to the extent that the proposed transferee received an amount for the shares that exceeds the amount he or she was entitled to receive, the excess shall be paid to the trustee upon demand.

In addition, shares of stock held in the trust will be deemed to have been offered for sale to the Fund, or the Fund’s designee, at a price per share equal to the lesser of (i) the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and (ii) the market price on the date the Fund, or the Fund’s designee, accepts the offer, which we may reduce by the amount of dividends and distributions paid to the proposed transferee and owed by the proposed transferee to the trustee. The Fund will have the right to accept the offer until the trustee has sold the shares. Upon a sale to the Fund, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.

If a transfer to a charitable trust, as described above, would be ineffective for any reason to prevent a violation of the ownership and transfer restrictions, the transfer that would have resulted in a violation will be void ab initio, and the proposed transferee shall acquire no rights in those shares.

Any certificate representing shares of stock, and any notices delivered in lieu of certificates with respect to the issuance or transfer of uncertificated shares, will bear a legend referring to the restrictions described above.

Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of stock that will or may violate any of the foregoing restrictions on transferability and ownership, or any person who would have owned shares of stock that resulted in a transfer of shares to a charitable trust, is required to give written notice immediately to the Fund, or in the case of a proposed or attempted transaction, to give at least 15 days’ prior written notice, and provide such other information as the Fund may request in order to determine the effect of the transfer on the Fund’s status as a REIT. The foregoing restrictions on transferability and ownership will not apply if the Board determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.

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Every beneficial owner of more than 5% (or any lower percentage as required by the Code or the regulations promulgated thereunder) in number or value of the outstanding shares of stock, within 30 days after the end of each taxable year, is required to give us written notice, stating his, her or its name and address, the number of shares of each class and series of shares of stock that he, she or it beneficially owns and a description of the manner in which the shares are held. Each of these owners must provide additional information that the Fund may request in order to determine the effect, if any, of his, her or its beneficial ownership on the Fund’s status as a REIT and to ensure compliance with the ownership limits. In addition, each Stockholder (including the stockholder of record) will, upon demand, be required to provide information that the Fund may request in order to determine the Fund’s status as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine the Fund’s compliance.

These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for shares of stock or otherwise be in the best interests of the Stockholders.

Limitation on Liability of Directors and Officers; Indemnification and Advance of Expenses

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and that is material to the cause of action. The Fund’s charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.

Maryland law requires a corporation (unless its charter provides otherwise, which the Fund’s does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made, or threatened to be made, a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made, or threatened to be made, a party or witness by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under Maryland law, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

The Fund’s charter obligates it, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer of the Fund or any

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individual who, while a director or officer of the Fund and at its request, serves or has served another corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise as a director, officer, partner, manager, member or trustee, who is made, or threatened to be made, a party to, or witness in, a proceeding by reason of his or her service in such capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as such and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. The Fund’s charter also permits it to indemnify and advance expenses to any person who served a predecessor of the Fund’s in any of the capacities described above and any of our employees or agents or any employees or agents of its predecessor.

In accordance with the 1940 Act, the Fund will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

The Fund has entered into indemnification agreements with each of its directors. The indemnification agreements provide the Fund’s directors the maximum indemnification and advance of expenses permitted under Maryland law and the 1940 Act.

The Fund intends to purchase and maintain insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities, whether or not the Fund is required to have the power to indemnify them against the same liability.

Certain Provisions of the Maryland General Corporation Law and Our Charter and Bylaws

The Maryland General Corporation Law and the Fund’s charter and bylaws contain provisions that could make it more difficult for a potential acquirer to acquire the Fund by means of a tender offer, proxy contest or otherwise. These provisions are expected to discourage certain coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of the Fund to negotiate first with the Board. The Fund believes that the benefits of these provisions outweigh the potential disadvantages of discouraging any such acquisition proposals because, among other things, the negotiation of such proposals may improve their terms.

Election of Directors; Term

As permitted by the Maryland General Corporation Law, the Fund’s bylaws provide that the Fund is not required to hold an annual meeting of Stockholders in any year in which the election of directors is not required to be acted on under the 1940 Act. Accordingly, the Fund will not hold an annual meeting of Stockholders each year and directors will be elected to serve an indefinite term between annual meetings of Stockholders. The Fund’s bylaws provide that a director is elected by a plurality of all the votes cast at a meeting of Stockholders at which a quorum is present. Pursuant to the Fund’s charter and the Fund’s bylaws, the Board may amend the bylaws from time to time to alter the vote required to elect a director.

Number of Directors; Vacancies; Removal

The Fund’s charter provides that the number of directors will be set only by the Board in accordance with its bylaws. The Fund’s bylaws provide that a majority of its entire Board may at any time increase or decrease the number of directors. However, unless the Fund’s bylaws are amended, the number of directors may never be less than the minimum number required by the Maryland General Corporation Law nor more than eleven. Any vacancy on the Board for any cause other than an increase in the number of directors may be filled by a majority of the remaining directors, even if the remaining directors do not constitute a quorum. Any vacancy on the Board created by an increase in the number of directors may be filled by a majority of

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the entire Board. Any director elected to fill a vacancy will serve an indefinite term until the next annual meeting of stockholders and until a successor is elected and qualifies.

The Fund’s charter provides that, subject to the rights of holders of Redemption Shares or preferred stock, as applicable, a director may be removed only for cause, as defined below, and then only by the affirmative vote of at least two-thirds of the votes entitled to be cast generally in the election of directors. For the purposes of removal of directors, “cause” shall mean, with respect to any particular director, conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material harm to the Fund through bad faith or active deliberate dishonesty.

The Fund’s charter also provides that any tender offer made by any person, including any “mini-tender” offer, must comply with the provisions of Regulation 14D of the Exchange Act, including the notice and disclosure requirements. Among other things, the offeror must provide the Fund notice of such tender offer at least ten business days before initiating the tender offer. The Fund’s charter prohibits any stockholder from transferring shares of stock to a person who makes a tender offer which does not comply with such provisions unless such stockholder has first offered such shares of stock to the Fund at the tender offer price in the non-compliant tender offer. In addition, the non-complying offeror will be responsible for all of the Fund’s expenses in connection with that offeror’s noncompliance.

Action by Stockholders

Under the Maryland General Corporation Law, unless a corporation’s charter provides otherwise (which the Fund’s charter does not), stockholder action can be taken only at an annual or special meeting of stockholders or by unanimous written consent in lieu of a meeting. These provisions, combined with the requirements of the Fund’s bylaws regarding the calling of a stockholder-requested special meeting of stockholders discussed below, may have the effect of delaying consideration of a stockholder proposal until the next annual meeting.

Advance Notice Provisions for Stockholder Nominations and Stockholder Proposals

The Fund’s bylaws provide that with respect to an annual meeting of Stockholders, nominations of persons for election to the Board and the proposal of business to be considered by Stockholders may be made only (1) pursuant to the Fund’s notice of the meeting, (2) by or at the direction of the Board or (3) by a Stockholder who was a Stockholder of record at the record date set by the Board for the purpose of determining Stockholders entitled to vote at the meeting, at the time of giving notice as provided for in the Fund’s bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated or on such other business and who has complied with the advance notice procedures of the Fund’s bylaws. With respect to special meetings of Stockholders, only the business specified in the Fund’s notice of the meeting may be brought before the meeting. Nominations of persons for election to the Board at a special meeting may be made only (1) by or at the direction of the Board or (2) provided that the special meeting has been called for the purpose of electing directors, by a Stockholder who was a Stockholder of record at the record date set by the Board for the purpose of determining Stockholders entitled to vote at the meeting, at the time of giving notice as provided for in the Fund’s bylaws and at the time of the meeting (and any postponement or adjournment thereof), who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the advance notice provisions of the Fund’s bylaws. The purpose of requiring Stockholders to give the Fund advance notice of nominations and other business is to afford the Board a meaningful opportunity to consider the qualifications of the proposed nominees and the advisability of any other proposed business and, to the extent deemed necessary or desirable by the Board, to inform Stockholders and make recommendations about such qualifications or business, as well as to provide a more orderly procedure for conducting meetings of Stockholders. Although the Fund’s bylaws do not give

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the Board any power to disapprove Stockholder nominations for the election of directors or proposals recommending certain action, they may have the effect of precluding a contest for the election of directors or the consideration of Stockholder proposals if proper procedures are not followed. They may also have the effect of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its own proposal without regard to whether consideration of such nominees or proposals might be harmful or beneficial to the Fund and the Fund’s Stockholders.

Calling of Special Meetings of Stockholders

The Fund’s bylaws provide that special meetings of Stockholders may be called by the Board and certain of the Fund’s officers. Additionally, the Fund’s bylaws provide that, subject to the satisfaction of certain procedural and informational requirements by the Stockholders requesting the meeting, a special meeting of Stockholders will be called by the secretary of the Fund upon the written request of Stockholders entitled to cast not less than a majority of all the votes entitled to be cast at such meeting.

Approval of Extraordinary Corporate Action; Amendment of Charter and Bylaws

Under Maryland law, a Maryland corporation generally cannot dissolve, amend its charter, merge, convert to another form of entity, transfer all or substantially all of its assets, engage in a share exchange or engage in similar transactions outside the ordinary course of business unless approved by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast on the matter. However, a Maryland corporation may provide in its charter for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. The Fund’s charter generally provides for approval of charter amendments and extraordinary transactions by the Stockholders entitled to cast at least a majority of all the votes entitled to be cast on the matter, if such action is declared advisable by the Board.

However, The Fund’s charter provides that approval of the following matters requires the affirmative vote of Stockholders entitled to cast at least 80% of the votes entitled to be cast on the matter:

•	Any amendment to the Fund’s charter to make the shares of stock a “redeemable security” or any other proposal to convert the Fund, whether by merger or otherwise, from a “closed-end company” to an “open-end company” (as defined in the 1940 Act);

•	The liquidation or dissolution of the Fund and any amendment to its charter to effect any such liquidation or dissolution;

•	Any amendment to, or any amendment inconsistent with the Fund’s charter provisions for the number and election of directors, extraordinary actions, removal of directors, right to amend the Fund’s bylaws, right to amend the Fund’s charter or approval of certain extraordinary actions and charter amendments;

•	Any merger, consolidation, conversion, share exchange or sale or exchange of all or substantially all of the assets of the Fund that the Maryland General Corporation Law requires be approved by Stockholders of the Fund; and

•	Any transaction between the Fund and a person, or group of persons acting together (including, without limitation, a “group” for purposes of Section 13(d) of the Exchange Act, or any successor provision), that is entitled to exercise or direct the exercise, or acquire the right to exercise or direct the exercise, directly or indirectly, other than solely by virtue of a revocable proxy, of one-tenth or

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more of the voting power in the election of directors generally, or any person controlling, controlled by or under common control with any such person or member of such group.

However, if such amendment, proposal or transaction is approved by two-thirds of the Fund’s continuing directors (in addition to approval by the Board), such amendment, proposal or transaction need only be approved by a majority of the votes entitled to be cast on such a matter; and provided further, that, with respect to any transaction referred to in the fourth and fifth bullet points above, if such transaction is approved by two-thirds of the Fund’s continuing directors, no Stockholder approval is required unless required by the Maryland General Corporation Law or another provision of the Fund’s charter or its bylaws. The “continuing directors” are defined in the Fund’s charter as (1) the Fund’s current directors, (2) those directors whose nomination for election by the Stockholders or whose election by the directors to fill vacancies is approved by a majority of the Fund’s continuing directors then on the Board or (3) any successor directors whose nomination for election by the Stockholders or whose election by the directors to fill vacancies is approved by a majority of continuing directors or the successor continuing directors then in office.

The Fund’s charter and bylaws provide that its Board will have the exclusive power to make, alter, amend or repeal any provision of its bylaws.

No Appraisal Rights

As permitted by the Maryland General Corporation Law, the Funds charter provides that Stockholders will not be generally entitled to exercise appraisal rights unless a majority of the Fund’s entire Board determines that such rights shall apply.

Forum Selection Clause

The Fund’s bylaws provide that, unless it consents in writing to the selection of an alternative forum, the sole and exclusive forum for (a) any Internal Corporate Claim, as defined by the Maryland General Corporation Law, (b) any derivative action or proceeding brought on the Fund’s behalf, (c) any action asserting a claim of breach of any duty owed by any of the Fund’s directors, officers or employees to the Fund or to its stockholders, (d) any action asserting a claim against the Fund or any of its directors, officers or employees arising pursuant to any provision of the Maryland General Corporation Law or the Fund’s charter or bylaws or (e) any action asserting a claim against the Fund or any of its directors, officers or employees that is governed by the internal affairs doctrine shall be, in each case, the Circuit Court for Baltimore City, Maryland, or, if that Court does not have jurisdiction, the United States District Court for the District of Maryland, Baltimore Division. By accepting the Common Shares in connection an offering by the Fund, you are agreeing to be bound by these provisions. This provision does not cover claims made by Stockholders pursuant to the securities laws of the United States of America, or any rules or regulations promulgated thereunder.

While the forum selection clause is not applicable to claims brought under federal securities laws, as Section 44 under the 1940 Act generally provides that federal courts shall have exclusive jurisdiction for any suits or actions brought to enforce any liability or duty created under the 1940 Act, the forum selection clause included in the Fund’s bylaws will likely make it more difficult for a Stockholder to successfully pursue litigation against the Fund or those covered by the Fund’s forum selection clause in another jurisdiction, including one that may be more favorable to such Stockholder.

Waiver of Corporate Opportunity Doctrine

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The Fund’s charter provides that, the Fund, by resolution of its Board, may renounce any interest or expectancy of the Fund in (or in being offered an opportunity to participate in) business opportunities that are presented to the Fund or developed by or presented to one of more of the Fund’s directors or officers.

Conflict with the 1940 Act

The Fund’s bylaws provide that, if and to the extent that any provision of the Maryland General Corporation Law or any provision of the Fund’s charter or bylaws conflicts with any provision of the 1940 Act, the applicable provision of the 1940 Act will control.

DISTRIBUTION REINVESTMENT PROGRAM

Subject to the Board’s discretion and applicable legal restrictions, the Board expects to authorize, and we intend to declare and pay ordinary cash distributions on a quarterly basis. The Fund intends to adopt an “opt in” distribution reinvestment plan pursuant to which you may elect to have the full amount of your cash distributions reinvested in additional Common Shares. Participants in the Fund’s distribution reinvestment plan are free to elect or revoke reinstatement in the distribution reinvestment plan within a reasonable time as specified in the plan. If you do not elect to participate in the plan you will automatically receive any distributions the Fund declares in cash. For example, if the Board authorizes, and it declares, a cash distribution, then if you have “opted in” to its distribution reinvestment plan, you will have your cash distributions reinvested in additional Common Shares, rather than receiving the cash distributions. Common Shares issued pursuant to the Fund’s distribution reinvestment plan will have the same voting rights as the Fund’s other Common Shares. No commissions or fees will be assessed pursuant to the Fund’s distribution reinvestment plan. You will be subject to income tax on the amount of any dividends you receive, even if you participate in the Fund’s distribution reinvestment plan and do not receive such dividends in the form of cash.

If you wish to receive your distribution in cash, no action will be required on your part to do so. If you are a registered Stockholder, you may elect to have your entire distribution reinvested in Common Shares by notifying the reinvestment agent, and the Fund’s transfer agent and registrar, (i) directly in writing, or (ii) by electing in the Fund’s subscription agreement to participate in the plan, so that, in either case, such notice is received by the reinvestment agent no later than three months prior to the next record date for distributions to Stockholders. If you elect to reinvest your distributions in additional Common Shares, the reinvestment agent will set up an account for Common Shares you acquire through the plan and will hold such Common Shares in non-certificated form. If your Common Shares are held by a broker or other financial intermediary, you may “opt in” to the Fund’s distribution reinvestment plan by notifying your broker or other financial intermediary of your election.

The Fund intends to use newly issued shares to implement the plan and determine the number of shares the Fund will issue to you by dividing the total dollar amount of the distribution payable to you by a price equal to the then current net asset value per Common Share as determined by our Board. There will be no sales charges to you if you elect to participate in the distribution reinvestment plan. The Fund will pay the reinvestment agent’s fees under the plan.

If you receive your ordinary cash distributions in the form of Common Shares, you generally are subject to the same federal, state and local tax consequences as you would be had you elected to receive your distributions in cash. Your basis for determining gain or loss upon the sale of shares received in a distribution from the Fund will be equal to the total dollar amount of the distribution payable in cash. Any shares received in a distribution will have a holding period for tax purposes commencing on the day following the day on which the shares are credited to your account.

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The Fund reserves the right to amend, suspend or terminate the distribution reinvestment plan. The Fund may terminate the plan upon notice delivered to you at least 30 days prior to any record date for the payment of any distribution by the Fund. You may terminate your participation in the plan by calling Investor Services at (888) 778-7781 or by writing to the reinvestment agent at IDR Core Property Index Fund Ltd, c/o UMB Fund Services, Inc., 235 W. Galena Street, Milwaukee, Wisconsin 53212, or by calling the reinvestment agent (888) 778-7781, provided, that you must do so at least three months prior to the next record date for distributions to Stockholders.

All correspondence concerning the plan should be directed to the reinvestment agent by mail at IDR Core Property Index Fund Ltd, c/o UMB Fund Services, Inc., 235 W. Galena Street, Milwaukee, Wisconsin 53212, or by telephone at (888) 778-7781.

The Fund has filed the complete form of its distribution reinvestment plan with the SEC as an exhibit to this Registration Statement. You may obtain a copy of the plan by request of the plan administrator or by contacting the Fund.

ITEM 10.2. LONG-TERM DEBT

Not applicable.

ITEM 10.3. GENERAL

Not applicable.

ITEM 10.4. TAXES.

Although the provisions of the Code relevant to your investment are generally described in “Material Federal Income Tax Considerations,” we strongly urge you to consult your own tax advisor concerning the effects of federal, state and local income tax law on an investment in the Fund and on your individual tax situation.

For a more detailed analysis of the Fund’s tax status please refer to Item 23 in Part B below.

ITEM 10.5. OUTSTANDING SECURITIES.

Set forth below is a chart describing the classes of the Fund’s stock to be outstanding as to the date the Fund commences this offering:

(1)	(2)	(3)	(4)
Title of Class	Amount Authorized	Amount Held by the Fund or for Its Account	Amount Outstanding Exclusive of Amount Under Column (3)
Common Stock (Class A)	500,000,000	—	—
Common Stock (Class B)	—	—	—

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ITEM 11.    DEFAULTS AND ARREARS ON SENIOR SECURITIES.

Not applicable.

ITEM 12.    LEGAL PROCEEDINGS.

Neither the Fund nor the Manager is currently subject to any material legal proceedings, nor, to the Fund’s knowledge, is any material legal proceeding threatened against the Fund or against the Manager.

From time to time, the Manager or its professionals may be party to certain legal proceedings in the ordinary course of business, including proceedings relating to the enforcement of the Fund’s rights with respect to its investments. While the outcome of such legal proceedings cannot be predicted with certainty, the Fund does not expect that any such proceedings will have a material effect upon its financial condition or results of operations.

ITEM 13.    TABLE OF CONTENTS OF STATEMENT OF ADDITIONAL INFORMATION.

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PART B

Part B of this Registration Statement should be read in conjunction with Part A. Capitalized terms used in this Part B and not otherwise defined have the meanings given them in Part A of this Registration Statement.

ITEM 14. COVER PAGE

STATEMENT OF ADDITIONAL INFORMATION

IDR Core Property Index Fund Ltd

STATEMENT OF ADDITIONAL INFORMATION October 2, 2020

This STATEMENT OF ADDITIONAL INFORMATION, or SAI, which is not a prospectus, should only be read in conjunction with Part A of this Registration Statement initially filed with the Securities and Exchange Commission (“SEC”) on August 2, 2019, as it may be amended from time to time. A copy of Part A of this Registration Statement, as amended, may be obtained, without charge, by calling us at (216) 622-0004, or by emailing us at idrltd@idrfof.com.

This SAI omits certain of the information contained in Part A of this Registration Statement filed with the SEC. This Registration Statement may be obtained from the SEC upon payment of the fee prescribed, or inspected at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549, or via the SEC’s website at www.sec.gov, at no charge.

We are a newly-formed entity and therefore have no operating history to report. We have not operated under any other name or conducted other business activity.

Unless otherwise noted, the terms “we,” “us,” “our,” and “IDR Core Property Index Fund Ltd” refer to IDR Core Property Index Fund Ltd. Terms not defined herein have the same meaning as given to them in Part A of this Registration Statement.

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ITEM 15. TABLE OF CONTENTS

ITEM 16.    GENERAL INFORMATION AND HISTORY

Not Applicable.

ITEM 17.    INVESTMENT OBJECTIVES AND POLICIES

The disclosure set forth under Item 8 of Part A above is incorporated by reference herein.

In addition, the Fund and the Manager may enter into “side letter” agreements with Stockholders, primarily to accommodate a Stockholder’s particular legal, tax or regulatory requirements. The Fund will not grant more favorable or different management fees, redemption rights or transparency rights in any “side letter” agreement. In addition, while the Fund cannot determine the nature of the types of requests, if any, that it may receive, it would expect such requests to be limited to administrative matters specific to a particular Stockholder’s circumstances, including for example contractually agreeing to deliver certain information directly to an investor concurrent with its public release. In no case would any provisions included in any side letter be considered a “fundamental policy” of the Fund. As a result, the terms of any such side letters may be modified solely with the consent of the Stockholders that are parties thereto.

ITEM 18.    MANAGEMENT

The disclosure set forth under Items 9.1(a) and (c) of Part A above is incorporated by reference herein.

Securities Ownership of the Board

The following table sets forth, as of the date of this Registration Statement, the dollar range of the Fund’s equity securities beneficially owned by each member of Board, based on the price of $10.00 per share. The Fund is not part of a “family of investment companies,” as that term is defined in the Form N-2.

Name of Director	Dollar Range of Equity Securities Beneficially Owned(1)(2)
Interested Directors:

Gary A. Zdolshek(3)	$1-10,000

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Thomas J. Bartos	None

Independent Directors:

Geoffery Dohrmann	None
Lawrence Wolf	None
Steven H. Reiff	None

(1)	Beneficial ownership has been determined in accordance with Rule 16a-1(a)(2) of the Exchange Act.

(2)	The dollar range of equity securities beneficially owned are: None, $1-$10,000, $10,001-$50,000, $50,001-$100,000, or over $100,000.
(3)	Includes the dollar range of equity securities presently held directly by the Manager, which is controlled in part by an affiliate of IDR and such affiliate’s designees, which affiliate is controlled in part by Gary Zdolshek. Gary Zdolshek may be deemed to beneficially own such equity securities directly or indirectly controlled by him.

ITEM 19.      CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES

The disclosure set forth under Items 9.1(a), (b) and (c) of Part A above is incorporated by reference herein. In addition, immediately prior to any offering of its Common Shares, the Manager will be the record and beneficial owner of 100% of the outstanding Common Stock of the Fund, at which time the Manager would control the Fund and be the record and beneficial owner of more than 5% of the Fund’s outstanding equity securities. Furthermore, (i) IDR Holdings, LLC (“IDR Holdings”), as a result of its control of the Manager together with USAA Realco, (ii) Gary Zdolshek and Roger Rankin, as a result of their control of IDR Holdings and (iii) USAA Realco, as a result of its control of the Manager together with IDR Holdings, may each be deemed to beneficially own the Common Shares held by the Manager (which will be equal to 100% of the outstanding Common Stock of the Fund immediately prior to any offering of the Common Shares) and thus deemed to control the Fund and beneficially own more than 5% of the Fund’s outstanding equity securities. Following the initial closing of the proposed private offering described herein, the share ownership position in the Fund of the Manager is expected to represent less than 1% of the Fund’s outstanding Common Stock. Information regarding the ownership of the Manager is set forth in its Form ADV, as filed with the Securities and Exchange Commission (SEC File No. 801-108809), and which is incorporated herein by reference.

The address of the Manager and all beneficial owners of the Manager is 1111 E. Superior Avenue, Suite 1100, Cleveland, OH 44114. As of the date of this Registration Statement, no other officers or directors of the Fund may be deemed to currently directly or beneficially own any shares of Common Stock of the Fund.

ITEM 20.      INVESTMENT MANAGER AND OTHER SERVICES

The disclosure set forth under Items 9.1(b), (d) and (e) of Part A above is incorporated by reference herein. Pursuant to a Custody Agreement, the Custodian will hold assets of the Fund in safekeeping and keeps all necessary records and documents relating to its duties. The Custodian’s principal business address is 500 Delaware Avenue, 11th Floor, Wilmington, DE 19801. The Custodian will be appointed prior to the Fund’s acceptance of subscriptions. Pursuant to a services agreement UMB Fund Services, Inc. will act as the Fund’s transfer agent, distribution paying agent and registrar. The principal business address of the Fund’s transfer agent is 235 W. Galena Street, Milwaukee, Wisconsin 53212.

The Board has selected RSM US LLP (“RSM”) as the independent registered public accounting firm of the Fund. RSM’s principal business address is located at One S. Wacker Drive Suite 800 Chicago, IL 60606.

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ITEM 21.      PORTFOLIO MANAGERS

The disclosure set forth under Item 9.1(c) of Part A above is incorporated by reference herein.

ITEM 22.      BROKERAGE ALLOCATION AND OTHER PRACTICES

The disclosure set forth under Item 9.1(g) of Part A above is incorporated by reference herein.

ITEM 23.      TAX STATUS

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes the taxation of the Fund and the material U.S. federal income tax consequences to holders of the Common Stock of the Fund. This discussion is for your general information only. This summary is not tax advice. The tax treatment of a holder will vary depending upon the holder’s particular situation, and this summary addresses only holders that hold these securities as capital assets and does not deal with all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances. This summary also does not deal with all aspects of taxation that may be relevant to certain types of holders to which special provisions of the U.S. federal income tax laws apply, including:

•	dealers in securities or currencies;

•	traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

•	banks;

•	life insurance companies;

•	tax-exempt organizations;

•	certain insurance companies;

•	persons liable for the alternative minimum tax;

•	persons that hold securities that are a hedge, that are hedged against interest rate or currency risks or that are part of a straddle or conversion transaction;

•	persons that purchase or sell shares or debt securities as part of a wash sale for tax purposes; and

•	U.S. shareholders whose functional currency is not the U.S. dollar.

This summary is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions. This summary describes the provisions of these sources of law only as they are currently in effect. All of these sources of law may change at any time, and any change in the law may apply retroactively. Changes in U.S. federal, state and local tax laws or regulations, with or without retroactive application, could have a negative effect on the Fund. New legislation, Treasury regulations, administrative interpretations or court decisions could significantly and negatively affect the Fund’s ability to qualify to be taxed as a REIT and/or the U.S. federal income tax consequences to the Fund’s investors and to the Fund. In addition, recent events and the shortfall in tax revenues for states and municipalities in recent years may lead to an increase in the frequency and size of such tax law changes. Congress recently enacted new legislation that includes numerous significant tax law changes. Even changes that do not impose greater taxes on the Fund could potentially result in adverse consequences to holders of Common Stock. For example, the legislation includes a decrease in corporate tax rates, which could decrease the attractiveness of REITs relative to companies that are not organized as REITs. The

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legislation does, however, permit noncorporate holders of shares to deduct an amount equal to 20 percent of certain REIT dividends (see below under “Taxation of Holders of Common Stock—Dividends”).

If a partnership holds Common Stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding Common Stock should consult such partner’s tax advisor with regard to the U.S. federal income tax treatment of an investment in the Common Stock.

We urge you to consult with your own tax advisors regarding the tax consequences to you of acquiring, owning and selling Common Stock, including the U.S. federal, state, local and foreign tax consequences of acquiring, owning and selling these securities in your particular circumstances and potential changes in applicable laws.

As used in this section, the term “shareholder” means a holder of Common Stock who, for U.S. federal income tax purposes, is:

•	a citizen or resident of the United States;

•	a domestic corporation;

•	an estate whose income is subject to U.S. federal income taxation regardless of the income’s source; or

•	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons have authority to control all substantial decisions of the trust.

Taxation of the Fund as a REIT

The Fund intends to elect to be taxed as a REIT commencing with its taxable year ending December 31, 2020 upon the filing of its U.S. federal income tax return for such period. The Fund believes that it will be organized, and it expects to operate, in such a manner as to qualify for taxation as a REIT under the applicable provisions of the Code.

The Fund’s qualification as a REIT depends upon the continuing satisfaction by the Fund of requirements of the Code relating to qualification for REIT status. Some of these requirements depend upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and record keeping. Accordingly, while the Fund intends to continue to qualify to be taxed as a REIT, the actual results of the Fund or of certain subsidiaries that are also REITs (“REIT Subsidiaries”) for any particular year might not satisfy these requirements since the ability to satisfy such requirements depends on the operations of the underlying Eligible Component Funds over which the Fund has no control. The Fund will not monitor the REIT Subsidiaries’ compliance with the requirements for REIT qualification.

The sections of the Code applicable to REITs are highly technical and complex. The following discussion summarizes material aspects of these sections of the Code.

As a REIT, the Fund generally will not have to pay U.S. federal corporate income taxes on the Fund’s net income that the Fund currently distributes to its shareholders. This treatment substantially eliminates the “double taxation” at the corporate and shareholder levels that generally results from investment in a regular corporation. The Fund’s dividends, however, generally will not be eligible for (i) the corporate dividends received deduction and (ii) the reduced rates of tax applicable to dividends received by noncorporate shareholders, although, as described below under “Taxation of Holders of Common Stock—Dividends”, noncorporate holders of the Common Stock would generally be entitled to a deduction equal to 20 percent of certain dividends paid by the Fund.

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Notwithstanding the above, the Fund will have to pay U.S. federal income tax as follows:

•	First, the Fund will have to pay tax at the regular corporate rate on any undistributed real estate investment trust taxable income, including undistributed net capital gains.

•	Second, if the Fund has (a) net income from the sale or other disposition of “foreclosure property”, as defined in the Code, which is held primarily for sale to customers in the ordinary course of business or (b) other non-qualifying income from foreclosure property, it will have to pay tax at the corporate rate on that income.

•	Third, if the Fund has net income from “prohibited transactions”, as defined in the Code, the Fund will have to pay a 100% tax on that income. Prohibited transactions are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

•	Fourth, if the Fund should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below under “Requirements for Qualification—Income Tests”, but has nonetheless maintained its qualification as a REIT because the Fund has satisfied some other requirements, it will have to pay a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) 75% of the Fund’s gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 95% of the Fund’s gross income over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect the Fund’s profitability.

•	Fifth, if the Fund should fail to distribute during each calendar year at least the sum of (1) 85% of its REIT ordinary income for that year, (2) 95% of its REIT capital gain net income for that year and (3) any undistributed taxable income from prior periods, the Fund would have to pay a 4% excise tax on the excess of that required distribution over the sum of the amounts actually distributed and retained amounts on which income tax is paid at the corporate-level.

•	Sixth, if the Fund acquires any asset from a C corporation in certain transactions in which the Fund must adopt the basis of the asset or any other property in the hands of the C corporation as the basis of the asset in the hands of the Fund, and the Fund recognizes gain on the disposition of that asset during the 5-year period beginning on the date on which the Fund acquired that asset, then the Fund will have to pay tax on the built-in gain at the regular corporate rate.

•	Seventh, if the Fund derives “excess inclusion income” from a residual interest in a real estate mortgage investment conduit (a “REMIC”), or certain interests in a taxable mortgage pool (a “TMP”), the Fund could be subject to corporate level Federal income tax at the corporate rate to the extent that such income is allocable to certain types of tax-exempt shareholders that are not subject to unrelated business income tax, such as government entities.

•	Eighth, if the Fund receives non-arm’s-length income from a taxable REIT subsidiary (as defined under “Requirements for Qualification—Asset Tests”), or as a result of services provided by a taxable REIT subsidiary to tenants of the Fund, the Fund will be subject to a 100% tax on the amount of the Fund’s non-arm’s-length income.

•	Ninth, if the Fund fails to satisfy a REIT asset test, as described below, due to reasonable cause and the Fund nonetheless maintains its REIT qualification because of specified cure provisions, the Fund will generally be required to pay a tax equal to the greater of $50,000 or the corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused the Fund to fail such test.

•	Tenth, if the Fund fails to satisfy any provision of the Code that would result in its failure to qualify as a REIT (other than a violation of the REIT gross income tests or a violation of the asset tests

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described below) and the violation is due to reasonable cause, the Fund may retain its REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

Requirements for Qualification

The Code defines a REIT as a corporation, trust or association:

•	which is managed by one or more trustees or directors;

•	the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

•	that would otherwise be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

•	that is neither a financial institution nor an insurance company to which certain provisions of the Code apply;

•	the beneficial ownership of which is held by 100 or more persons;

•	during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals, as defined in the Code to include certain entities (the “not closely held requirement”); and

•	that meets certain other tests, including tests described below regarding the nature of its income and assets.

The Code provides that the conditions described in the first through fourth bullet points above must be met during the entire taxable year and that the condition described in the fifth bullet point above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

The Fund expects to satisfy the conditions described in the first through sixth bullet points of the preceding paragraph. In addition, the Fund’s charter provides for restrictions regarding the ownership and transfer of Common Stock. These restrictions are intended to assist the Fund in continuing to satisfy the share ownership requirements described in the fifth and sixth bullet points of the preceding paragraph.

Qualified REIT Subsidiaries.  A corporation that is a “qualified REIT subsidiary,” as defined in the Code (a “QRS”), will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a QRS will be treated as assets, liabilities and items of these kinds of the Fund, unless the Fund makes an election to treat such corporation as a TRS. Thus, in applying the requirements described in this section, the Fund’s QRSs (if any) will be ignored, and all assets, liabilities and items of income, deduction and credit of these subsidiaries will be treated as assets, liabilities and items of these kinds of the Fund.

Investments in Partnerships.  If a REIT is a partner in a partnership, Treasury regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to that share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, the Fund’s proportionate share of the assets, liabilities and items of income of any partnership in which the Fund is a partner will be treated as assets, liabilities and items of income of the Fund for purposes of applying the requirements described in this section. Thus, actions taken by partnerships in which the Fund owns an interest, either directly or through one or more tiers of partnerships or qualified REIT subsidiaries, can affect the Fund’s ability to satisfy the REIT income and asset tests and the determination of whether

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the Fund has net income from prohibited transactions. See the third bullet under the heading “Taxation of the Fund as a REIT” above for a brief description of prohibited transactions.

Taxable REIT Subsidiaries. A taxable REIT subsidiary (a “TRS”) is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a TRS. The election can be revoked at any time as long as the REIT and the TRS revoke such election jointly. In addition, if a TRS holds, directly or indirectly, more than 35% of the securities of any other corporation other than a REIT (by vote or by value), then that other corporation is also treated as a TRS. A corporation can be a TRS with respect to more than one REIT.

A TRS is subject to U.S. federal income tax at regular corporate rates (currently a maximum rate of 21%), and may also be subject to state and local taxation. Any dividends paid or deemed paid by any one of the Fund’s TRSs will also be taxable, either (1) to the Fund to the extent the dividend is retained by the Fund, or (2) to the Fund’s shareholders to the extent the dividends received from the TRS are paid to the Fund’s shareholders.

The Fund may hold more than 10% of the stock of a TRS without jeopardizing its qualification as a REIT notwithstanding the rule described below under “Asset Tests” that generally precludes ownership of more than 10% of any issuer’s securities. However, as noted below, in order for the Fund to qualify as a REIT, the securities of all of the TRSs in which the Fund has invested either directly or indirectly may not represent more than 20% of the total value of the Fund’s assets. The Fund expects that the aggregate value of all of its interests in TRSs, if any, will represent less than 20% of the total value of the Fund’s assets; however, the Fund cannot assure that this will always be true. Other than certain activities related to operating or managing a lodging or health care facility, a TRS may generally engage in any business including the provision of customary or non-customary services to tenants of the parent REIT.

Income Tests. In order to maintain its qualification as a REIT, the Fund annually must satisfy two gross income requirements.

•	First, the Fund must derive at least 75% of its gross income, excluding gross income from prohibited transactions, for each taxable year directly or indirectly from investments relating to real property, mortgages on real property or investments in REIT equity securities, including “rents from real property”, as defined in the Code, or from certain types of temporary investments. Rents from real property generally include expenses of the Fund that are paid or reimbursed by tenants.

•	Second, at least 95% of the Fund’s gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from real property investments as described in the preceding bullet point, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of these types of sources.

Rents that the Fund receives will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if the rents satisfy several conditions.

•	First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely because it is based on a fixed percentage or percentages of receipts or sales.

•	Second, the Code provides that rents received from a tenant will not qualify as rents from real property in satisfying the gross income tests if the REIT, directly or under the applicable attribution rules, owns a 10% or greater interest in that tenant; except that rents received from

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a TRS under certain circumstances qualify as rents from real property even if the Fund owns more than a 10% interest in the subsidiary. We refer to a tenant in which the Fund owns a 10% or greater interest as a “related party tenant.”

•	Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

•	Finally, for rents received to qualify as rents from real property, the REIT generally must not operate or manage the property or furnish or render services to the tenants of the property, other than through an independent contractor from whom the REIT derives no revenue or through a TRS. However, a REIT may directly perform certain services that landlords usually or customarily render when renting space for occupancy only or that are not considered rendered to the occupant of the property.

To the extent that the Fund earns rental income, the Fund expect such rental income to satisfy the requirements listed above.

The term “interest” generally does not include any amount received or accrued, directly or indirectly, if the determination of that amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term interest solely because the amount of the interest is based on a fixed percentage or percentages of receipts or sales.

Interest income and gain from the sale of a debt instrument issued by a “publicly offered REIT,” unless the debt instrument is secured by real property or an interest in real property, is not treated as qualifying income for purposes of the 75% gross income test (even though such instruments are treated as “real estate assets” as discussed below) but is treated as qualifying income for purposes of the 95% gross income test. A “publicly offered REIT” means a REIT that is required to file annual and periodic reports with the Securities and Exchange Commission under the Exchange Act.

From time to time, the Fund may enter into hedging transactions with respect to one or more of the Fund’s assets or liabilities. Hedging activities include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by Treasury regulations, any income the Fund derives from a hedging transaction that is clearly identified as such as specified in the Code, including gain from the sale or disposition of such a hedging transaction, will not constitute gross income for purposes of the 75% or 95% gross income tests, and therefore will be excluded for purposes of these tests, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by the Fund to acquire or carry real estate. The term “hedging transaction,” as used above, generally means any transaction the Fund enters into in the normal course of its business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by the Fund. The term “hedging transaction” also includes any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income tests (or any property that generates such income or gain), including gain from the termination of such a transaction. The term “hedging transaction” also includes hedges of other hedging transactions described in this paragraph. The Fund intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.

As a general matter, certain foreign currency gains recognized by the Fund, if any, are expected to be excluded from gross income for purposes of one or both of the gross income tests, as follows.

“Real estate foreign exchange gain” will be excluded from gross income for purposes of both the 75% and 95% gross income tests. Real estate foreign exchange gain generally includes foreign currency

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gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain qualified business units of a REIT.

“Passive foreign exchange gain” will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations that would not fall within the scope of the definition of real estate foreign exchange gain.

If the Fund fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for that year if it satisfies the requirements of other provisions of the Code that allow relief from disqualification as a REIT. These relief provisions will generally be available if:

•	The Fund’s failure to meet the income tests was due to reasonable cause and not due to willful neglect; and

•	The Fund files a schedule of each item of income in excess of the limitations described above in accordance with regulations to be prescribed by the U.S. Internal Revenue Service (the “IRS”).

The Fund might not be entitled to the benefit of these relief provisions, however. Even if these relief provisions apply, the Fund would have to pay a tax on the excess income. The tax will be a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) 75% of the Fund’s gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 95% of the Fund’s gross income over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect the Fund’s profitability.

Asset Tests. The Fund, at the close of each quarter of its taxable year, must also satisfy four tests relating to the nature of its assets.

•	First, at least 75% of the value of the Fund’s total assets must be represented by real estate assets, including (a) real estate assets held by the Fund’s QRSs, the Fund’s allocable share of real estate assets held by partnerships in which the Fund owns an interest and stock issued by another REIT, (b) for a period of one year from the date of the Fund’s receipt of proceeds of an offering of its Common Stock or publicly offered debt with a term of at least five years, stock or debt instruments purchased with these proceeds and (c) cash, cash items and government securities, and (d) certain debt instruments of publicly offered REITs (as defined above), interests in mortgages on interests in real property, personal property to the extent that rents attributable to the property are treated as rents from real property under the applicable Code section, and a mortgage secured by real property and personal property, provided that the fair market value of the personal property does not exceed 15% of the total fair market value of all property securing such mortgage.

•	Second, not more than 25% of the Fund’s total assets may be represented by securities other than those in the 75% asset class (except that not more than 25% of the REIT’s total assets may be represented by “nonqualified” debt instruments issued by publicly offered REITs). For this purpose, a “nonqualified” debt instrument issued by a publicly offered REIT is any real estate

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asset that would cease to be a real estate asset if the definition of a real estate asset was applied without regard to the reference to debt instruments issued by publicly offered REITs.

•	Third, not more than 20% of the Fund’s total assets may constitute securities issued by TRSs and of the investments included in the 25% asset class, the value of any one issuer’s securities, other than equity securities issued by another REIT or securities issued by a TRS, owned by the Fund may not exceed 5% of the value of the Fund’s total assets.

•	Fourth, the Fund may not own more than 10% of the vote or value of the outstanding securities of any one issuer, except for issuers that are REITs, QRSs or TRSs, or certain securities that qualify under a safe harbor provision of the Code (such as so-called “straight-debt” securities). Solely for the purposes of the 10% value test described above, the determination of the Fund’s interest in the assets of any partnership or limited liability company in which the Fund owns an interest will be based on the Fund’s proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

If the IRS successfully challenges the partnership status of any of the partnerships in which the Fund maintains a more than 10% vote or value interest, and the partnership is reclassified as a corporation or a publicly traded partnership taxable as a corporation, the Fund could lose its REIT status. In addition, in the case of such a successful challenge, the Fund could lose its REIT status if such recharacterization results in the Fund otherwise failing one of the asset tests described above.

Certain relief provisions may be available to the Fund if it fails to satisfy the asset tests described above after a 30-day cure period. Under these provisions, the Fund will be deemed to have met the 5% and 10% REIT asset tests if the value of the Fund’s nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of the Fund’s assets at the end of the applicable quarter and (b) $10,000,000, and (ii) the Fund disposes of the nonqualifying assets within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued. For violations due to reasonable cause and not willful neglect that are not described in the preceding sentence, the Fund may avoid disqualification as a REIT under any of the asset tests, after the 30-day cure period, by taking steps including (i) the disposition of the nonqualifying assets to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

Annual Distribution Requirements. The Fund, in order to qualify as a REIT, is required to distribute dividends, other than capital gain dividends, to the Fund’s shareholders in an amount at least equal to (1) the sum of (a) 90% of the Fund’s “real estate investment trust taxable income,” computed without regard to the dividends paid deduction and the Fund’s net capital gain, and (b) 90% of the Fund’s net after-tax income, if any, from foreclosure property minus (2) the sum of certain items of non-cash income.

In addition, if the Fund acquires an asset from a C corporation in a carryover basis transaction and disposes of such asset within five years of acquiring the asset, the Fund may be required to distribute at least 90% of the after-tax built-in gain, if any, recognized on the disposition of the asset.

These distributions must be paid in the taxable year to which the distributions relate, or in the following taxable year if declared before the Fund timely files its tax return for the year to which the distributions relate and if paid on or before the first regular dividend payment after the declaration. However, for U.S. federal income tax purposes, these distributions that are declared in October, November

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or December as of a record date in such month and actually paid in January of the following year will be treated as if the distributions were paid on December 31 of the year declared.

To the extent that the Fund does not distribute all of its net capital gain or distributes at least 90%, but less than 100%, of the Fund’s real estate investment trust taxable income, as adjusted, the Fund will have to pay tax on the undistributed amounts at regular ordinary and capital gain corporate tax rates. Furthermore, if the Fund fails to distribute during each calendar year at least the sum of (a) 85% of the Fund’s ordinary income for that year, (b) 95% of the Fund’s capital gain net income for that year and (c) any undistributed taxable income from prior periods, the Fund would have to pay a 4% excise tax on the excess of the required distribution over the sum of the amounts actually distributed and retained amounts on which income tax is paid at the corporate level.

The Fund intends to satisfy the annual distribution requirements. Since the ability to satisfy such requirements depends on distributions from underlying Eligible Component Funds over which the Fund has no control, there can be no assurance that the Fund will satisfy such distribution requirements in any particular year.

From time to time, the Fund may not have sufficient cash or other liquid assets to meet the 90% distribution requirement due to timing differences between (a) when the Fund actually receives income and when the Fund actually pays deductible expenses and (b) when the Fund includes the income and deducts the expenses in arriving at the Fund’s taxable income. If timing differences of this kind occur, in order to meet the 90% distribution requirement, the Fund may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

Under certain circumstances, the Fund may be able to rectify a failure to meet the distribution requirement for a year by paying “deficiency dividends” to shareholders in a later year, which may be included in the Fund’s deduction for dividends paid for the earlier year. Thus, the Fund may be able to avoid being taxed on amounts distributed as deficiency dividends; however, the Fund will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Interest Deduction Limitation

Section 163(j) of the Code limits the deductibility of net interest expense paid or accrued on debt properly allocable to a trade or business to 30% of “adjusted taxable income,” subject to certain exceptions. Any deduction in excess of the limitation is carried forward and may be used in a subsequent year, subject to the 30% limitation. Adjusted taxable income is determined without regard to certain deductions, including those for net interest expense, net operating loss carryforwards and, for taxable years beginning before January 1, 2022, depreciation, amortization and depletion. Provided the taxpayer makes a timely election (which is irrevocable), the 30% limitation does not apply to an electing real property trade or business. If this election is made, depreciable real property (including certain improvements) held by the relevant trade or business must be depreciated under the alternative depreciation system under the Code, which is generally less favorable than the generally applicable system of depreciation under the Code. Under Temporary Regulations, the Fund may be able to elect not to have the interest deduction limitation apply. If the Fund does not make the election, the new interest deduction limitation could result in the Fund having more REIT taxable income and thus increase the amount of distributions the Fund must make to comply with the REIT requirements and avoid incurring corporate level tax. Similarly, the limitation could cause the Fund’s TRSs to have greater taxable income and thus potentially greater corporate tax liability.

Penalty Tax

As a REIT, the Fund is subject to a 100% penalty tax with respect to certain transactions with taxable REIT subsidiaries. The Code imposes an excise tax of 100% on a REIT with respect to the gross

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income of a taxable REIT subsidiary that is attributable to services provided to, or on behalf of, the REIT (and not to services provided to tenants), less properly allocable deductions, to the extent that the reported amount of such income is adjusted by the IRS by reason of such reported amount being less than the amount that would have been paid to a party in an arm’s-length transaction.

Failure to Qualify as a REIT

If the Fund would otherwise fail to qualify as a REIT because of a violation of one of the requirements described above, the Fund’s qualification as a REIT will not be terminated if the violation is due to reasonable cause and not willful neglect and the Fund pays a penalty tax of $50,000 for the violation. The immediately preceding sentence does not apply to violations of the income tests described above or a violation of the asset tests described above, each of which has specific relief provisions that are described above.

If the Fund fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, the Fund will have to pay tax on the Fund’s taxable income at regular corporate rates. The Fund will not be able to deduct distributions to shareholders in any year in which the Fund fails to qualify, nor will the Fund be required to make distributions to shareholders. In this event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable to the shareholders as dividend income (which may be subject to tax at preferential rates) and corporate distributees may be eligible for the dividends-received deduction if such distributees satisfy the relevant provisions of the Code. In addition, a noncorporate stockholder would not be eligible for the 20% deduction in respect of certain REIT dividends. Unless entitled to relief under specific statutory provisions, the Fund will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. The Fund might not be entitled to the statutory relief described above in all circumstances.

Excess Inclusion Income

If the Fund holds a residual interest in a REMIC or certain interests in a TMP from which the Fund derives “excess inclusion income,” the Fund may be required to allocate such income among its shareholders in proportion to the dividends received by the Fund’s shareholders, even though the Fund may not receive such income in cash. To the extent that excess inclusion income is allocable to a particular shareholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the shareholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of shareholders that are otherwise generally exempt from U.S. federal income tax, and (3) would result in the application of U.S. federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty, to the extent allocable to most types of foreign shareholders.

Taxation of Holders of Common Stock

Dividends. As long as the Fund qualifies as a REIT, distributions made by the Fund out of its current or accumulated earnings and profits, and not designated as capital gain dividends, will constitute dividends taxable to the Fund’s taxable U.S. shareholders as ordinary income. Noncorporate U.S. shareholders will generally not be entitled to the preferential tax rate applicable to certain types of dividends (giving rise to “qualified dividend income”) except with respect to the portion of any distribution (a) that represents income from dividends the Fund received from a corporation in which the Fund owns shares (but only if such dividends would be eligible for the lower rate on dividends if paid by the corporation to its individual shareholders), (b) that is equal to the sum of the Fund’s real estate investment trust taxable income (taking into account the dividends paid deduction available to the Fund) and certain net built-in gain with respect to property acquired from a C corporation in certain transactions in which the Fund must adopt the basis of the asset in the hands of the C corporation for the Fund’s previous taxable year and less any taxes paid by

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the Fund during its previous taxable year, or (c) that represents earnings and profits that were accumulated in a non-REIT taxable year, in each case, provided that certain holding period and other requirements are satisfied at both the Fund and individual shareholder level.

For taxable years of the Fund beginning on or before December 31, 2025, noncorporate holders of shares in a REIT such as the Fund are entitled to a deduction equal to 20% of any “qualified REIT dividends”. Qualified REIT dividends are defined as any dividend from a REIT that is not a capital gain dividend or a dividend attributable to dividend income from U.S. corporations or certain non-U.S. corporations. A noncorporate U.S. shareholder’s ability to claim a deduction equal to 20% of qualified REIT dividends received may be limited by the shareholder’s particular circumstances. In addition, for any noncorporate U.S. shareholder that claims a deduction in respect of qualified REIT dividends, the maximum threshold for the accuracy-related penalty with respect to substantial understatements of income tax could be reduced from 10% to 5%. The deduction in respect of qualified REIT dividends is not available to corporate holders of shares in a REIT, such as regulated investment companies, or to noncorporate holders owning shares in a REIT indirectly through a corporate entity.

Noncorporate U.S. shareholders should consult their own tax advisors to determine the impact of tax rates on dividends received from the Fund and the ability to claim a deduction in respect of such dividends. Distributions made by the Fund will not be eligible for the dividends-received deduction in the case of U.S. shareholders that are corporations. Distributions made by the Fund that the Fund properly designates as capital gain dividends will be taxable to U.S. shareholders as gain from the sale of a capital asset held for more than one year, to the extent that such dividends do not exceed the Fund’s actual net capital gain for the taxable year, without regard to the period for which a U.S. shareholder has held its Common Stock. Thus, with certain limitations, capital gains dividends received by an individual U.S. Shareholder may be eligible for preferential rates of taxation. U.S. shareholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income. The maximum amount of dividends that may be designated by the Fund as capital gain dividends and as “qualified dividend income” with respect to any taxable year may not exceed the dividends paid by the Fund with respect to such year, including dividends paid by it in the succeeding taxable year that relate back to the prior taxable year for purposes of determining its dividends paid deduction. In addition, the IRS has been granted authority to prescribe regulations or other guidance requiring the proportionality of the designation for particular types of dividends (for example, capital gain dividends) among REIT shares.

To the extent that the Fund makes distributions not designated as capital gain dividends in excess of the Fund’s current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. shareholder. Thus, these distributions will reduce the adjusted basis that the U.S. shareholder has in the Common Stock for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. shareholder’s adjusted basis in the Common Stock will be taxable as capital gains, provided that the Common Stock has been held as a capital asset. For purposes of determining the portion of distributions on separate classes of Common Stock that will be treated as dividends for U.S. federal income tax purposes, current and accumulated earnings and profits will be allocated to distributions resulting from priority rights of Common Stock before being allocated to other distributions.

As described above, dividends authorized by the Fund in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months will be treated as both paid by the Fund and received by the shareholder on December 31 of that year, provided that the Fund actually pays the dividend on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any net operating losses or capital losses of the Fund.

 The Fund may make distributions to stockholders that are paid in Common Stock. In certain circumstances, these distributions may be intended to be treated as dividends for U.S. federal income tax

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purposes and a U.S. shareholder would, therefore, generally have taxable income with respect to such distributions of Common Stock and may have a tax liability on account of such distribution in excess of the cash (if any) that is received.

U.S. shareholders holding Common Stock at the close of the Fund’s taxable year will be required to include, in computing the U.S. shareholders’ long-term capital gains for the taxable year in which the last day of the Fund’s taxable year falls, the amount of the Fund’s undistributed net capital gain that the Fund designates in a written notice mailed to its shareholders. The Fund may not designate amounts in excess of the Fund’s undistributed net capital gain for the taxable year. Each U.S. shareholder required to include the designated amount in determining the shareholder’s long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by the Fund in respect of the undistributed net capital gains. U.S. shareholders to whom these rules apply will be allowed a credit or a refund, as the case may be, for the tax such shareholders are deemed to have paid. U.S. shareholders will increase their basis in the Common Stock by the difference between the amount of the includible gains and the tax deemed paid by the shareholders in respect of these gains.

Distributions made by the Fund and gain arising from a U.S. shareholder’s sale or exchange of Common Stock will not be treated as passive activity income. As a result, U.S. shareholders generally will not be able to apply any passive losses against that income or gain.

Sale or Exchange of Common Stock. When a U.S. shareholder sells or otherwise disposes of Common Stock, the shareholder will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the holder’s adjusted basis in the Common Stock for tax purposes. This gain or loss will be capital gain or loss if the U.S. shareholder has held the Common Stock as capital assets. The gain or loss will be long-term gain or loss if the U.S. shareholder has held the Common Stock for more than one year. Long-term capital gain of an individual U.S. shareholder is generally taxed at preferential rates. In general, any loss recognized by a U.S. shareholder when the shareholder sells or otherwise disposes of Common Stock that the shareholder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the shareholder from the Fund that were required to be treated as long-term capital gains.

Redemption of Common Stock. Beginning with the first calendar quarter following the one-year anniversary of the date that the Fund conducts its initial closing and acceptance of subscriptions, and on a quarterly basis thereafter, the Fund intends to offer to repurchase Common Shares on such terms as may be determined by the Board, in its sole discretion, unless, in the judgment of the Board, such repurchases would not be in the Fund’s best interests or would violate applicable law. While the Fund may, at the discretion of the Board, use cash on hand, cash available from borrowings and cash from the sale of investments as of the end of the applicable period to repurchase Common Shares, given the illiquid nature of the Fund’s investments, it generally expects to issue redeeming stockholders Redemption Shares on a one for one basis for each of its Common Shares in connection with the Share Repurchase Program. Such Redemption Shares will be redeemable at the Fund’s discretion at their then current net asset value per Redemption Share, and the Fund will generally commit in connection with each repurchase offer to use any available funds, either from new investor subscriptions or the disposition of the Fund’s investments, to redeem such Redemption Shares within one year after their issuance.

Any redemption of Common Stock for cash will be a taxable transaction for U.S. federal income tax purposes. If a redemption for cash by a U.S. shareholder is treated as a sale or redemption of such Common Stock for U.S. federal income tax purposes, the holder will recognize capital gain or loss equal to the difference between the purchase price and the U.S. shareholder’s adjusted tax basis in the Common Stock redeemed by the Fund. The gain or loss would be long-term capital gain or loss if the holding period for the Common Stock exceeds one year. The deductibility of capital losses may be subject to limitations.

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The receipt of cash by a shareholder in redemption of the Common Stock will be treated as a sale or redemption for U.S. federal income tax purposes if the redemption:

•	is “not essentially equivalent to a dividend” with respect to the holder under Section 302(b)(1) of the Code;

•	is a “substantially disproportionate” redemption with respect to the holder under Section 302(b)(2) of the Code; or

•	results in a “complete termination” of the holder’s stock interest in the Fund under Section 302(b)(3) of the Code.

In determining whether any of these tests has been met, a holder must take into account not only Common Stock or any other class of the Fund stock it actually owns, but also any Common Stock regardless of class it constructively owns within the meaning of Section 318 of the Code (including stock that is owned, directly or indirectly, by certain members of the holder’s family and certain entities (such as corporations, partnerships, trusts and estates) in which the holder has an equity interest as well as stock that may be acquired through options that it owns).

A distribution to a shareholder will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the shareholder’s stock interest (taking into account all Common Stock owned, regardless of class or series) in the Fund. Whether the receipt of cash by a shareholder will result in a meaningful reduction of the shareholder’s proportionate interest will depend on the shareholder’s particular facts and circumstances. If, however, as a result of a redemption of Common Stock, a U.S. shareholder whose relative stock interest (actual or constructive) in the Fund is minimal and who exercises no control over corporate affairs suffers a reduction in its proportionate interest in the Fund (including any ownership of stock constructively owned), the holder generally should be regarded as having suffered a “meaningful reduction” in its interest in the Fund.

Satisfaction of the “substantially disproportionate” and “complete termination” exceptions is dependent upon compliance with certain objective tests set forth in Section 302(b)(2) and Section 302(b)(3) of the Code. A distribution to a shareholder will be “substantially disproportionate” if the percentage of the Fund’s outstanding voting stock actually and constructively owned by the shareholder immediately following the redemption of Common Stock (treating Common Stock redeemed as not outstanding) is less than 80% of the percentage of the Fund’s outstanding voting stock actually and constructively owned by the shareholder immediately before the redemption (treating Common Stock redeemed pursuant to the tender offer as not outstanding), and immediately following the redemption the shareholder actually and constructively owns less than 50% of the total combined voting power of the Fund.

A distribution to a shareholder will result in a “complete termination” if either (1) all of the Common Stock and all other classes of the Fund’s stock actually and constructively owned by the shareholder are redeemed or (2) all of the Common Stock and the Fund’s other classes of stock actually owned by the shareholder are redeemed or otherwise disposed of and the shareholder is eligible to waive, and effectively waives, the attribution of the Fund’s stock constructively owned by the shareholder in accordance with the procedures described in Section 302(c)(2) of the Code.

Any redemption may not be a redemption of all of the Common Stock. If the Fund were to redeem less than all of the Common Stock, a shareholder’s ability to meet any of the three tests described above might be impaired. In consulting with their tax advisors, shareholders should discuss the consequences of a partial redemption of Common Stock on the amount of the Fund’s stock actually and constructively owned by such holder required to produce the desired tax treatment.

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If a U.S. shareholder’s receipt of cash attributable to a redemption of Common Stock for cash does not meet one of the tests of Section 302 of the Code described above, then the cash received by such holder in the tender offer will be treated as a dividend and taxed as described above.

Backup Withholding. The Fund will report to its U.S. shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, backup withholding may apply to a shareholder with respect to dividends paid unless the holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. The IRS may also impose penalties on a U.S. shareholder that does not provide the Fund with such shareholder’s correct taxpayer identification number. A shareholder may credit any amount paid as backup withholding against the shareholder’s income tax liability. In addition, the Fund may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to the Fund.

Taxation of Tax-Exempt Shareholders. The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt shareholder is not one of the types of entity described below and has not held its shares as “debt financed property” within the meaning of the Code, and the shares are not otherwise used in a trade or business, the dividend income from shares is not expected to be unrelated business taxable income to a tax-exempt shareholder. Similarly, income from the sale of shares is not expected to constitute unrelated business taxable income unless the tax-exempt shareholder has held the shares as “debt financed property” within the meaning of the Code or has used the shares in a trade or business.

Notwithstanding the above paragraph, tax-exempt shareholders will be required to treat as unrelated business taxable income any dividends paid by the Fund that are allocable to the Fund’s “excess inclusion” income, if any.

Income from an investment in Common Stock will constitute unrelated business taxable income for tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from U.S. federal income taxation under the applicable subsections of Section 501(c) of the Code, unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by the Common Stock. Prospective investors of the types described in the preceding sentence should consult such investors’ own tax advisors concerning these “set aside” and reserve requirements.

Notwithstanding the foregoing, however, a portion of the dividends paid by a “pension-held REIT” will be treated as unrelated business taxable income to any trust that:

•	is described in Section 401(a) of the Code;

•	is tax-exempt under Section 501(a) of the Code; and

•	holds more than 10% (by value) of the equity interests in the REIT.

Tax-exempt pension, profit-sharing and stock bonus funds that are described in Section 401(a) of the Code are referred to below as “qualified trusts.” A REIT is a “pension-held REIT” if:

•	it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by qualified trusts will be treated, for purposes of the “not closely

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held” requirement, as owned by the beneficiaries of the trust (rather than by the trust itself); and

•	either (a) at least one qualified trust holds more than 25% by value of the interests in the REIT or (b) one or more qualified trusts, each of which owns more than 10% by value of the interests in the REIT, hold in the aggregate more than 50% by value of the interests in the REIT.

The percentage of any REIT dividend treated as unrelated business taxable income to a qualifying trust is equal to the ratio of (a) the gross income of the REIT from unrelated trades or businesses, determined as though the REIT were a qualified trust, less direct expenses related to this gross income, to (b) the total gross income of the REIT, less direct expenses related to the total gross income. A de minimis exception applies where this percentage is less than 5% for any year.

The rules described above under the heading “U.S. Shareholders” concerning the inclusion of the Fund’s designated undistributed net capital gains in the income of its shareholders will apply to tax-exempt entities. Thus, tax-exempt entities will be allowed a credit or refund of the tax deemed paid by these entities in respect of the includible gains.

Medicare Tax.

A U.S. shareholder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the U.S. shareholder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. shareholder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income generally includes the holder’s dividend income and the holder’s net gains from the disposition of Common Stock, unless such dividends or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. shareholder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the Fund stock.

Other Tax Consequences

State or local taxation may apply to the Fund and its shareholders in various state or local jurisdictions, including those in which the Fund or its shareholders transact business or reside. The state and local tax treatment of the Fund and its shareholders may not conform to the U.S. federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in the Fund.

ITEM 24.      FINANCIAL STATEMENTS

The Fund will issue a complete set of financial statements on an annual basis prepared in accordance with generally accepted accounting principles.

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PART C – OTHER INFORMATION

ITEM 25.      FINANCIAL STATEMENTS AND EXHIBITS

1.           Financial Statements:

None.

2.           Exhibits:

(a)	Articles of Amendment and Restatement of the Fund

(b)	Amended and Restated Bylaws of the Fund

(c)	Not applicable

(d)	Not applicable

(e)	Distribution Reinvestment Plan

(f)	Not applicable

(g)	Investment Management Agreement by and between the Fund and IDR Investment Management, LLC

(h)	Not applicable

(i)	Not applicable

(j)	Form of Custody Agreement by and between the Fund and Wilmington Savings Fund Society, FSB

(k)	(1) Administration Agreement by and between the Fund and IDR Investment Management, LLC

(2) Trademark License Agreement by and between the Fund and IDR Investment Management, LLC

(3) Form of Services Agreement by and between the Fund and Envexergy, Inc. d/b/a RealBlocks

(4) Form of Services Agreement by and between the Fund and UMB Fund Services, Inc.

(5) Form of Services Agreement by and between the Fund and SS&C Technologies, Inc.

(6) Form of Escrow Agreement by and between the Fund and UMB Fund Services, Inc. and UMB Bank, N.A.

(l)	Not applicable

(m)	Not applicable

(n)	Not applicable

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(o)	Not applicable

(p)	Form of Initial Share Subscription Agreement by and between the Fund and IDR Investment Management, LLC

(q)	Not applicable

(r)	Joint Code of Ethics of the Fund, Adviser and certain other parties thereto

ITEM 26.      MARKETING ARRANGEMENTS

Not Applicable.

ITEM 27.      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Blue Sky Fees	$50,000
Printing	$50,000
Legal Fees	$1,150,000
Miscellaneous Fees and Expenses	$50,000

Total	$1,300,000

______________________

The amounts set forth above are estimates. All of the expenses set forth above will be borne by the Fund.

ITEM 28.      PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

No person is directly or indirectly controlled by or under common control with the Registrant, except that the Registrant may be deemed to be controlled by the Manager. Immediately prior to this offering, the Manager will own 100% of the Fund’s outstanding common stock. Following the completion of this offering, the share ownership position in the Fund of the Manager is expected to represent less than 1% of the Fund’s outstanding common stock. Information regarding the ownership of the Manager is set forth in Item 9(b) and its Form ADV, as filed with the Securities and Exchange Commission (SEC File No. 801-108809), each of which is incorporated herein by reference.

ITEM 29.      NUMBER OF HOLDERS OF SECURITIES

The following table sets forth the number of record holders of the Fund’s capital shares as of August 2, 2019.

Title of Class	Number of Record Holders
Shares of Common Stock	1

ITEM 30.      INDEMNIFICATION

Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and that is material to the cause of action. Our charter contains such a provision which eliminates directors’ and officers’ liability to the maximum extent permitted by Maryland law, subject to the requirements of the 1940 Act.

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Maryland law requires a corporation (unless its charter provides otherwise, which ours does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. Maryland law permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to or in which they may be made, or threatened to be made, a party or witness by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (1) was committed in bad faith or (2) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. Under Maryland law, a Maryland corporation may not indemnify a director or officer in a suit by the corporation or in its right in which the director or officer was adjudged liable to the corporation or in a suit in which the director or officer was adjudged liable on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the corporation or in its right, or for a judgment of liability on the basis that a personal benefit was improperly received, is limited to expenses. In addition, Maryland law permits a corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of (a) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (b) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the standard of conduct was not met.

Our charter obligates us, to the maximum extent permitted by Maryland law and subject to the requirements of the 1940 Act, to indemnify any present or former director or officer of the Fund or any individual who, while a director or officer of the Fund and at our request, serves or has served another corporation, real estate investment trust, partnership, joint venture, limited liability company, trust, employee benefit plan or other enterprise as a director, officer, partner, manager, member or trustee, who is made, or threatened to be made, a party to, or witness in, a proceeding by reason of his or her service in such capacity from and against any claim or liability to which that person may become subject or which that person may incur by reason of his or her status as such and to pay or reimburse their reasonable expenses in advance of final disposition of a proceeding. Our charter also permits us to indemnify and advance expenses to any person who served a predecessor of ours in any of the capacities described above and any of our employees or agents or any employees or agents of our predecessor. In accordance with the 1940 Act, we will not indemnify any person for any liability to which such person would be subject by reason of such person’s willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

The Manager and its affiliates (each, an “Indemnitee”) are not liable to us for (i) mistakes of judgment or for action or inaction that such person reasonably believed to be in our best interests absent such Indemnitee’s gross negligence, knowing and willful misconduct, or fraud, or (ii) losses or expenses due to mistakes of judgment, action or inaction, or the negligence, dishonesty or bad faith of any broker or other agent of the Fund who is not an affiliate of such Indemnitee, provided that such person was selected, engaged or retained without gross negligence, willful misconduct, or fraud.

We will indemnify each Indemnitee against any liabilities relating to the offering of our shares or our business, operation, administration or termination, if the Indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, our interests and except to the extent arising out of the Indemnitee’s gross negligence, fraud or knowing and willful misconduct. We may pay the expenses incurred by the Indemnitee in defending an actual or threatened civil or criminal action in advance of the final disposition

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of such action; provided that the Indemnitee agrees to repay those expenses if found by adjudication not to be entitled to indemnification.

The Manager, a Delaware limited liability company, serves as our Manager. The Management Agreement provides that, absent willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Manager and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from the Fund for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Manager’s services under the Management Agreement or otherwise as an investment adviser of the Fund.

The Manager, a Delaware limited liability company, serves as our Administrator. The Administration Agreement provides that, absent willful misfeasance, bad faith or negligence in the performance of its duties or by reason of the reckless disregard of its duties and obligations, the Manager and its officers, managers, partners, agents, employees, controlling persons, members and any other person or entity affiliated with it are entitled to indemnification from the Fund for any damages, liabilities, costs and expenses (including reasonable attorneys’ fees and amounts reasonably paid in settlement) arising from the rendering of the Manager’s services under the Administration Agreement or otherwise as Administrator for the Fund.

Insofar as indemnification for liability arising under the Securities Act may be permitted to directors, officers and controlling persons of the Fund pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Fund in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have entered into indemnification agreements with each of the Fund’s directors. The indemnification agreements provide the directors the maximum indemnification and advance of expenses permitted under Maryland law and the 1940 Act. Each indemnification agreement provides that we will indemnify the director who is a party to the agreement.

ITEM 31.      BUSINESS AND OTHER CONNECTIONS OF INVESTMENT MANAGER

A description of any other business, profession, vocation, or employment of a substantial nature in which the Manager, and each director, executive officer or partner of the Manager, is or has been during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, partner or trustee, is set forth in Part A of this Registration Statement in Items 18 through 21. Additional information regarding the Manager and its officers and directors is set forth in its Form ADV, as filed with the Securities and Exchange Commission (SEC File No. 801-108809), and is incorporated herein by reference.

ITEM 32.      LOCATION OF ACCOUNTS AND RECORDS

All accounts, books and other documents required to be maintained by Section 31(a) of the 1940 Act, and the rules thereunder are maintained at the offices of:

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the Registrant, IDR Core Property Index Fund Ltd, 1111 E. Superior Avenue, Suite 1100, Cleveland, Ohio 44114;

the Transfer Agent UMB Fund Services, Inc., 235 W. Galena Street, Milwaukee, Wisconsin 53212; and

the Custodian, Wilmington Savings Fund Society, FSB, 500 Delaware Avenue, 11th Floor, Wilmington, DE 19801; and

the Adviser, IDR Investment Management, LLC, 1111 E. Superior Avenue, Suite 1100, Cleveland, Ohio 4114; and

the Administrator, IDR Investment Management, LLC, 1111 E. Superior Avenue, Suite 1100, Cleveland, Ohio 44114.

ITEM 33.      MANAGEMENT SERVICES

Not applicable.

ITEM 34.      UNDERTAKINGS

Not applicable.

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Pursuant to the requirements of the 1940 Act, the Fund has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland and the State of Ohio, on the 2nd day of October, 2020.

IDR CORE PROPERTY INDEX FUND LTD
(Name of Registrant)

By:	/s/ Gary A. Zdolshek
Name: Gary A. Zdolshek
Title: Chief Executive Officer and President